UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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SPX FLOW, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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13320 Ballantyne Corporate Place Charlotte, North Carolina 28277 Telephone: (704) 752‑4400 Facsimile: (704) 752‑4405	Marcus G. Michael President and Chief Executive Officer

March 29, 2016

Fellow Stockholders:

You are cordially invited to attend the SPX FLOW, Inc. (“SPX FLOW”) Annual Meeting of Stockholders on May 11, 2016 at 8:00 a.m. (Eastern Time), at the offices of SPX FLOW, 13320 Ballantyne Corporate Place, Charlotte, North Carolina, 28277.

All SPX FLOW stockholders of record at the close of business on March 18, 2016 are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to vote by telephone, mail, or over the internet as soon as possible.

Along with the other members of your Board of Directors, I look forward to personally greeting those stockholders who attend this year’s meeting. On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued interest in the business of SPX FLOW.

Sincerely,

Marcus G. Michael
President and Chief Executive Officer

13320 Ballantyne Corporate Place Charlotte, North Carolina 28277 Telephone: (704) 752‑4400 Facsimile: (704) 752‑4405

Notice of Annual Meeting of Stockholders

Meeting Date:	Wednesday, May 11, 2016
Time:	8:00 a.m.
Location:	13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277

The principal business of the Annual Meeting will be to:

1.	Elect three directors for a three‑year term;
2.	Conduct an advisory vote on the compensation of our named executive officers;
3.	Conduct an advisory vote on how often stockholders will vote on the compensation of our named executive officers;
4.

Re-approve material terms allowing for the granting of certain performance-based awards under our SPX FLOW Stock Compensation Plan for purposes of qualifying our executive compensation for deductibility under Section 162(m) of the Internal Revenue Code;

5.

Re-approve material terms allowing for the granting of certain performance-based awards under our SPX FLOW Executive Annual Bonus Plan for purposes of qualifying our executive compensation for deductibility under Section 162(m) of the Internal Revenue Code;

6.	Ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2016; and
7.	Transact any other business as may properly come before the meeting or any adjournment thereof.

You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record at the close of business on March 18, 2016. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

This year, we are again electronically disseminating Annual Meeting materials to some of our stockholders, as permitted under the “Notice and Access” rules approved by the Securities and Exchange Commission. Stockholders for whom Notice and Access applies will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the internet. The Notice also provides instructions on how to obtain paper copies if preferred.

By Order of the Board of Directors,

Stephen A. Tsoris
Vice President, Secretary and General Counsel

Charlotte, North Carolina
March 29, 2016

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting of Stockholders:
The Notice of Annual Meeting, Proxy Statement and our 2015 Annual Report to Stockholders are available electronically at
http://www.edocumentview.com/FLOW

Page
Questions and Answers	1
Election of Directors	6
Corporate Governance	10
Board Committees	16
Director Compensation	19
Director Compensation Table	20
Ownership of Common Stock	21
Section 16(a) Beneficial Ownership Reporting Compliance	23
Executive Compensation	24
Compensation Discussion and Analysis	24
Compensation Committee Report	37
Summary Compensation Table for 2015	38
Grants of Plan‑Based Awards in 2015	41
Outstanding Equity Awards at Fiscal Year‑End 2015	42
Option Exercises and Stock Vested in 2015	44
Pension Benefits	44
Nonqualified Deferred Compensation in 2015	45
Potential Payments Upon Termination or Change‑in‑Control	47
Risk Analysis	52
Equity Compensation Plan Information	54
Audit Committee Report	55
Advisory Vote to Approve the Compensation of our Named Executive Officers	56
Advisory Vote on the Frequency of the Stockholder Vote to Approve the Compensation of Our Named Executive Officers	61
Re-Approval of material terms allowing for the granting of certain performance-based awards under our SPX FLOW Stock Compensation Plan for purposes of qualifying our executive compensation for deductibility under Section 162(m) of the Internal Revenue Code	62
Re-Approval of material terms allowing for the granting of certain performance-based awards under our SPX FLOW Executive Annual Bonus Plan for purposes of qualifying our executive compensation for deductibility under Section 162(m) of the Internal Revenue Code	70
Ratification of the Appointment of Independent Public Accountants	74
Annual Report on Form 10‑K	75
APPENDIX A - STOCK COMPENSATION PLAN	A-1
APPENDIX B - EXECUTIVE ANNUAL BONUS PLAN.	B-1

2016 Proxy Statement i

Questions and Answers

Why am I receiving these materials?

We are mailing or making available these materials to you because we are soliciting your proxy to vote your shares in connection with the SPX FLOW, Inc. Annual Meeting, scheduled to take place on May 11, 2016, or at any adjournments or postponements of this meeting. We are first mailing or making available to stockholders this proxy statement, our Annual Report to Stockholders for the year ended December 31, 2015 and related materials on or about March 29, 2016.

Are the Proxy Materials available electronically?

Our proxy statement and our fiscal 2015 Annual Report to Stockholders are also available at our website at http://www.spxflow.com. Additionally, and in accordance with Securities and Exchange Commission (“SEC”) rules, you may access our proxy statement at http://www.edocumentview.com/FLOW, which does not have “cookies” that identify visitors to the site.

Why did I receive a one‑page Notice of Internet Availability of Proxy Materials rather than a full set of Proxy Materials?

SEC rules allow companies to provide stockholders with access to Proxy Materials over the internet rather than mailing the materials to stockholders. Accordingly, to conserve natural resources and reduce costs, we are sending many of our stockholders a Notice of Internet Availability of Proxy Materials. The Notice provides instructions for accessing the Proxy Materials on the website referred to in the Notice or for requesting printed copies of the Proxy Materials. The Notice also provides instructions for requesting the delivery of the Proxy Materials for future Annual Meetings in printed form.

How can I attend the Annual Meeting?

You may attend the Annual Meeting if you were an SPX FLOW stockholder of record as of the close of business on March 18, 2016 or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are a stockholder of record or hold your shares through the SPX Corporation or SPX FLOW 401(k) Plan, your name will be verified against the list of stockholders of record or plan participants on the record date prior to your being admitted to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you should provide proof of beneficial ownership on the record date, such as a recent account statement showing your ownership, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

What am I voting on?

We are soliciting your vote on:

1.	The election of three directors for a three‑year term;
2.	The compensation of our named executive officers (sometimes referred to as “Say on Pay”);
3.	How often stockholders will vote on the compensation of our named executive officers (sometimes referred to as “Say When on Pay”);
4.

Re-approving material terms allowing for the granting of certain performance-based awards under our SPX FLOW Stock Compensation Plan for purposes of qualifying our executive compensation for deductibility under Section 162(m) of the Internal Revenue Code;

5.

Re-approving material terms allowing for the granting of certain performance-based awards under our SPX FLOW Executive Annual Bonus Plan for purposes of qualifying our executive compensation for deductibility under Section 162(m) of the Internal Revenue Code; and

6.	Ratifying the appointment of Deloitte & Touche LLP as our independent public accountants for 2016.

Who is entitled to vote?

Stockholders at the close of business on March 18, 2016 (the record date) are entitled to vote. On that date, there were 41,551,003 shares of SPX FLOW common stock outstanding.

2016 Proxy Statement 1

Questions and Answers

How many votes do I have?

Each share of SPX FLOW common stock that you own entitles you to one vote.

Can I vote in person at the Annual Meeting?

Yes. If you were a stockholder on the record date, you can vote your shares of common stock in person at the Annual Meeting. If your shares are held through a broker, trustee or nominee, you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm, trustee or bank authorizing you to vote the shares it holds for you in its name. If you attend the meeting and vote your shares by ballot, your vote at the meeting will revoke any vote you submitted previously.

Even if you currently plan to attend the meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

How do I vote if I don’t attend the Annual Meeting?

If your shares are held through a broker, trustee or nominee, you may vote your shares before the meeting over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received or, if you received a voting instruction form from your brokerage firm, bank, or other similar entity by mail, by completing, signing, and returning the form you received. You should check your voting instruction form to see if telephone or internet voting is available to you.

If your shares are held in your name, you may vote your shares before the meeting over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received for that account.

If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, this means you hold shares of our common stock in more than one account. You should complete, sign, date, and return each proxy card or vote all shares over the internet or by telephone for each of your accounts. If you vote over the internet or by telephone, you should not mail back the related proxy card.

How does discretionary voting authority apply?

If you sign, date and return your proxy card, your vote will be cast as you direct. If your proxy card does not indicate how you want to vote, you give authority to Marcus G. Michael and Jeremy W. Smeltser to vote on the items discussed in these Proxy Materials and any other matter properly brought at the Annual Meeting. In such a case, your vote will be cast:

•	FOR the election of the director nominees;
•	FOR the approval of the compensation of our named executive officers;
•	FOR holding an advisory vote on the compensation of our named executive officers each year;
•

FOR re-approval of material terms allowing for the granting of certain performance-based awards under our SPX FLOW Stock Compensation Plan for purposes of qualifying our executive compensation for deductibility under Section 162(m) of the Internal Revenue Code;

•

FOR re-approval of material terms allowing for the granting of certain performance-based awards under our SPX FLOW Executive Annual Bonus Plan for purposes of qualifying our executive compensation for deductibility under Section 162(m) of the Internal Revenue Code;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for 2016; and
•	FOR or AGAINST any other properly raised matters at the discretion of Messrs. Michael and Smeltser.

May I revoke my proxy?

You may revoke your proxy in one of four ways at any time before it is exercised:

1.	Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy.
2.	Submit another proxy with a later date.
3.	Vote by telephone or internet after you have given your proxy.
4.	Vote in person at the Annual Meeting.

2 2016 Proxy Statement

Questions and Answers

What constitutes a quorum?

The presence, in person or by proxy, of the holders of one‑third of the total number of shares of SPX FLOW stock issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or internet, or if you attend the Annual Meeting.

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all the proposals because that holder does not have voting authority and has not received voting instructions from you (so‑called “broker non‑votes”) are also considered “shares present” for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent public accountants, even if they do not receive voting instructions from you.

What vote is required to approve each proposal?

PROPOSAL	VOTE REQUIRED	BROKER DISCRETIONARY VOTING ALLOWED
Election of Directors		No
Say on Pay	Majority of Votes Cast	No
Say When on Pay		No

Re-Approval of material terms allowing for the granting of certain performance-based awards under our SPX FLOW Stock Compensation Plan for purposes of qualifying our executive compensation for deductibility under Section 162(m) of the Internal Revenue Code

No

Re-Approval of material terms allowing for the granting of certain performance-based awards under our SPX FLOW Executive Annual Bonus Plan for purposes of qualifying our executive compensation for deductibility under Section 162(m) of the Internal Revenue Code

	Majority of Shares Present or Represented by Proxy and Entitled to Vote	No
Ratification of Deloitte & Touche LLP as our independent public accountants for 2016		Yes
Other Proposals		No

A majority of votes cast means that the number of shares voted for a director or proposal must exceed the number of shares voted against that director or proposal.

Our by-laws provide that each director shall be elected by a majority of votes cast, provided that in a contested election, directors are elected by a plurality of the votes represented in person or by proxy at the meeting. An election is contested if the number of nominees exceeds the number of directors to be elected. Whether or not an election is contested is determined ten days in advance of the date we file our definitive proxy statement with the SEC. In the event a resignation is triggered as a result of a director not receiving a majority vote, the Nominating and Governance Committee will consider the resignation and make a recommendation to the Board on whether to accept or reject it, or whether other action should be taken. The Board will consider the Committee’s recommendation and publicly disclose its decision and the rationale behind it in a Current Report on Form 8-K filed with the SEC within 90 days from the date of the certification of the election results.

Impact of Abstentions or Broker Non‑Votes

An abstention is not considered as a share voted and will not impact the election of directors or the Say on Pay or Say When on Pay vote. However, since an abstention is considered a share present or represented by proxy and entitled to vote, as one less vote for re-approval it will have the effect of a vote against the re-approval of material terms allowing for the granting of certain performance-

2016 Proxy Statement 3

Questions and Answers

based awards under our SPX FLOW Stock Compensation Plan or our SPX FLOW Executive Annual Bonus Plan, the ratification of our independent public accountants and other proposals that may be brought before the Annual Meeting.

A broker non-vote is not considered as a share voted or entitled to vote and will not impact the vote on any of the proposals.

The New York Stock Exchange (the “NYSE”) does not consider the election of directors, matters relating to compensation or the votes to re-approve material terms allowing for the granting of certain performance-based awards under our SPX FLOW Stock Compensation Plan or our SPX FLOW Executive Annual Bonus Plan to be routine. Unless the broker has received instructions from you, any broker holding shares for you will not have the ability to cast votes with respect to those proposals. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to these matters is counted.

How do I submit a stockholder proposal?

For a proposal to be included in our proxy statement for the 2017 Annual Meeting, you must submit it no later than November 29, 2016. Your proposal must be in writing and comply with the proxy rules of the SEC. You should send your proposal to our Corporate Secretary at our address on the cover of this proxy statement.

You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2017 Annual Meeting. We must receive this type of proposal in writing on or after December 12, 2016, but no later than January 11, 2017.

As detailed in our by‑laws, to bring a proposal other than the nomination of a director before an annual meeting, your notice of proposal must include: (1) a brief description of the business you want to bring before the meeting; (2) the reasons for conducting such business at the meeting; (3) your name and address as they appear on our stock records, as well as the name and address of any beneficial owner of the shares; (4) the class and number of shares of SPX FLOW stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (5) a statement that you are a record holder of SPX Flow shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to present the proposal; (6) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date); (7) any material interest you or any beneficial owner may have in the business you want to bring before the meeting; (8) a description of all agreements, arrangements and understandings between you or any beneficial owner and any other persons (including their names) in connection with the proposal of the business; and (9) any other information regarding you or any beneficial owner that would be required under the SEC’s proxy rules and regulations.

How do I recommend a director nominee?

If you wish to recommend a nominee for director for the 2017 Annual Meeting, our Corporate Secretary must receive your written nomination between December 12, 2016, and January 11, 2017. You should submit your proposal to our Corporate Secretary at our address on the cover of this proxy statement. As detailed in our by‑laws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include: (1) your name and address, as well as the name and address of any beneficial owner of the shares, and the name and address of the nominee; (2) the class and number of shares of SPX FLOW stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (3) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date); (4) a statement that you are a record holder of SPX FLOW shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (5) any material interest you or any beneficial owner may have in the director nomination; (6) a description of all arrangements or understandings between you and any other persons pursuant to which you are making the nomination; (7) any other information regarding you, any beneficial owner, or the nominee that the rules of the SEC require to be included in a proxy statement; (8) the nominee’s agreement to serve as a director if elected; and (9) a statement as to whether each nominee, if elected, intends to tender, promptly following his or her election or re‑election, an irrevocable resignation effective upon his or her failure to receive the required vote for re‑election at the next meeting at which he or she would face re‑election and the acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Guidelines. In addition, any director nominee must provide information we may reasonably request in order for us to determine the eligibility of such nominee to serve as an independent director.

Who pays to prepare, mail, and solicit the proxies?

We will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the Proxy Materials to the beneficial owners of SPX FLOW common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing Proxy Materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially

4 2016 Proxy Statement

Questions and Answers

compensated. We have retained D.F. King to assist us in soliciting your proxy and will pay them an estimated fee of $12,500 plus reasonable out‑of‑pocket expenses. D.F. King will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of SPX FLOW common stock. If so, we will supply them with additional copies of the Proxy Materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the Proxy Materials to the beneficial owners of SPX FLOW common stock.

2016 Proxy Statement 5

Proposal No. 1 — Election of Directors

Eight directors currently serve on our Board of Directors. The directors are divided into three classes. There are currently three directors in the first class, two directors in the second class, and three directors in the third class.

At this Annual Meeting, you will be asked to elect three directors for the third class, Ms. Altman, Mr. Campbell, and Mr. Michael. Five directors will continue to serve on the Board of Directors as described below.

Each of the director nominees is a current SPX FLOW director and, if elected, will serve for a term of three years, until a qualified successor director has been elected, or until he or she resigns, retires or is removed by the stockholders for cause.

Each nominee has agreed to tender, promptly following his or her election or re‑election, an irrevocable resignation effective upon his or her failure to receive the required vote for re‑election at the next meeting at which he or she would face re‑election and the acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Guidelines.

Your shares will be voted as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the election of each of Ms. Altman, Mr. Campbell, and Mr. Michael. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, your shares will be voted FOR that other person. The Board of Directors does not anticipate that any of the nominees will be unable to serve.

NOMINEES TO SERVE UNTIL 2019 ANNUAL MEETING

Anne K. Altman Age: 57 Director Since: 2015

Anne K. Altman retired from International Business Machines Corporation, where she served in a number of roles, beginning in 1981. Most recently, Ms. Altman served as General Manager, IBM US Federal and Government Industries, Washington D.C., since 2013. She also served on the IBM Performance Team and on the Advisory Board to IBM’s Industry Academy. From 2009 until to 2013, Ms. Altman served as General Manager, Global Public Sector. Ms. Altman serves on the Executive Committee and as Vice Chairman of the Northern Virginia Technology Council, on the Executive Committee and as Technology Council Chair of the Professional Services Council, and on the Executive Committee and Nominating Committee, as well as Treasurer, of the National Symphony Orchestra. Ms. Altman has served on the SPX FLOW, Inc. Board since its spin-off from SPX Corporation in 2015. Prior to that she served on the SPX Corporation Board, beginning in March, 2015.

Ms. Altman brings extensive information technology experience, including with respect to cybersecurity. Ms. Altman also contributes expertise with dealing and building relationships with government and regulatory agencies. Additionally, Ms. Altman offers valuable marketing, organizational management, and workforce optimization skills.

Patrick D. Campbell Age: 63 Director Since: 2015

Patrick D. Campbell is the retired Senior Vice President and Chief Financial Officer of 3M Company, a position he held from 2002 to 2011. Prior to his tenure with 3M, Mr. Campbell was Vice President of International and Europe for General Motors Corporation, where he served in various finance functions during his 25 years with the company. Mr. Campbell is also a director of Stanley Black & Decker and Solera Holdings, Inc. Mr. Campbell has served on the SPX FLOW, Inc. Board since its spin-off from SPX Corporation in 2015. Prior to that he served on the SPX Corporation Board, beginning in March, 2014.

As the former Senior Vice President and Chief Financial Officer of 3M Company, Mr. Campbell has expert knowledge in finance. In addition to responsibilities for traditional finance functions at 3M, Mr. Campbell was also responsible for Mergers and Acquisitions and Information Technology, and offers significant expertise in each of those areas. Mr. Campbell’s broad range of experience at General Motors, including his role as Vice President and Chief Financial Officer, General Motors International Operations, gives Mr. Campbell a diverse and international knowledge base.

6 2016 Proxy Statement

Proposal No. 1 — Election of Directors

Marcus G. Michael Age: 52 Director Since: 2016

Marcus G. Michael is President and Chief Executive Officer, having succeeded Christopher J. Kearney effective January 1, 2016. He was also named a director at that time. He was previously President of our Food and Beverage segment. Prior to our spin-off, he was President, Flow Technology—Food and Beverage of SPX Corporation, and was appointed an officer of SPX Corporation in December 2014. He joined SPX Corporation in 2003 and prior to his most recent position held various senior positions within the company, including President of the company’s global evaporative and dry cooling businesses and President of Flow Technology’s EMEA region. Prior to joining SPX Corporation, Mr. Michael held positions at General Electric and TDK Corporation.

Mr. Michael brings a strong operating background to our Board and, as the only member of SPX FLOW management to serve on the Board, also contributes a level of understanding of our company not easily attainable by an outside director.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR EACH OF THE DIRECTOR NOMINEES

DIRECTORS CONTINUING UNTIL 2017 ANNUAL MEETING

Robert F. Hull, Jr. Age: 51 Director Since 2015

Robert F. Hull, Jr. has served as the Chief Financial Officer of Lowe’s Companies, Inc. since March 2003. He joined Lowe’s in 1999 as Vice President of Financial Planning and Analysis and has more than 25 years of financial expertise, including deep knowledge and expertise in financial statement analysis and tax, treasury and accounting matters, as well as investor relations. Mr. Hull has served on the SPX FLOW, Inc. Board since its spin-off from SPX Corporation in 2015. Prior to that he served on the SPX Corporation Board, beginning in August, 2014.

Mr. Hull contributes a strong financial expertise, including with respect to financial statement analysis, tax‑related matters, treasury, accounting, and investor relations. Mr. Hull also brings a wealth of knowledge relating to loss prevention, supply chain efficiencies, indirect sourcing, corporate facility oversight, and risk management.

2016 Proxy Statement 7

Proposal No. 1 — Election of Directors

David V. Singer Age: 60 Director Since: 2015

David V. Singer is the former Chief Executive Officer of Snyder’s‑Lance, Inc. (“Snyder’s‑Lance”), a manufacturer and marketer of snack foods throughout the United States and internationally. Mr. Singer served as CEO and a Director of Snyder’s‑Lance from its formation in 2010 until 2013. Mr. Singer was the President and CEO of Lance, Inc. (“Lance”) from 2005 until its merger with Snyder’s of Hanover, Inc. (“Snyder’s”) in 2010. Mr. Singer also served as a director of Lance from 2003 until the merger with Snyder’s. Beginning in 2005, Mr. Singer led a decisive turnaround at Lance, overhauling supply chain, sales, marketing and distribution. In late 2010, he guided Lance’s merger with Snyder’s. Mr. Singer previously served as Chief Financial Officer of Charlotte‑based Coca‑Cola Bottling Co. Consolidated, a beverage manufacturer and distributor, from 2001 to 2005. Mr. Singer is also a director of Flowers Foods, Inc., Brunswick Corporation, and Hanesbrands, Inc. Mr. Singer has served on the SPX FLOW, Inc. Board since its spin-off from SPX Corporation in 2015. Prior to that he served on the SPX Corporation Board, beginning in January, 2013.

Mr. Singer brings extensive board governance, management and financial experience to the Board as well as significant knowledge of the food and beverage industries, one of our key markets. He also offers experience in corporate finance and mergers and acquisition expertise.

DIRECTORS CONTINUING UNTIL 2018 ANNUAL MEETING

Christopher J. Kearney Age: 60 Director Since: 2015

Christopher J. Kearney is Chairman of the Board, and retired President and Chief Executive Officer of SPX FLOW and served in the same roles at SPX Corporation prior to our spin-off. He was named President and Chief Executive Officer of SPX Corporation in December 2004, and was appointed Chairman in May 2007. He joined SPX Corporation in February 1997 as Vice President, Secretary and General Counsel. Prior to joining SPX Corporation, he was Senior Vice President and General Counsel of Grimes Aerospace Company, a leading manufacturer of aircraft lighting equipment, engine system components and electronic systems. His business experience also includes positions at Borg‑Warner Chemicals as Senior Attorney and Senior Counsel at General Electric’s global materials business. Mr. Kearney holds an undergraduate degree from the University of Notre Dame and a law degree from DePaul University Law School. Mr. Kearney is a Member of the Advisory Council for University Libraries, University of Notre Dame, and is the Chairman of the Board of the Foundation For The Carolinas. Mr. Kearney is also a director of SPX Corporation and Nucor Corporation.

Mr. Kearney brings valuable business and mergers and acquisitions experience and a strong legal perspective to our Board. Mr. Kearney, due to his long service as the President and CEO of our company and, prior to our spin-off, SPX Corporation, also contributes a deep level of understanding of our company.

8 2016 Proxy Statement

Proposal No. 1 — Election of Directors

Terry S. Lisenby Age: 65 Director Since: 2015

Terry S. Lisenby is the retired Chief Financial Officer, Treasurer and Executive Vice President of Nucor Corporation, a steel manufacturing company, a position he held from 2000 until the end of 2009. He previously served as a Vice President and Corporate Controller of Nucor from 1991 to 1999. Mr. Lisenby began his career with Nucor as Corporate Controller in 1985. Mr. Lisenby has served on the SPX FLOW, Inc. Board since its spin-off from SPX Corporation in 2015. Prior to that he served on the SPX Corporation Board, beginning in January, 2011.

Mr. Lisenby contributes a strong understanding of finance and accounting to our Board. In addition, Mr. Lisenby brings an extensive manufacturing and operations background, with expertise in supply chain management, among other things. Mr. Lisenby also provides valuable expertise in mergers and acquisitions and integration of new acquisitions.

Emerson U. Fullwood Age: 68 Director Since: 2015

Emerson U. Fullwood is the retired Corporate Vice President of Xerox Corporation, a position to which he was named in 1996. In 2004, he assumed the role and responsibilities of Executive Chief of Staff and Marketing Officer for Xerox North America. Previous positions held by Mr. Fullwood at Xerox were President of the Xerox Worldwide Channels Group, President of Latin America, Executive Chief Staff Officer of Developing Markets, and President of Worldwide Customer Services. Previously, Mr. Fullwood held several executive and general management leadership positions with Xerox. Mr. Fullwood serves as a director of The Vanguard Group and Vanguard Funds, as well as of the University of Rochester Medical Center, North Carolina A&T State University, Roberts Wesleyan College, the United Way of Rochester, the Rochester Boy Scouts of America, Monroe Community College Foundation, the Urban League and Colgate Rochester Crozier Divinity School. Mr. Fullwood has served on the SPX FLOW, Inc. Board since its spin-off from SPX Corporation in 2015. Prior to that he served on the SPX Corporation Board, beginning in 1988, and was a director of General Signal Corporation prior to SPX Corporation’s acquisition of that company in 1998.

Mr. Fullwood is our longest‑serving Board member, when considering his service with SPX Corporation prior to our spin-off, and offers the perspective and deep understanding of our business accumulated over years of service on our Board. Mr. Fullwood has extensive and varied experience, gained in senior positions held over his many years of service with Xerox Corporation. Of particular value is his experience and perspective in marketing, including experience gained as Executive Chief of Staff and Marketing Officer for Xerox North America.

2016 Proxy Statement 9

Corporate Governance

Corporate Governance Guidelines

As part of its ongoing commitment to good corporate governance, the Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines. These guidelines assist the Board of Directors in the exercise of its responsibilities and may be amended by the Board of Directors from time to time. Our Corporate Governance Guidelines comply with the applicable requirements of the listing standards of the NYSE and are available on our website (www.spxflow.com) under the heading Investor Relations—Corporate Governance.

Code of Business Conduct

We have adopted a Code of Business Conduct that applies to all our directors, officers and employees, including our CEO and senior financial and accounting officers. Our Code of Business Conduct requires each director, officer and employee to avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of our company and our stockholders. In addition, our Code of Business Conduct acknowledges special ethical obligations for financial reporting. The Code of Business Conduct meets the requirements of a code of business conduct and ethics under the listing standards of the NYSE and the requirement of a “Code of Ethics” as defined in the rules of the SEC. We maintain a current copy of our Code of Business Conduct, and will promptly post any amendments to or waivers of our Code of Business Conduct regarding our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website (www.spxflow.com) under the heading Investor Relations—Corporate Governance—Commitment to Compliance.

Director Independence

Our Corporate Governance Guidelines require that a substantial majority of the Board of Directors meet the independence requirements of the listing standards of the NYSE. Our Board of Directors reviews, at least annually, whether each of our directors is independent. The Board of Directors has adopted categorical Independence Standards to help guide it in this process. Our Independence Standards are available on our website (www.spxflow.com), under the heading Investor Relations—Corporate Governance. Members of the Audit Committee, Compensation Committee and Nominating and Governance Committee must meet all applicable independence tests of the NYSE and SEC. Based on its most recent annual review, the Board of Directors has concluded that Ms. Altman, Mr. Campbell, Mr. Fullwood, Mr. Hull, Mr. Lisenby, and Mr. Singer are independent as defined in our Independence Standards and the listing standards of the NYSE. The Board of Directors has concluded that each of Mr. Michael and Mr. Kearney is not independent as defined in our Independence Standards and the listing standards of the NYSE.

The non‑employee members of the Board of Directors meet in executive session without management at least every regularly scheduled Board meeting. In addition, the non‑employee members of the Board of Directors meet in executive session with the CEO and such other management as the Board of Directors deems appropriate on a regular basis. Meetings of independent directors are chaired by our Lead Director, Mr. Fullwood.

Charitable Contributions

It is the policy of the Board of Directors that no officer or director shall solicit contributions for charities from other officers or directors or directly from SPX FLOW if the director or officer soliciting the contributions personally controls the charity. In addition, no officer or director shall solicit contributions from other officers or directors for charities controlled by SPX FLOW.

From time to time, SPX FLOW may make contributions to charitable organizations for which a member of our Board of Directors or one of our executive officers serves as a director or officer. No contributions in 2015 exceeded the greater of (a) $1 million or (b) 2% of the charitable organization’s consolidated gross revenues.

Risk Oversight

The full Board exercises risk oversight at SPX FLOW. Committees take the lead in discrete areas of risk oversight when appropriate. For example, the Audit Committee is primarily responsible for risk oversight relating to financial statements, the Compensation Committee is primarily responsible for risk oversight relating to executive compensation, and the Nominating and Governance Committee is primarily responsible for risk oversight relating to corporate governance. Committees report to the Board on risk management matters.

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Management presents to the full Board its view of the top risks facing SPX FLOW in a dedicated “enterprise risk management” presentation at least once a year. Matters such as risk appetite and management of risk are also discussed at this meeting. In addition, risk is explicitly addressed in a wide range of Board discussions, including those relating to end market or business unit activities, specific corporate functions (such as treasury, intellectual property, tax, capital allocation, etc.), and consideration of extraordinary transactions. As part of these discussions, our directors ask questions, offer insights, and challenge management to continually improve its risk assessment and management. The Board has full access to management, as well as the ability to engage advisors, in order to assist it in its risk oversight role.

We have conducted an in‑depth review of the risks associated with our incentive‑based agreements and practices and determined that the risks were in line with our risk appetite.

See “Executive Compensation -- Risk Analysis” for further discussion.

Communications with Directors

Interested parties may communicate with any of our non‑employee directors by writing to the director in care of our Corporate Secretary at our address shown on the cover of this proxy statement. In accordance with the policy adopted by our non‑employee directors, our Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention by a non‑employee director and will regularly provide the non‑employee directors with a summary of all substantive communications.

Board Qualifications and Diversity

The Nominating and Governance Committee selects individuals as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business, absence of conflicts of interest, and willingness to devote the necessary time to Board duties. Neither the Board nor the Nominating and Governance Committee has set minimum requirements with respect to age, education or years of business experience or set specific required skill sets for directors, but each does require that each director has a proven record of success and leadership. The Nominating and Governance Committee seeks to structure the Board of Directors such that it consists of a diverse group of individuals, each with a unique combination of skills, experience, and background. The Nominating and Governance Committee has no set diversity policy or targets, but places what it believes to be appropriate emphasis on certain skills, experience, or background that it determines add or would add value to our Board. Knowledge of our industry and strategic perspective, as well as accounting expertise and experience on other Boards, are examples of attributes that our Board and the Nominating and Governance Committee consider to be key. The Nominating and Governance Committee also considers effective interaction among Board members and between the Board of Directors and management to be crucial factors in considering individuals for nomination.

We believe that each director should bring a wealth of experience, talent, and diverse perspective that, individually and in the aggregate, adds value to our company. As our Corporate Governance Guidelines state, our Nominating and Governance Committee, and ultimately our Board, selects individuals as director nominees based on the totality of their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business, absence of conflicts of interest and willingness to devote the necessary time to Board duties. For a better understanding of the qualifications of each of our directors, we encourage you to read their biographies, beginning on p. 6 of this proxy, as well as other publicly available documents discussing their careers and experiences.

Director Nominees

The Nominating and Governance Committee is responsible for proposing director nominees and will consider director nominee recommendations offered by stockholders in accordance with our by‑laws.

At such times as the Board of Directors and the Nominating and Governance Committee determine there is a need to add or replace a director, the Nominating and Governance Committee identifies director candidates through references by its members, other directors, management, or outside search firms, if appropriate.

In considering individuals for nomination, the Nominating and Governance Committee consults with our Chairman and our President and CEO. A director’s qualifications in meeting the criteria discussed above under “Board Qualifications and Diversity” are considered at least each time the director is re‑nominated for Board membership. The Committee applies the same process and standards to the evaluation of each potential director nominee, regardless of whether he or she is recommended by one or more stockholders or is identified by some other method.

Once the Nominating and Governance Committee identifies a director candidate, directors and members of management interview the candidate. Following that process, the Committee and the Board of Directors determine whether to nominate the candidate for

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Corporate Governance

election at an annual meeting of stockholders or, if applicable, to appoint the candidate as a director. Any such nomination or appointment is subject to acceptance by the candidate. Our by‑laws require that any director appointed to the Board of Directors other than at an annual meeting of stockholders be submitted for election by our stockholders at the next annual meeting.

If you wish to recommend a nominee for director for the 2017 Annual Meeting, our Corporate Secretary must receive your written nomination between December 12, 2016 and January 11, 2017. You should submit your proposal to our Corporate Secretary at our address on the cover of this proxy statement. As detailed in our by‑laws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include: (1) your name and address, as well as the name and address of any beneficial owner of the shares, and the name and address of the nominee; (2) the class and number of shares of SPX FLOW stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (3) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date); (4) a statement that you are a record holder of SPX FLOW shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (5) any material interest you or any beneficial owner may have in the director nomination; (6) a description of all arrangements or understandings between you and any other persons pursuant to which you are making the nomination; (7) any other information regarding you, any beneficial owner, or the nominee that the rules of the SEC require to be included in a proxy statement; (8) the nominee’s agreement to serve as a director if elected; and (9) a statement as to whether each nominee, if elected, intends to tender, promptly following his or her election or re‑election, an irrevocable resignation effective upon his or her failure to receive the required vote for re‑election at the next meeting at which he or she would face re‑election and the acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Guidelines. In addition, any director nominee must provide information we may reasonably request in order for us to determine the eligibility of such nominee to serve as an independent director.

Director Election

In uncontested elections, we elect directors by majority vote. Under this majority vote standard, each director must be elected by a majority of the votes cast with respect to that director, meaning that the number of shares voted “for” a director exceeds the number of shares voted “against” that director. In a contested election, directors are elected by a plurality of the votes represented in person or by proxy at the meeting. An election is contested if the number of nominees exceeds the number of directors to be elected. Whether or not an election is contested is determined ten days in advance of the date we file our definitive proxy statement with the SEC. This year’s election is uncontested. Accordingly, the majority vote standard will apply.

If a nominee already serving as a director is not elected at an annual meeting, Delaware law provides that the director will continue to serve on the Board as a “holdover director” until his or her successor is elected. Our Nominating and Governance Committee, however, has established procedures requiring directors to tender to the Board advance resignations. As set forth in our Corporate Governance Guidelines, the Board will nominate for election or re‑election as a director only candidates who agree to tender, promptly following each annual meeting of stockholders at which they are elected or re‑elected as a director, irrevocable resignations that will be effective only if (1) the director fails to receive a sufficient number of votes for re‑election at the next annual meeting of stockholders at which he or she faces re‑election and (2) the Board accepts the resignation. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with this provision.

In the event a resignation is triggered as a result of a director not receiving a majority vote, the Nominating and Governance Committee will consider the resignation and make a recommendation to the Board on whether to accept or reject it, or whether other action should be taken. The Board will consider the Committee’s recommendation and publicly disclose its decision and the rationale behind it in a Current Report on Form 8‑K filed with the SEC within 90 days from the date of the certification of the election results.

Attendance at Annual Meeting

It is our policy to invite all members of our Board of Directors to attend our Annual Meeting. We expect all our directors to attend the 2016 Annual Meeting.

Compensation Advisor

The Compensation Committee has retained Pearl Meyer as its sole independent compensation advisor. Pearl Meyer does not provide any services to our company other than advice to and services for the Compensation Committee relating to compensation of all executives and the Nominating and Governance Committee relating to compensation of our non‑employee directors. The independent compensation advisor may provide other consulting services to SPX FLOW, with approval from the Compensation Committee or

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Nominating and Governance Committee. The Compensation Committee reviews services provided by its independent compensation advisor on at least an annual basis.

The independent compensation advisor:

•	assesses data relating to executive pay levels and structure;
•	works with management on recommendations on compensation amounts and structure for all executive officers and directors other than the President and CEO;
•	presents to the Compensation Committee recommendations on compensation amounts and structure for the President and CEO;
•	presents to the Nominating and Governance Committee recommendations on compensation amounts and structure for the non‑employee directors;
•	reviews and comments on management’s recommendations relating to executive officer compensation;
•	recommends the list of peer companies against which we benchmark our executive officer and director compensation for approval by the Compensation Committee;
•	reviews proxy statement disclosures; and
•	advises the committees on regulatory, best practice, and other developments in the area of executive and director compensation.

The Compensation Committee has directed the independent compensation advisor to collaborate with management, including our human resources function, to obtain data, clarify information, and review preliminary recommendations prior to the time they are shared with the relevant Committee.

The Compensation Committee has considered the independence of Pearl Meyer in light of SEC rules and NYSE listing standards. The Compensation Committee requested and received a letter from Pearl Meyer addressing Pearl Meyer and the senior advisor involved in the engagement’s independence, including the following factors: (1) other services provided to us; (2) fees paid by us as a percentage of Pearl Meyer’s total revenue; (3) policies or procedures maintained by Pearl Meyer that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisor and a member of the Compensation Committee; (5) any company stock owned by the senior advisor; and (6) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the work performed by Pearl Meyer and Pearl Meyer’s senior advisor involved in the engagement did not raise any conflict of interest, and that Pearl Meyer provides objective and competent advice. The following protocols are designed to help ensure objectivity:

•	The advisor reports directly to the Compensation Committee or, in the case of matters relating to non‑employee director compensation, to the Nominating and Governance Committee;
•	Only the Compensation Committee and the Nominating and Governance Committee have the authority to retain or terminate the advisor with respect to services provided to the relevant committee; and
•	The advisor meets as needed with Committee members, outside the presence of management.

Related‑Party Transactions

Pursuant to its charter and a written related‑party policy, the Audit Committee is charged with reviewing and approving any related‑party transactions. A related‑party transaction is a transaction involving SPX FLOW and any of the following persons: a director, director nominee or executive officer of SPX FLOW or an immediate family member or person sharing the household of any of these persons; a holder of more than 5% of SPX FLOW common stock; and certain other parties with relationships with SPX FLOW. When considering a transaction, the Audit Committee is required to review all relevant factors, including whether the transaction is in the best interest of our company, our company’s rationale for entering into the transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to our company as would be the case were the transaction entered into with a third party, potential for an actual or apparent conflict of interest, and the extent of the related party’s interest in the transaction. Our legal staff is primarily responsible for the development and implementation of procedures and controls to obtain information from our directors and officers relating to related‑party transactions and then determining, based on the facts and circumstances, whether we or a related party has a direct or indirect material interest in the transaction.

In the course of the Board of Directors’ determination regarding the independence of each of the non‑employee directors, the Nominating and Governance Committee and Audit Committee considered any relevant transactions, relationships or arrangements. No member of our Board or management was aware of any transactions that would be required to be disclosed in this section.

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Corporate Governance

Agreements with our Former Parent Prior to the Spin-Off

Prior to our spin-off, SPX Corporation (the “Former Parent”) was our sole stockholder. In connection with the spin-off, we and our Former Parent entered into material agreements that govern our relationship and provide for an orderly transition to our status as an independent, publicly-owned company. Following the spin-off, our Former Parent no longer held any of our stock, and we and our Former Parent operate independently. Following is a summary of the terms of the material agreements we entered into with our Former Parent in connection with the spin-off. Please see the full agreements, filed as exhibits to our periodic reports with the SEC, for additional detail.

Separation and Distribution Agreement

We and our Former Parent (the “Parties”) entered into a Separation and Distribution Agreement that set forth the principal actions to be taken in connection with the spin-off, including the internal reorganization. It also set forth other agreements that govern certain aspects of the Parties’ relationship following the spin-off.

Transfer of Assets and Assumption of Liabilities. The Separation and Distribution Agreement identifies certain assets transferred and liabilities assumed in advance of our separation from our Former Parent so that generally each company retained the assets of, and the liabilities associated with, its respective businesses. To the extent that any such transfer of assets or assumption of liabilities contemplated by the Separation and Distribution Agreement was not consummated at or prior to the distribution, the Parties will cooperate to effect such transfer or assumption as promptly following the distribution as practicable. If any such transfer of assets or assumption of liabilities were consummated at or prior to the distribution, then the party retaining such asset or liability agreed to take such actions as reasonably requested by the party to which such asset or liability is to be transferred or assumed in order to place such party, insofar as reasonably possible, in the same position as if such asset or liability had been transferred or assumed as contemplated by the Separation and Distribution Agreement.

Disclaimer of Representations and Warranties.In general, except as expressly set forth in the Separation and Distribution Agreement or in any ancillary agreement, neither Party will make any representations or warranties about any assets transferred or liabilities assumed; any third-party or governmental consents, waivers or approvals that may be required in connection with such transfers or assumptions; the value or freedom from any security interests of, or any other matter concerning, any assets transferred; the absence of any defenses or right of setoff or freedom from counterclaim with respect to any action or other asset of any party; or the legal sufficiency of any conveyance documents. Except as expressly set forth in the Separation and Distribution Agreement or in any ancillary agreement, all assets were transferred on an ‘‘as is,’’ ‘‘where is’’ basis.

Cash Adjustments.Pursuant to the Separation and Distribution Agreement, our Former Parent contributed to us an amount of cash and cash equivalents, so that, as of the distribution, we had, in the aggregate, an amount of cash and cash equivalents of at least $200 million.

The Distribution.The Separation and Distribution Agreement governs the rights and obligations of the Parties regarding the distribution and certain actions occurred prior to the distribution, such as the reorganization, the adoption of the amended and restated articles of incorporation and amended and restated by-laws, and the election of officers and directors. Pursuant to this agreement, as consideration for the transfer to us of the assets that related to our businesses, we issued to our Former Parent (i) such number of shares of our common stock requested by our Former Parent in order to effect the distribution and (ii) physical evidence of our indebtedness under the 2017 Notes (the ‘‘Global Note’’). Our Former Parent (i) caused its agent to distribute all issued and outstanding shares of our common stock to our Former Parent’s shareholders as of the record date, and (ii) exchanged the Global Note for physical evidence of our Former Parent’s indebtedness under the Global Note.

Amendment. The Separation and Distribution Agreement can only be amended by a written agreement signed by the Parties.

Release of Claims.The Parties agreed to broad releases under which we each released the other and its wholly-owned subsidiaries and affiliates, and its respective shareholders, directors, officers, agents and employees (in their respective capacities as such) from any and all liabilities existing or arising from any acts or events occurring or failing to occur or any conditions existing at or prior to the distribution. These releases are subject to certain exceptions set forth in the Separation and Distribution Agreement.

Indemnification. The Parties indemnified each other against certain liabilities in connection with the spin-off and our respective businesses and other matters specified in the Separation and Distribution Agreement. The Separation and Distribution Agreement specifies procedures with respect to claims subject to indemnification and related matters.

Insurance. The Separation and Distribution Agreement provides for the allocation between the Parties of rights and obligations under existing insurance policies and sets forth procedures for the administration of insured claims. In addition, the Separation and

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Distribution Agreement allocates between the Parties the right to proceeds and obligations to incur certain deductibles under certain insurance policies.

Dispute Resolution. In the event of any dispute arising out of the Separation and Distribution Agreement, the general counsels of the Parties and such other representatives as the Parties designate will negotiate to resolve the dispute. If the parties are unable to resolve the dispute in this manner within 60 days, then at the request of either Party, the dispute will be resolved through binding arbitration.

Other Matters Governed by the Separation and Distribution Agreement. Other matters governed by the Separation and Distribution Agreement include access to financial and other information, confidentiality, access to and provision of records and treatment of outstanding guarantees and similar credit support.

Tax Matters Agreement

The Tax Matters Agreement governs the Parties’ respective rights, responsibilities and obligations with respect to taxes, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and assistance and cooperation in respect of tax matters. Under the Tax Matters Agreement, our Former Parent is generally responsible for all U.S. federal and state income taxes incurred through the effective time of the distribution, and the Parties will each generally be responsible for any other taxes attributable to their businesses.

Under the Tax Matters Agreement, certain special rules and indemnities would apply in the event the spin-off were not tax-free. We agreed in the Tax Matters Agreement (i) generally not to enter into certain transactions that could cause the spin-off to be taxable, and (ii) to indemnify our Former Parent for any tax liabilities resulting from such a transaction. For example, during the two-year period following the distribution, among other restrictions, we may not, subject to certain exceptions, enter into or authorize: (1) any transaction resulting in an acquisition of our stock or assets beyond certain thresholds; (2) any merger, consolidation or liquidation; (3) any issuances of equity securities beyond certain thresholds; or (4) any repurchases of our common stock beyond certain thresholds. Our indemnification obligations to our Former Parent under the Tax Matters Agreement will not be limited in amount or subject to any cap. In addition, under certain circumstances, if the spin-off becomes taxable to our Former Parent, we may be required to make payments to our Former Parent in respect of any resulting tax benefits to us, if, as and when such benefits are realized.

Our covenants and obligations under the Tax Matters Agreement may discourage, delay or prevent a change of control otherwise considered favorable. Though valid as between the parties, the Tax Matters Agreement is not binding on the IRS.

Employee Matters Agreement

The Parties entered into an Employee Matters Agreement governing the allocation of employees to us and obligations and responsibilities regarding compensation, benefits and labor matters. Under the Employee Matters Agreement, the Parties allocated all employees of our Former Parent and its affiliates immediately before the spin-off among the Parties based upon whether each employee’s employment duties before the spin-off relate to our business or our Former Parent’s business and upon various other factors as applicable.

The Employee Matters Agreement provides that, unless otherwise specified, our Former Parent is responsible for liabilities associated with its employees and all former employees of our Former Parent as of the spin-off, and we are responsible for liabilities associated with our employees.

The Employee Matters Agreement provides that, in general, our employees will be eligible to participate in our benefit plans that have terms substantially comparable to those of corresponding Former Parent benefit plans, in most cases only to the extent that our applicable employee participated in the corresponding benefit plan immediately prior to the spin-off. In general, we credited each of our employees with his or her service with our Former Parent prior to the spin-off for all purposes under our benefit plans to the same extent that such service was credited by our Former Parent for similar purposes (except for purposes of benefit accrual under a defined benefit pension plan).

The Employee Matters Agreement also includes provisions relating to cooperation between the Parties on matters relating to employees and employee benefits and other administrative provisions.

The Employee Matters Agreement also provides for the mechanics for the conversion, adjustment, cancellation or replacement of equity awards granted under Former Parent equity plans. For more information about the treatment of outstanding stock options and unvested equity awards, see the Employee Matters agreement, filed as an exhibit to our periodic reports with the SEC.

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Corporate Governance

Transition Services Agreement

The Parties entered into a Transition Services Agreement, under which each Party will provide the other with certain services to help ensure an orderly transition following the spin-off.

The services we expect our Former Parent to provide us include information technology, human resources, finance and financial reporting and other administrative services. The services we expect to provide to our Former Parent include information technology, human resources, finance and financial reporting, tax compliance, facility access and other administrative services. The charge for these services will be intended to allow the relevant Party to recover the direct and indirect costs incurred in providing such services, in a manner generally consistent with past practice. The Transition Services Agreement contains customary mutual indemnification provisions.

The Transition Services Agreement generally provides for a term of services starting at the spin-off and continuing for a period of up to twelve months following the spin-off. Other than with respect to certain fixed-term pass-through services, a Party may terminate any transition services it is receiving upon prior notice to the other Party, upon thirty (30) days’ notice. Any extension or renewal of the Transition Services Agreement or the services provided thereunder would require mutual agreement of the Parties.

Trademark License Agreement

Our Former Parent has transferred all its rights to use the SPX logo and trademark to us as well as certain know-how used in the conduct of our business. The Parties entered into a Trademark License Agreement pursuant to which our Former Parent received a royalty-free exclusive license to use certain names, licensees and trademarks in its business. Our Former Parent will have up to 18 months after the distribution date to cease use of the SPX logo in its business. Our Former Parent may continue to use ‘‘SPX’’ in its marketing materials for three years, and will have perpetual license to use the name ‘‘SPX’’ in its corporate name and in the name of its subsidiaries. Our Former Parent will have the right to use a mark that is substantially distinct from the existing SPX mark and logo, as approved by us, for up to 20 years with the right of automatic renewal.

Board Leadership Structure

Our Board has no fixed policy or position on whether the roles of Chairman and Chief Executive should be separate or combined, but rather makes leadership structure decisions in consideration of then‑current circumstances. Currently, Marcus G. Michael is our President and CEO, Christopher J. Kearney is the Chairman of our Board, and Emerson U. Fullwood is our Lead Director. The Lead Director is elected by and from the independent directors and has clearly delineated duties. These duties, as set forth in our Corporate Governance Guidelines, include acting as principal liaison among the independent directors, the Chairman, and the CEO, chairing meetings of independent directors, developing the Board’s agendas in collaboration with the Chairman and the CEO, and reviewing and advising on the quality of the information provided to the Board.

We believe the leadership structure outlined above is best for our company and our stockholders at this time. We believe it is best to have both a Chairman and a Lead Director, given that Mr. Kearney retired from the roles of President and CEO at the end of 2015. We believe there is good communication between management and non‑employee directors, and that our outside directors are able to carry out their oversight responsibilities effectively.

The small size of our Board and the relationship between management and non‑employee directors put each director in a position to influence agendas, flow of information, and other matters.

Board Committees

The Board of Directors met three times during 2015 following our spin-off from SPX Corporation September 26, 2015. The Board of Directors currently has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. Each current director attended at least 75% of the meetings of the Board of Directors and of the committees on which he or she served in

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2015. Each committee has adopted a charter that specifies the composition and responsibilities of the committee. Each committee charter is posted on our website (www.spxflow.com) under the heading Investor Relations—Corporate Governance.

The table below provides current membership and 2015 meeting information following our spin-off from SPX Corporation on September 26, 2015 for each of the Board Committees.

	Audit	Compensation	Nominating and
Name	Committee	Committee	Governance Committee
Anne K. Altman	X
Patrick D. Campbell	X		Chair
Emerson U. Fullwood	X	Chair	X
Robert F. Hull, Jr.	X		X
Terry S. Lisenby	Chair	X
David V. Singer	X	X
Number of Meetings	3	4	2

Audit Committee

Membership:

Currently all our independent directors serve on the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is independent in accordance with our Audit Committee charter and our Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the NYSE. In addition, the Board of Directors has determined that each member of the Committee has a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. Finally, the Board of Directors has determined that each of Messrs. Hull, Lisenby and Campbell is an “audit committee financial expert” under the rules of the SEC and has accounting and/or related financial management expertise, as required by the listing standards of the NYSE.

Function:

The Audit Committee is responsible for ensuring the integrity of the financial information reported by our company. The Committee appoints the independent auditors, approves the scope of audits performed by them and by the internal audit staff, and reviews the results of those audits. The Committee also meets with management, the independent auditors and the internal audit staff to review audit and non-audit results, as well as financial, cybersecurity, accounting and internal control matters. Additional information on the Committee and its activities is set forth in the Audit Committee Report on p. 55.

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Compensation Committee

Membership:

The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with our Compensation Committee charter, Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the NYSE. In addition, the Board of Directors has determined that each member of the Committee meets the “outside director” and “non-employee director” requirements as defined, respectively, under Section 162(m) of the Internal Revenue Code and Section 16 under the Securities Exchange Act of 1934, as amended.

Function:

The Committee sets the compensation program for our executive officers, including executive employment agreements, restricted stock and restricted stock unit grants and other awards. The Committee receives input regarding compensation for all officers including proposed compensation, from its independent compensation advisor, as well as from our CEO for his direct reports. The Committee has delegated to our CEO the authority to issue up to an aggregate of 75,000 restricted shares or restricted stock units annually to persons other than Section 16 officers.

The Committee has the authority under its charter to retain, terminate and set fees and retention terms for such compensation advisors or other outside advisors as it deems necessary or appropriate in its sole discretion. The Committee reviews outside advisors and consultants on at least an annual basis to determine objectivity and review performance, including a review of the total fees paid to such advisors or consultants. The Committee has retained Pearl Meyer as its independent compensation advisor.

Additional information on the Committee, its activities, its relationship with its independent compensation advisor and management’s role in setting compensation is set forth in “Compensation Discussion and Analysis,” beginning on p. 24, and “Corporate Governance—Compensation Advisor,” beginning on p. 12.

Nominating and Governance Committee

Membership:

The Board of Directors has determined that each member of the Nominating and Governance Committee is independent in accordance with our Nominating and Governance Committee charter, Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the NYSE.

Function:

The Committee assists the Board of Directors in identifying qualified individuals to become Board members and recommending to the Board of Directors the director nominees; develops and recommends to the Board of Directors our Corporate Governance Guidelines; leads the Board of Directors in its annual review of the Board of Director’s performance; makes recommendations to the Board of Directors regarding the compensation of non-employee directors; and makes recommendations to the Board of Directors with respect to the assignment of individual directors to various committees. The Committee also approves equity awards for non-employee directors, subject to approval by the Board of Directors.

18 2016 Proxy Statement

Director Compensation

Directors who are SPX FLOW employees receive no compensation for their service as directors.

Cash and Equity Compensation

We compensate our non‑employee directors using a combination of cash and equity granted under the SPX FLOW Stock Compensation Plan (the “Stock Compensation Plan”). The Nominating and Governance Committee reviews non‑employee director compensation from time to time. The Committee compares director compensation to our peer companies when reviewing compensation type and structure.

Our directors are compensated as set forth below:

Time-Vested Restricted Stock Annual Grant . . . . . . . . . . . . . . . . . . . . . . . . .	$130,000
Annual Cash Retainer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Additional Fees:	$ 90,000
Non-Executive Chairman of the Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 125,000
Lead Director . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 25,000
Audit Committee Chair . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 20,000
Compensation Committee Chair . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 15,000
Nominating and Governance Committee Chair . . . . . . . . . . . . . . . . . . . . . .	$ 10,000

Mr. Kearney received no compensation for his service as a director in 2015. Mr. Kearney is no longer an employee of SPX FLOW and, accordingly, began receiving compensation for his service as a director effective January 1, 2016.

We plan to award shares to our non‑employee directors as of the date of our Annual Meeting, which shares will vest the day prior to the following Annual Meeting, subject to the director’s continued service on our Board as of the vesting date. Time‑vested awards are designed to help ensure engaged directors with interests closely aligned with those of our long‑term stockholders.

Unvested shares of our Former Parent’s stock held by our directors vested immediately prior to our spin-off. These shares were initially scheduled to vest on the day prior to our Former Parent’s next annual meeting. We awarded no shares to any non-employee director in 2015.

Any cash dividends paid with respect to shares of unvested restricted stock are deposited in the director’s name in an escrow or similar account maintained by SPX FLOW for that purpose. These dividends are subject to the same time and performance restrictions as the shares of restricted stock to which they relate and are payable only upon vesting of the underlying stock. We do not currently pay dividends.

Other

The SPX FLOW Foundation (the “Foundation”) will make matching donations for qualified charitable contributions for any director up to a total of $20,000 per annum.

Stock Ownership Guidelines

Non‑employee director stock ownership guidelines are three times the annual cash retainer. Each director is requested to attain the desired level of ownership within five years of the date of appointment as a director of our company. Shares held in family trusts and shares held in retirement plan accounts are deemed to be owned shares for purposes of these guidelines. Unexercised stock options and unvested performance-based equity awards are excluded.

Once a director attains the desired level of share ownership, he or she will continue to be in compliance with these guidelines even if the director later falls below the guideline, provided that he or she retains at least 50% of the net shares acquired upon exercise of stock options and at least 50% of the net shares acquired pursuant to vested restricted equity awards until he or she again meets or exceeds the guidelines.

Each director was in compliance with these requirements as of March 1, 2016.

2016 Proxy Statement 19

Director Compensation

Director Compensation Table

The following table summarizes the compensation of our directors who served during 2015, and includes amounts received in 2015 from SPX Corporation, our former parent. Mr. Kearney, our Chairman, President and CEO for the period, received no compensation in connection with his service as a director and, accordingly, is omitted from this table.

	Fees Earned or
	Paid in Cash	Stock Awards	Total
Name	($) (1)	($) (2)	($)
Patrick D. Campbell	$93,333	$130,000	$223,333
Emerson U. Fullwood	$126,670	$130,000	$256,670
Robert F. Hull, Jr.	$90,000	$130,000	$220,000
Terry S. Lisenby	$109,999	$130,000	$239,999
David V. Singer	$90,000	$130,000	$220,000
Anne K. Altman	$75,000	$130,000	$205,000
(1)

Represents annual retainer of $90,000. Ms. Altman received a pro-rated retainer since she did not serve as a director for the entire year. In addition, Mr. Fullwood received $25,002, representing the retainer for serving as Lead Director and $11,668 as the Nominating and Governance Committee Chair and the Compensation Committee Chair, each pro-rated for his portion of service; Mr. Lisenby received $19,999, representing the retainer for serving as the Audit Committee Chair; and Mr. Campbell received $3,333, representing the pro-rated retainer for serving as the Nominating and Governance Committee Chair.

(2)

Stock awards are time-vested and vest one year following the grant date. The amounts in the table represent the grant date fair value, based on the closing price of our stock on the grant date. These awards vested upon our spin-off from SPX Corporation on September 26, 2015.

20 2016 Proxy Statement

Ownership of Common Stock

Directors and Officers

The following table shows how much of our common stock our current directors, executive officers listed in the Summary Compensation Table, and all officers and directors as a group beneficially owned as of March 15, 2016.

Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. The number of our shares beneficially owned by each of the named executive officers and by all directors and officers as a group includes shares held in the SPX FLOW Retirement Savings and Stock Ownership Plan. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

The percent of SPX FLOW common stock owned is based on 41,539,971 shares outstanding as of March 15, 2016.

	Shares of	Options
	Common Stock	Exercisable	Percent
Directors and Named Executive Officers	Owned	Within 60 Days	of Class
Anne K. Altman	1,708	0	*
Patrick D. Campbell	2,965	0	*
Robert B. Foreman	116,098	54,019	*
Emerson U. Fullwood	17,940	0	*
Robert F. Hull, Jr.	7,329	0	*
Christopher J. Kearney (1)	540,284	175,151	1.7%
David A. Kowalski	150,381	13,572	*
Terry S. Lisenby	8,139	0	*
Marcus G. Michael	131,204	5,266	*
David V. Singer	4,806	0	*
Jeremy W. Smeltser	154,127	13,572	*
J. Michael Whitted	33,701	12,535	*
David J. Wilson (2)	127,537	5,266	*
All directors and current executive officers as a group (15 persons)	1,289,888	218,093	3.6%

*         Less than 1.0%.

(1)      Mr. Kearney indirectly holds 260,219 shares through a revocable trust of which he is the trustee and he and his family members are beneficiaries. In addition, Mr. Kearney is the successor to 100,340 shares through a revocable family trust of which his wife is the sole trustee and the beneficiary. Mr. Kearney also indirectly holds 59,834 shares through a grantor retained annuity trust.

(2)     Mr. Wilson indirectly holds 12,907 shares through an irrevocable trust of which his wife is the trustee and his minor children are the beneficiaries.

2016 Proxy Statement 21

Ownership of Common Stock

Other Principal SPX FLOW Stockholders

Set forth in the table below is information about beneficial owners of more than five percent of the issued and outstanding shares of our common stock. The percent of class held is based on 41,539,971 shares of our common stock outstanding on March 15, 2016.

	Shares of
	Common Stock	Percent
Name and Address	Beneficially Owned	of Class
BlackRock, Inc. (1)	3,825,294	9.2%
40 East 52nd Street
New York, NY 10055
Barrow, Hanley, Mewhinney & Strauss, LLC (2)	3,662,237	8.8%
2200 Ross Avenue, 31st Floor
New York, NY 10022
The Vanguard Group (3)	2,990,871	7.2%
100 Vanguard Blvd.
Malvern, PA 19355
Vanguard Whitehall Funds – Vanguard Selected Value Fund (4)	2,496,500	6.0%
100 Vanguard Blvd.
Malvern, PA 19355
Sasco Capital, Incorporated (5)	2,397,075	5.8%
10 Sasco Hill Road
Fairfield, CT 06824
Alpine Investment Management, LLC (6)	2,196,049	5.3%
8000 Maryland Avenue, Suite 700
St. Louis, MO 63105
TIAA CREF Investment Management, LLC (7)	2,122,322	5.1%
270 Park Avenue
New York, NY 10017

(1)

Based on information provided in a Schedule 13G/A filed with the SEC on January 28, 2016 by BlackRock, Inc. and certain of its affiliated entities (collectively, the “BlackRock Entities”). The BlackRock Entities report having sole voting power with respect to 3,470,199 of the shares and sole dispositive power with respect to all of the shares.

(2)

Based on information provided in a Schedule 13G filed with the SEC on February 3, 2016 by Barrow, Hanley, Mewhinney & Strauss, LLC (“Barrow”). Barrow reports having sole voting power with respect to 849,527 of the shares, shared voting power with respect to 2,812,710 of the shares, and sole dispositive power with respect to all of the shares.

(3)

Based on information provided in a Schedule 13G filed with the SEC on February 10, 2016 by The Vanguard Group and certain of its affiliated entities (“Vanguard”). Vanguard reports having sole voting power with respect to 29,475 of the shares, shared voting power with respect to 2,000 of the shares, sole dispositive power with respect to 2,961,414 of the shares, and shared dispositive power with respect to 29,457 of the shares.

(4)

Based on information provided in a Schedule 13G/A filed with the SEC on February 9, 2016 by Vanguard Whitehall Funds – Vanguard Selected Value Fund (“Vanguard Whitehall”). Vanguard Whitehall reports having sole voting power with respect to all of the shares.

(5)

Based on information provided in a Schedule 13G filed with the SEC on February 12, 2016, 2015 by Sasco Capital, Incorporated (“Sasco”). Sasco reports having sole voting power with respect to 963,636 of the shares and sole dispositive power with respect to all of the shares.

(6)

Based on information provided in a Schedule 13G filed with the SEC on February 8, 2016, by Alpine Investment Management, LLC and certain of its affiliated entities (the “Alpine Entities”). The Alpine Entities report having shared voting power and shared dispositive power with respect to all of the shares.

(7)

Based on information provided in a Schedule 13G filed with the SEC on February 10, 2016, 2015 by TIAA-CREF Investment Management, LLC (“TIAA-CREF ”). TIA-CREF directly held 667,819 shares with sole voting and dispositive power with respect to all shares. Teachers Advisors, Inc., an affiliate of TIAA-CREF, directly held 1,454,503 shares with sole voting and dispositive power with respect to all shares. Both TIAA-CREF Investment Management, LLC and Teachers Advisors, Inc. each disclaim (a) beneficial ownership of the other’s securities holdings and (b) that they are a member of a “group” with the other.

22 2016 Proxy Statement

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that SPX FLOW’s officers, directors and 10% stockholders file reports of ownership and changes of ownership of SPX FLOW common stock with the SEC and the NYSE. Based on a review of copies of these reports provided to us and written representations from officers and directors, we believe that all filing requirements were met.

2016 Proxy Statement 23

Executive Compensation

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

The following pages of our proxy statement describe SPX FLOW’s executive compensation program and the compensation decisions made by the Compensation Committee for our named executive officers (“NEOs”) listed below. As described later, some of our 2015 NEOs are no longer employees of our company. The below chart lists continuing NEOs first, then the NEOs that have left our company.

NEO	Title
Continuing NEOS
Jeremy W. Smeltser	Vice President and Chief Financial Officer
David A. Kowalski	President, Global Manufacturing Operations
David J. Wilson	President, Industrial
NEOs No Longer with SPX FLOW, Inc.
Christopher J. Kearney	Chairman, President and Chief Executive Officer (Retired December 31, 2015)
Robert B. Foreman	Executive Vice President, Global Business Systems and Services, President, Asia Pacific (Retired December 31, 2015)
J. Michael Whitted	Vice President, Corporate Development (Employment was terminated on December 4, 2015 as a result of restructuring of our Corporate Development function)

New Company – New Leadership – New Compensation

The Transition – Our company spun off from SPX Corporation (the “Former Parent”) on September 26, 2015. Our Former Parent’s CEO, Mr. Kearney, became our CEO upon our spin-off. After overseeing our transition to a public company, Mr. Kearney retired and transitioned leadership to our new CEO, Mr. Michael.

Mr. Foreman also retired at the end of 2015. Mr. Whitted, our Vice President of Corporate Development, left our company shortly before the end of the year.

Our officer group is drawn from prior officers of our Former Parent. Upon our spin-off, pursuant to our obligations under our Employee Matters Agreement with our Former Parent, we assumed or substantially mirrored the compensation programs established by our Former Parent, including employment and change in control agreements, salaries, annual incentive plans and equity awards, as well as executive benefits and perquisites provided prior to our spin-off. During 2015, the compensation earned by our NEOs was based on performance measures and targets established by our Former Parent prior to our spin-off, unless otherwise noted.

2016 Compensation Decisions

Key Considerations –

•	Set by the SPX FLOW Compensation Committee
•	Reflect SPX FLOW’s evolving compensation philosophy

We believe that compensation decisions for 2016, set by our Compensation Committee, best reflect our compensation philosophy. Accordingly we will focus significant attention on the 2016 decisions, to give investors a better sense of our planning process and philosophy, with particular attention to compensation decisions relating to our new CEO.

CEO Compensation – Mr. Michael’s compensation was set by reference to our new peer group, which we describe below. Mr. Michael’s annual base salary for 2016 is $825,000, his target annual bonus opportunity is 100% of his annual base salary, and the value of equity

24 2016 Proxy Statement

Executive Compensation

awarded was $3,000,000. Mr. Michael does not participate in any SPX FLOW pension plan. We describe his perquisites below, and believe they are typical in both type and amount for our peer companies.

The below chart shows Mr. Michael’s target compensation, as compared to the median compensation for Chief Executive Officers of our peer companies. To make the comparisons more meaningful, we are comparing peer company CEO total direct compensation including base salary, target bonus and annual equity award – the same data the Compensation Committee examined in preparation for making decisions regarding Mr. Michael’s 2016 compensation.

Total Direct Compensation

$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$4,613
$5,669
$5,917
$4,650
LTI
STI
Base Salary
Peer Group 25th
Peer Group Median
Peer Group 75th
Marc Michael

Equity -- Our equity program is designed to be responsive to what we believe to be our investors’ preferences. NEOs, including Mr. Michael, receive equal amounts of performance-based equity that vests based on an external metric (External Metric Grants) and based on our performance against internal metrics (Internal Metric Grants), with such equity designed to be tax-deductible to us. Key attributes of the External Metric Grants are:

•	Cliff vest after three years
•	Vesting determined by our relative total shareholder return (“TSR”) versus the S&P MidCap 400 Capital Goods (Industry Group) (the “Comparator Group”)
•	Between 0% and 150% of the stock grant may vest, based on our percentile rank versus the Comparator Group
•	Payout is capped at 100% of grant if our TSR is negative

Internal Metric Grants made in 2016 vest ratably over three years.

Bonus – In 2016 we are setting bonus levels for all our employees, including our NEOs, based on one set of metrics – that of the performance of our company as a whole. Our Former Parent previously awarded bonuses to non-corporate employees based at least partially on the performance of the employee’s segment or business unit. Beginning in 2016, however, we are effecting significant changes in how we operate and how we measure ourselves. Management and the Compensation Committee believe that establishing only one set of metrics in 2016 will encourage all our employees to focus on total company performance and effect these changes in the manner best for our company as a whole and our stockholders.

Pension – Our CEO does not participate in our pension plan. Two of our currently-serving NEOs continue to participate in the pension plan we replicated based on our Former Parent’s pension plan, as required by the Employee Matters Agreement.

2016 Proxy Statement 25

Executive Compensation

2015 Compensation Decisions

We spun off from our Former Parent on September 26, 2015, and were a standalone company for only the fourth quarter of 2015.

Unless otherwise noted, the following section summarizes how our Former Parent’s Compensation Committee made its decisions about compensation for our NEOs. The decisions made prior to the spin-off by the Former Parent’s Compensation Committee are not necessarily reflective of our current business and approach to executive compensation.

Decisions included:

•	Most NEOs received no increase in salary. Mr. Smeltser received a 3% increase, in-line with other employees. Mr. Wilson received a 7.5% increase, in connection with his appointment as an officer
•	No changes to target bonus levels were made, other than an increase in Mr. Wilson’s target to 70% of base salary, in connection with his appointment as an officer
•	Bonus plan metrics were EBITDA, as defined in our credit facilities, and Revenue
•

Minimum corporate bonus plan payout for all corporate employees other than executive officers was set at 85% of target, to aid in retention during our spin-off. The Committee exercised negative discretion under the 162(m) bonus plan and awarded NEOs the same bonus received by all other corporate employees

•	Equal values of options and Internal Metric Grants were awarded
•

Stock and option grants in 2015 vest ratably over three years, except that stock granted to retirement-eligible officers vested at the time of our spin-off. Retirement-eligible officers have agreed to a holding period with respect to this stock equal to the original vesting period of the stock

•

In August 2015, in anticipation of the Spin, outstanding grants of performance-based restricted stock units granted in 2013 and 2014 were modified to guarantee vesting in a minimum of 50% of target, to aid in employee retention. Officers were not granted restricted stock units, but Mr. Wilson received performance based restricted stock units before he was an officer and, accordingly, participated in the modification. No other NEO participated in the modification and, accordingly, all their External Metric Shares (as defined later) due to vest at the beginning of 2015 were forfeited

•	Unvested SPX Corporation equity held by our NEOs was converted to SPX FLOW equivalents, and equitably adjusted to preserve value pre- and post-spin-off
•	Pre-existing employment and change in control agreements, as well as compensation levels, were assumed by our company, as required by the Employee Matters Agreement
•	Pre-existing compensation-related plans and programs were either assumed by our company or replicated by our company, as required by the Employee Matters Agreement
•	Our Compensation Committee awarded equity to three officers in December, 2015, in connection with our CEO transition

26 2016 Proxy Statement

Executive Compensation Philosophy

We follow these guiding principles when designing and setting compensation for our NEOs:

•	Compensation should reward performance
•	Compensation should align the interests of our NEOs with those of our long‑term stockholders
•	Compensation should support our business and human capital strategies
•	Compensation should attract, motivate and retain quality NEOs

Executive Compensation Practices

Practices We Follow
Pay for Performance

We tie pay to performance. The significant majority of executive pay is not guaranteed. Our bonuses demand improvement in operating profit and/or margins and correspondingly strong cash performance. Half of equity awards to NEOs require the achievement of external-metric performance targets in order to vest.

Reasonable Perquisites	We believe our perquisites are comparable to those offered at peer companies. We do not pay tax gross‑ups on perquisites.
Independent Compensation Advisor

The Committee retained Pearl Meyer as its compensation advisor. Pearl Meyer works directly for the Committee and the Nominating and Governance Committee, and performs no other work for our company. Pearl Meyer may, at the direction of the Committee, work with management on executive officer and director compensation design.

Review Tally Sheets	We review compensation tally sheets for our NEOs at least annually.
Mitigate Undue Risk

We mitigate undue risk associated with compensation. We do this by utilizing caps on potential payments, multiple performance targets and robust Board and management processes to identify risk. We do not believe any of our pay programs create risks that are reasonably likely to have a material adverse impact on our company.

Stringent Share Ownership Guidelines	We have a stringent share ownership policy, with which all NEOs are in compliance.
Practices We Avoid
280G Excise Tax Gross‑Ups	We do not offer 280G excise tax gross‑ups to any of our employees.
Hedging	We do not permit our employees, including our NEOs, to hedge against fluctuations in our stock value or engage in short sales relating to our stock.
Other Practices We Avoid

•multi‑year guarantees for salary increases;

•non‑performance‑based bonuses;

•excessive non‑performance‑based long‑term incentive awards;

•inclusion of long‑term equity awards in the pension calculation;

•bonus payouts without justifiable performance linkage or proper disclosure;

•discretionary bonuses; and

•performance goals that are too easily achievable or based on negative earnings.

We tailor compensation to the business and competitive environment because our success depends on our ability to attract and retain experienced and proven leaders and to motivate them to deliver superior results.

2016 Proxy Statement 27

Executive Compensation

The proportion of incentive‑based pay increases along with responsibility and authority. For our senior‑level management, and in particular for our NEOs, a significant majority of direct compensation (salary, bonus, and equity awards) is incentive‑based.

NEO performance is judged primarily by reference to performance of the company as a whole. Additional, subjective, assessments are made, including direct assessments of performance, formal talent assessment reviews, and assessments of adherence to our values. The Committee also reviews tally sheets setting forth total compensation and walk‑away values at least annually. The Committee establishes and approves all elements of compensation for our CEO based on input from and conversations with management and the Committee’s independent compensation advisor, as well as its own assessments.

Role of Management, the Independent Compensation Advisor

The Committee has retained Pearl Meyer directly as its independent compensation advisor. The independent compensation advisor advises on all aspects of executive officer and director compensation. See “Corporate Governance—Compensation Advisor.”

The most significant aspects of management’s role in the compensation‑setting process are as follows:

•	Our human resources, finance and legal departments prepare materials for the Committee, as does the Committee’s independent compensation advisor.
•

Our CEO provides his evaluation of the performance of each of the other NEOs and offers recommendations regarding their salary levels, bonus targets and equity awards. These recommendations are reviewed with the Committee’s independent compensation advisor and then submitted to the Committee for review, discussion, and approval.

•	Management prepares and recommends business performance targets and objectives.

SPX FLOW Peer Group

The Committee and its outside compensation advisor have set a group of peer companies for our company. The peer group for our new company for fiscal year 2016  consists of 13 manufacturing companies with annual  revenues between $1.4 billion and $4.8 billion, and market capitalizations between $1.4 billion and $7.3 billion. Our revenues in 2015 were $2.39 billion and our market capitalization at December 31, 2015, was $1.16 billion.

The peer companies were drawn from a pool of potential peer companies (1) suggested by our management, (2) identified in a peer of peer review conducted by Pearl Meyer, and (3) drawn from historical peers of our Former Parent. Companies suggested by management or drawn from historical Former Parent peers were companies management believed were key competitors with the company for senior talent or had businesses or end markets similar to our company.

Peer companies were selected from the pool based on:

•

A target revenue of 0.4 to 2.5 times that of our company. Companies outside this range were considered only if Pearl Meyer and the Committee believed there were strong reason to include such company as a peer.

•	Market capitalization.
•	A business mix similar to that of our company.
•	Similar end-markets to our company.
•	Companies we believe compete with us for senior talent.

Other factors considered in selecting our peer group included international exposure, number of employees, total-shareholder return profile over various periods, and the GICS industry sub-group.

The range of annual revenues for peer group members was determined so that our size measured in annual revenue would be between the 25th percentile and the median of the peer group. Flowserve, the largest company in our peer group, was selected due to its close similarities to our company in business mix and end-markets and our belief that it competes with us for senior talent. All peers are members of the Industrial Machinery GICs sub-group except for (1) Regal Beloit which, though it is in the Electrical Components and Equipment sub-group, has a similar business mix and end markets to our company, and (2) AO Smith, in the Building Products GICs sub-group, which we included to reflect our exposure to large projects.

28 2016 Proxy Statement

Executive Compensation

The following companies comprise our peer group for determining 2016 compensation:

• Actuant Corporation • AO Smith Corporation • Colfax Corporation • Crane Company • Donaldson Company, Inc.	• Flowserve Corporation • IDEX Corporation • ITT Corporation • Regal Beloit Corporation	• Valmont Industries, Inc. • Watts Water Technologies, Inc. • Woodward, Inc. • Xylem Inc.

We consider competitive compensation practices by other companies for comparative purposes. We do not target specific benchmark percentiles. The comparative analysis is just one of several tools we use to set compensation. We award compensation considering factors including market forces, company or individual performance, longevity of contribution to the company, existing contractual obligations, and differing levels of responsibility and value created by officers with the same or similar title. For the peer group used to set 2015 compensation, see “—2015 Compensation.”

2016 Compensation

Responsiveness to Stockholders

Over the last several years, our Former Parent discussed executive compensation with a number of its largest stockholders. Following these discussions, our Former Parent made a number of changes to its executive compensation practices. For example, in 2015 our Former Parent added to the equity plan a double trigger for termination payments in the event of certain terminations following a change of control and instituted a minimum one‑year vesting requirement on new equity grants. We expect to initiate our stockholder outreach program this year.

Pay for Performance/Accountability

2015 was a milestone year for our company. We completed our spin-off from our Former Parent, and continued significant restructuring, which we have accelerated in 2016. Our spin-off was designed to provide both companies greater flexibility to focus on and pursue their respective growth strategies, enabling them to create significant value for shareholders, customers, and employees.

Our Compensation Committee has established our executive compensation program as described below.

Compensation Element	Purpose	Key Characteristics
Base Salary	Reflects the competitive marketplace, role and responsibilities, experience and tenure, internal equity considerations, individual performance and contribution to our results.	Fixed compensation, reviewed and, if appropriate, adjusted annually.
Bonus Plan	Motivates NEOs to achieve our short-term business objectives.	Cash award based on pre-set corporate goals. Tied to our business objectives.
External Metric Grants	Motivates NEOs to drive performance to outperform the broader market.	Variable, performance-based restricted stock award meant to qualify as tax-deductible. Payout based on relative total shareholder return versus a pre-selected peer group.
Internal Metric Grants	Tax-deductible stock grant, meant to tie executive interests to those of stockholders through equity ownership.	Restricted stock award, measured against internal metrics meant to qualify as tax-deductible.
Pension	Provides guaranteed retirement income for participating NEOs.	Our newest NEOs, including our CEO, do not participate in our pension plan.
Other Compensation	Provides benefits promoting health and work-life balance. Designed to be competitive.	See the footnotes to the Summary Compensation Table for a listing of other compensation.

2016 Proxy Statement 29

Executive Compensation

2016 Compensation Decisions Made in 2015

Equity -- NEOs, including Mr. Michael, received equal amounts of External Metric Grants and Internal Metric Grants. Below we discuss each component of our new equity program, along with our rationale for adopting it.

External Metric Grants
Compensation Element	Specifics	Rationale and Characteristics
Comparator Group	S&P MidCap 400 Capital Goods (Industry Group) (the “MidCap 400”)

Recommended by Pearl Meyer based on reviews of multiple potential comparator groups and conversations with management and the Committee.

Comprises companies included in the S&P MidCap 400 that are classified as members of the GICS® capital goods industry group. At the time we constructed the Comparator Group the market values ranged from $1.3 billion to $8.8 billion and our market capitalization was approximately $1.5 billion. As of January 4, 2016, our market capitalization was approximately $1.2 billion. We believe that the MidCap 400 is still the best comparator group against which to measure ourselves.

Performance Metric	Relative Total Shareholder Return	We believe focusing management on our stockholders’ judgment of our performance versus that of our peers over a three-year period aligns the interests of our NEOs with those of our stockholders.
Vesting Period	Three Years	We believe that a multi-year performance period focuses management on value creation over the medium- to long-term.
Capped Payout	No more than 100% of target amount may vest if our total TSR is negative	We believe our NEO’s opportunity for grants to vest should be capped in years when our performance is negative, to increase their alignment with our medium- to long-term stockholders.

Payout Opportunity	Company total shareholder return performance versus the Comparator Group		% Rank	Payout % of Target
		Below Threshold	<35th	0%
		Threshold	35th	50%
		Target	50th	100%
		Maximum	75th	150%

Internal Metric Grants

Internal Metric Grants are designed to qualify for tax-deductible treatment. Internal Metric Grants made in 2016 vest ratably over three years, except that stock granted to retirement-eligible officers, which group does not include our CEO, vests after one year. Retirement-eligible officers have agreed to not sell or impair such vested equity until it would have vested had they not been retirement-eligible or until retirement, if earlier.

Bonus – In 2016 we are setting bonus levels for all our employees, including our NEOs, based on one set of metrics – that of the performance of our company as a whole. Our Former Parent previously awarded bonuses to non-corporate employees based at least partially on the performance of the employee’s segment or business unit. Beginning in 2016, however, we are effecting significant changes in how we operate and how we measure ourselves. Management and the Compensation Committee believe that setting only one set of metrics in 2016 will encourage all our employees to focus on total company performance and effect these changes in the manner best for our company as a whole and our stockholders.

30 2016 Proxy Statement

Executive Compensation

Pension – Our CEO does not participate in our pension plan. Two of our of our currently-serving NEOs continue to participate in the pension plan we replicated based on our Former Parent’s pension plan, as required by the Employee Matters Agreement.

2015 Compensation

Unless otherwise noted, the following section summarizes how our Former Parent’s Compensation Committee made its decisions about compensation for our NEOs. The decisions made prior to the spin-off by the Former Parent’s Compensation Committee are not necessarily reflective of our current business and approach to executive compensation.

In 2015, a significant majority of NEO direct compensation (salary, bonus, and equity awards) was incentive-based. Bonuses were based on operating performance, and equity awards were designed to reward increased stock price and aid in retention. Both cash bonuses and equity awards were also designed to align employee interests with those of stockholders. NEOs also received certain perquisites and post-employment benefits.

NEO performance was judged primarily by reference to performance of our Former Parent as a whole. Mr. Wilson’s compensation was judged by a blend of total company performance and the performance of his Segment. Additional, subjective, assessments were made, including direct assessments of performance, formal talent assessment reviews, and assessments of adherence to the values of the former organization. The Former Parent’s Compensation Committee reviewed tally sheets setting forth total compensation and walk-away values at least annually. The Former Parent’s Compensation Committee established and approved all elements of compensation for the CEO based on input from and conversations with members of the Former Parent’s management team and its independent compensation advisor (Pearl Meyer), as well as its own assessments.

Prior to the spin-off, the role of management and the Former Parent’s Compensation Committee’s outside advisor were the same as we describe above with respect to the similar roles at our company.

The Former Parent’s Compensation Committee also considered the competitive compensation practices by other companies for comparative purposes, though it did not target specific benchmark percentiles. These comparative analyses were just one of several tools used to set compensation. Compensation awarded outside the target levels was based on reasons included, but not limited to, market forces, company, business unit, or individual performance, longevity of contribution to the company, existing contractual obligations, and differing levels of responsibility and value created by officers with the same or similar title. The following companies comprised the peer group for determining 2015 compensation prior to the spin-off: Cameron International Corp., Carlisle Companies, Inc., Chicago Bridge & Iron Company N.V., Colfax Corp., Crane Co., Dover Corp., Dresser-Rand Group Inc., Flowserve Corp., FMC Technologies, Inc., Foster Wheeler AG, Ingersoll-Rand Co. Ltd., Jacobs Engineering Group Inc, KBR, Inc., Pall Corp., Parker-Hannifin Corp., Pentair, Ltd., Rockwell Automation, Inc., Roper Industries, Inc., The Babcock & Wilcox Co., and Xylem Inc.

Mr. Kearney’s Compensation

Mr. Kearney’s total direct compensation (salary, equity, and bonus) declined in 2015. His salary and equity value stayed relatively flat, and his bonus declined by $1.68 million, due to the decline in our company’s performance, largely due to declining oil and dairy end markets.

In addition, Mr. Kearney forfeited $2.69 million in value of equity, due to its failure to vest as a result of our stock performance. We believe the combination of lower bonus and forfeited equity worked as intended by our Former Parent’s Compensation Committee, by tying the portion of Mr. Kearney’s compensation over which it had control to company performance.

In contrast to the above, Mr. Kearney’s pension value accrual nearly doubled, increasing from $3.59 million to $6.45 million. The 2015 pension value accrual is largely due to an increase in the average pay on which the pension was calculated. As a result, Mr. Kearney’s total compensation reported in the Summary Compensation Table increased.

As disclosed above, Mr. Kearney retired at the end of 2015. His compensation was set by our Former Parent’s Compensation Committee. For an understanding of the NEO compensation levels and philosophy of our company, please see the description of our new President and CEO’s compensation.

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Executive Compensation

Base Salary

Base salary was designed to offer competitive base income. In setting base salary, the Former Parent’s Compensation Committee considered the salary and total compensation market data in the context of the NEO’s role and responsibilities, experience and tenure, internal equity considerations, individual performance and contribution to company results.

No NEOs other than Messrs. Smeltser and Wilson received salary increases for 2015. Mr. Smeltser received an increase in salary of 3%, in line with the U.S. merit increase budget for all Former Parent employees. Mr. Wilson received a 7.5% increase in connection with his appointment as an officer.

Bonuses

Targets

The Former Parent’s Compensation Committee set target bonus at a percentage of year‑end salary. This percentage increased as the employee’s responsibilities and authority increased to help ensure that those most able to impact company performance had the greatest percentage of their total compensation tied to company performance.

Target bonuses for most NEOs were unchanged for 2015, with targets of 130% of salary for our former CEO, 100% for Mr. Foreman, and 80% for each of Messrs. Smeltser, Kowalski, and Whitted. Mr. Wilson received an increase in his target to 70% in connection with his appointment as an officer.

Awards

Bonuses to our NEOs are paid under the 162(m) Plan (defined later). Provided that the performance metrics under the 162(m) Plan are met, and subject to the maximum payment amount permitted under the 162(m) Plan, our Compensation Committee has provided that annual incentive payments under the 162(m) Plan shall be paid by reference to the metrics under the Executive Bonus Plan (as further described below), the plan under which other executives were paid.

The Executive Bonus Plan paid bonuses ranging from 0% to 200% of target bonus by reference to one or more metrics. The threshold for at least one metric must have been met in order for any bonus to be paid. If only one metric threshold were met, total potential payout was limited to 50% of target bonus.

In anticipation of the spin-off and to keep all corporate Executive Bonus Plan participants focused on executing on the transaction and facilitating a smooth transition following the spin-off, the Former Parent’s Compensation Committee approved spin-related metrics and a minimum payout opportunity under the Executive Bonus Plan of 85%. Target payout opportunity was 125% and the maximum payout opportunity remained capped at 200%.

The metrics selected for the Executive Bonus Plan were Bank EBITDA (Consolidated EBITDA, as defined in our credit facilities) and revenue. These metrics were selected because our Former Parent’s Compensation Committee believed they are transparent and provide certainty of calculation. Further, these metrics aligned with public communications and internal business goals. In 2015, as it did every year since 2005, the Former Parent’s Compensation Committee required improvement over the prior year’s operating margin performance to receive any bonus based on that metric, and an improvement of 50 basis points over the prior year’s operating margin performance (as restated to reflect acquisitions or dispositions) to reach the target bonus.

Target and Maximum Bank EBITDA were, respectively, $390.0 million and $405.0 million. Target and Maximum revenue were, respectively, $2,628.0 million and $2,691.0 million.

Certain items were excluded to eliminate factors beyond the control of employees in the measurement year to focus employees, including NEOs, on controllable operating performance and to eliminate possible disincentives to act in the best interest of stockholders. For example, the disposition of a non‑core business may be expected to have long‑term benefits, but the loss of profits and cash flow from the business may result in lower bonuses in the year in which the business was sold. Accordingly, these numbers are adjusted in the calculation of bonuses.

The Committee exercised negative discretion and approved an 85% payout under the 162(m) Plan by reference to the Executive Bonus Plan. This below-target payout applied to all our current NEOs, with the exception of Mr. Wilson, whose payout was partially based on results specific to end market.

This table shows the total bonuses earned by our NEOs for 2015. Mr. Whitted was not eligible for a bonus, due to his leaving our company prior to the end of 2015. Please see the Summary Compensation Table for additional information.

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			Percentage of
		Target Bonus, as	Target Bonus
	2015 Year-End	Percentage of	Payable Based on
	Salary	Salary	2015 Performance	Bonus Amount
Christopher J. Kearney	$1,224,800	130%	85%	$1,353,404
Jeremy W. Smeltser	$588,300	80%	85%	$400,044
Robert B. Foreman	$840,050	100%	85%	$714,043
David A. Kowalski	$613,450	80%	85%	$417,146
David J. Wilson	$395,000	70%	62.4%	$172,536
J. Michael Whitted	N/A	N/A	N/A	N/A

Equity‑Based Awards

The Former Parent’s Compensation Committee designed equity awards to promote long‑term stock ownership and expose senior‑level management to the risks and rewards faced by long‑term stockholders. Because the equity value awarded in 2015 vests ratably over three years, it also has significant employee retention value and continues to tie the interests of NEOs to those of stockholders even after it is awarded. Grants of performance‑based restricted stock are the most significant component of our NEOs’ direct compensation opportunity.

The Former Parent’s Compensation Committee historically awarded performance-based equity awards as part of the Former Parent’s long-term incentive program. For 2015, the Former Parent’s Compensation Committee determined that, if the spin-off were to be completed, setting meaningful performance targets for a company that did not yet exist would be difficult. Instead, the Former Parent Compensation Committee determined that senior executives (including our NEOs) should receive their 2015 awards in the form of stock options and Internal Metric Grants. Stock options were selected because they would only hold value if the stock price of the post-spin company performed well. We believe the one-time grant of options worked as intended. The options have a strike price of $61.29 (as adjusted following the spin-off), and our stock price was $26.53, giving the options little current value. As discussed above, our Compensation Committee granted equal value of Internal Metric and External Metric Shares at the beginning of this year.

The table below shows the long-term incentive awards values granted for 2015 for each of our NEOs:

NEO	Stock Options	Internal Metric Grant Shares
Christopher J. Kearney	125,007	39,391
Jeremy W. Smeltser	29,061	9,157
Robert B. Foreman	38,554	12,149
David A. Kowalski	29,061	9,157
David J. Wilson	11,278	3,554
J. Michael Whitted	26,843	8,458

These awards vest ratably over three years, except that stock granted to retirement-eligible officers vested at the time of the spin-off. Retirement-eligible officers agreed to not sell or impair such vested equity until it would have otherwise vested had they not been retirement-eligible or until retirement, if earlier.

No special grants or bonuses were paid to any of the former SPX Corporation executives in connection with the spin-off.

Internal Metric Grants vest based on the same trigger applicable under the 162(m) Plan (as defined later), which is designed to qualify the stock for performance vesting treatment under IRC Section 162(m). In each of 2014 and 2015, the target was met, qualifying each tranche of internal metric stock granted in that year for vesting, subject to the employee being employed at the vesting date.

In 2013, our Former Parent introduced External Metric Grants that became eligible to vest three years after the grant date measuring total shareholder return against the S&P 1500 Industrials Index. The required performance for the three-year period ending December 31, 2015 was not achieved, and the External Metric Grants issued in 2013 were forfeited.

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Executive Compensation

Equity awards under Former Parent equity plans held by our NEOs were converted to equity awards under our equity plan at the spin-off and equitably adjusted to preserve value pre- and post-spin-off as provided under the Employee Matters Agreement. The Employee Matters Agreement also provides for the mechanics for the conversion, cancellation or replacement of equity awards granted under Former Parent equity plans. For more information about the treatment of outstanding stock options and unvested equity awards, see the Employee Matters Agreement, filed as an exhibit to our periodic reports with the SEC.

In August 2015, in anticipation of the Spin, outstanding grants of performance-based restricted stock units granted in 2013 and 2014 were modified to guarantee vesting in a minimum of 50% of target, to aid in employee retention. Officers were not granted restricted stock units, but Mr. Wilson received performance based restricted stock units before he was an officer and, accordingly, participated in the modification. No other NEO participated in the modification and, accordingly, all their External Metric Shares due to vest at the beginning of 2015 were forfeited.

Mr. Wilson was the only NEO to receive an increase in his equity award amount in 2015. His award value increased to $600,000, in connection with his appointment as an officer.

Equity Awards Practices

A full review of executive compensation, including equity awards, was and is conducted at least annually. In each of the last three years, equity awards were reviewed and approved late in the prior year and granted on the first trading day of the award year.

Dividends with respect to any shares of unvested restricted stock are deposited in the NEO’s name in an escrow or similar account maintained by SPX FLOW for that purpose. The NEO receives these dividends only if and when the related shares of equity vest. Dividends are forfeited if the equity on which those dividends were paid is forfeited.

In the event of retirement, termination by SPX FLOW without “cause” or voluntary termination by the executive for “good reason” (each as defined in the applicable award or employment agreements), unvested restricted stock will remain subject to the original performance requirements and vesting schedule (to the extent provided under such agreements).

Our Committee also may make special grants during the course of the year, primarily for new hires, for promotions, to retain valued employees or to reward exceptional performance. These special grants may be subject to performance or time vesting, and are issued on the date of grant or upon a date certain following the grant date, such as the date on which a new hire commences employment.

Other Benefits and Perquisites

We provide perquisites to attract and retain executives in a competitive marketplace, and believe these benefits are generally consistent with market practices of our peer group and other comparable public industrial manufacturing companies. See the Summary Compensation Table and accompanying footnotes for a full listing of benefits and perquisites. We do not provide tax gross‑up payments for perquisites.

In connection with the relocation of our Former Parent’s headquarters to Charlotte, North Carolina in 2002, all our then‑employees who relocated, including Mr. Foreman, were eligible to receive interest‑free, 20‑year relocation loans to finance the purchase of a principal residence. Mr. Foreman received a loan from our Former Parent in the amount of $1.5 million. We have never made any relocation loans to officers.

Our CEO may utilize our aircraft for personal travel for himself and his family. Other NEOs may be permitted personal use of our aircraft for themselves and their families if approved by our CEO. This benefit enhances security for our officers and allows them to devote more time to SPX FLOW business. We report the value of any personal use of our corporate aircraft by NEOs as ordinary taxable income and as compensation in the Summary Compensation Table.

Retirement and Deferred Compensation Plans

The NEOs, other than Mr. Wilson, participate in the SPX FLOW Supplemental Retirement Plan for Top Management (the “TMP”). Prior to the spin-off, some of the NEOs were also participants in the SPX US Pension Plan (the “USPP”) and the SPX Corporation Supplemental Individual Account Retirement Plan (the “SIARP”).

Accruals under both the USPP and SIARP were frozen prior to the spin-off, and our Former Parent remained the sponsor of both plans following the spin-off.

The TMP has been the most significant element of the executive retirement program and, prior to our replicating it as required by the Employee Matters Agreement, was in place with our Former Parent since October 22, 1985. Messrs. Kearney and Foreman have credited service in the TMP since 1997 and 1999, respectively. In each of 2005 and 2009, in response to changing market conditions

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relating to retirement practices, our Former Parent reduced benefits provided by the TMP for new participants. Changes in 2005 included a reduced benefit, longer accrual period, higher early retirement age and reduction factor, and a 50% survivorship benefit. Changes in 2009 included a longer accrual period than required for earlier participants and required five years of service as an officer before vesting. The Summary Compensation Table and the Pension Benefits table and their accompanying footnotes, provide further information concerning the annual increase in benefit value, accrued benefits and other terms of the TMP, USPP and SIARP. Retirement benefits payable upon an NEO’s termination of employment are quantified and described in “Potential Payments Upon Termination or Change‑in‑Control.”

NEOs and other senior‑level management are eligible to participate in the SPX FLOW Retirement Savings Plan (the “401(k) Plan”) and the SPX FLOW Supplemental Retirement Savings Plan (the “SRSP”), a non‑qualified deferred compensation plan that permits voluntary deferrals of base salary and annual bonuses in excess of those permitted under the 401(k) Plan. See the Nonqualified Deferred Compensation in 2015 table and accompanying narrative and footnotes for more information regarding these plans.

Termination and Change‑in‑Control Provisions

We design termination and change‑in‑control contractual provisions to be competitive at the time we enter into an agreement. As a result, our agreements have changed over time, with newer agreements generally offering reduced payments and increased vesting obligations.

Our severance arrangements are designed to protect stockholder interests by stabilizing management during periods of uncertainty. Severance arrangements have unique characteristics and value. For example, it may be necessary to offer severance agreements to prospective executives who forego significant bonuses and equity awards at the companies they are leaving or who face relocation expenses and family disruption in order to accept employment with us. Generally, executives are more willing to accept these risks and costs if they are protected in the event their employment is terminated due to unanticipated changes, including a change in control. Additionally, executives often assign significant value to severance agreements because they provide compensation for lost professional opportunities in the event of a change in control.

Severance agreements also can be a powerful tool to discourage entrenchment of management, in that severance agreements can offset the risk of financial and professional loss that management may face when recommending a sale to or merger with another company. Our severance arrangements are structured to serve the above functions, which differ, and are perceived by recipients to differ, from pay for performance. Accordingly, decisions relating to other elements of compensation have minimal effect on decisions relating to existing severance agreements.

In the case of certain terminations following a change in control, the NEOs become immediately vested in all previously granted unvested SPX FLOW restricted stock, including shares subject to performance vesting at the target level of vesting. This feature is designed to be equitable in the event of dismissal without cause or resignation for good reason, and we believe it is appropriate in the event of termination following a change in control. Additionally, other benefits may be paid in the event the executive is terminated  following a change in control (sometimes called a “double trigger”).

Termination and change‑in‑control agreements are further discussed and quantified in “Potential Payments Upon Termination or Change‑in‑Control.”

Stock Ownership Guidelines

We maintain stock ownership guidelines to emphasize the importance of substantive, long‑term share ownership by senior executives to align their financial interests with those of stockholders. The guidelines are:

Chief Executive Officer	500% of salary
Chief Operating Officer	400% of salary
Other Executive Officers	300% of salary
Other executives designated by the Committee	100% ‑ 200% of salary

Shares held in family trusts and shares held in retirement plan accounts are deemed to be owned shares for purposes of these guidelines. Unvested performance‑based equity awards are excluded. Officers are asked to attain the desired level of stock ownership within five years of becoming an officer.

Once an NEO attains the desired level of share ownership, he or she will continue to be compliant with these guidelines even if the NEO later falls below the guideline, provided that the NEO retains at least 50% of the net shares acquired upon exercise of stock

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options and at least 50% of the net shares acquired pursuant to vested restricted equity awards and vested restricted stock unit grants until he or she again meets or exceeds the guidelines.

Each NEO was in compliance with these requirements as of March 1, 2016.

Policy on Hedging

No SPX FLOW employee may trade in derivative securities relating to SPX FLOW securities, such as put and call options or forward transactions.

Tax Matters

We seek to structure executive compensation in a tax efficient manner, and review compensation plans in light of applicable tax provisions, including Section 162(m) of the Internal Revenue Code. To maintain flexibility in structuring executive compensation to achieve its goals and compensation philosophy, the Committee has not adopted a policy requiring all compensation to be tax-deductible. We structure our executive officer bonuses to be tax-deductible, and therefore a separate plan, the Executive Annual Bonus Plan (the “162(m) Plan”) determines whether each NEO qualifies for the payment of bonuses described above, and sets a cap on the amount of bonus that may be awarded and treated as tax‑deductible. The Committee may set the amounts payable under the 162(m) Plan (subject to the maximum amount permitted under the 162(m) Plan and applicable performance metrics being met). While the Committee can exercise its discretion to reduce any bonus payable under the 162(m) Plan, the Committee does not have discretion to increase the bonus payable under the 162(m) Plan.

Internal Metric Grants vest based on the same trigger as under the 162(m) Plan. In 2015, the 162(m) Plan performance goal was met.

Impact on Compensation from Misconduct—Clawbacks

If the Board of Directors were to determine that an NEO had engaged in fraudulent or intentional misconduct, it would take action to remedy the misconduct and impose appropriate discipline. Discipline would vary based on the facts and circumstances, but may include termination of employment or other appropriate actions.

We retroactively adjust compensation in the event of a restatement of financial or other performance results to the extent required by the Sarbanes‑Oxley Act of 2002. The 162(m) Plan, provides for repayment or forfeiture of awards under specified circumstances if the company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Any awards earned or accrued during the twelve‑month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document that failed to materially comply with a financial reporting requirement must be paid back to the company. To the extent that the affected award was deferred under a nonqualified deferred compensation plan maintained by the company rather than paid to the executive officer, the deferred amount (and any earnings from it) must be forfeited. Our equity award agreements provide that awards are subject to any compensation recovery policy adopted by us, as amended from time to time.

Notes

The discussion of performance targets in Compensation Discussion and Analysis is exclusively in the context of executive compensation, and you should not use these targets for any other purpose, or regard them as an indication of management’s expectations of future results.

References to “bonuses” are to performance‑based payments as reflected in the Non‑Equity Incentive Plan Compensation column of the Summary Compensation Table.

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Executive Compensation

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the SPX FLOW Board of Directors comprises three directors. Each of the Compensation Committee members is independent, as defined under SEC rules and the listing standards of the NYSE. Additionally, each member of the Compensation Committee is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee reviews SPX FLOW’s “Compensation Discussion and Analysis” on behalf of the Board of Directors.

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and SPX FLOW’s Annual Report on Form 10‑K for the year ended December 31, 2015.

Compensation Committee:
Emerson U. Fullwood, Chairman Terry S. Lisenby David V. Singer

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SUMMARY COMPENSATION TABLE FOR 2015

This table summarizes the compensation for the named executive officers in 2015. The “named executive officers” are our Chief Executive Officer, our Chief Financial Officer, and our next three most highly compensated officers who were serving as officers as of December 31, 2015, as well as J. Michael Whitted, who would have appeared as a named executive officer had he been serving as an officer as of December 31, 2015. Compensation in this and following tables includes amounts received from SPX Corporation prior to our spin-off in 2015. References to benefit plan amounts in this and the following tables include amounts under the corresponding SPX Corporation plans prior to our spin-off.

						Change in
						Pension Value
						and
						Nonqualified
						Deferred
			Stock	Option	Non-Equity	Compensation	All Other
		Salary	Awards	Awards	Incentive Plan	Earnings	Compensation		Total
Name and Principal Position	Year	($)(1)	($)(2)	($)	Compensation (3)	($)(4)	($)(5)		($)
Christopher J. Kearney	2015	$1,224,800	$3,382,505	$3,382,501	$1,353,404	$6,446,495	$444,584	(6)	$16,234,289
Chairman, President and CEO, retired	2014	$1,214,277	$6,941,749		$3,088,946	$3,585,158	$412,522		$15,242,652
	2013	$1,147,615	$5,199,977		$1,824,680	$771,380	$261,011		$9,204,663
Jeremy W. Smeltser	2015	$584,505	$1,536,304	$786,347	$400,044	$668,484	$81,709	(7)	$4,057,393
Vice President & CFO	2014	$556,923	$1,613,698		$886,502	$326,309	$104,098		$3,487,530
	2013	$486,538	$1,188,532		$484,000	$70,908	$57,651		$2,287,629
Robert B. Foreman	2015	$840,050	$1,043,235	$1,043,213	$714,043	$4,779,901	$323,610	(8)	$8,744,052
Executive Vice President,	2014	$832,814	$2,140,906		$1,629,697	$2,393,486	$335,293		$7,332,196
Global Business Systems &	2013	$788,110	$1,485,670		$961,950	$1,297,713	$213,690		$4,747,133
Services, President, Asia Pacific, retired
David A. Kowalski	2015	$613,450	$1,286,289	$786,347	$417,146	$1,034,501	$58,261	(9)	$4,195,994
President, GMO

David J. Wilson	2015	$388,897	$993,454	$305,166	$172,536	$47,478	$166,295	(10)	$2,073,826
President, Industrial

J. Michael Whitted	2015	$486,998	$726,288	$726,331	$0	$831,242	$1,771,634	(11)	$4,542,493
Former VP Corporate Development	2014	$521,127	$1,490,527		$816,197	$269,161	$118,900		$3,215,912

(1)

Named executive officers are eligible to defer up to 50% of their salaries into the SPX FLOW Retirement Savings Plan, a tax-qualified retirement savings plan (the “401(k) Plan”) (up to applicable IRS limits), and up to 50% of their salaries into the SPX FLOW Supplemental Retirement Savings Plan, a nonqualified deferred compensation plan (the “SRSP”). In 2015, the named executive officers deferred the following portions of their salaries into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan	Deferred into SRSP
Mr. Kearney	$18,000	$231,672
Mr. Smeltser	$18,000	$72,775
Mr. Foreman	$24,000	$55,572
Mr. Kowalski	$18,000	$35,510
Mr. Wilson	$18,000	$19,927
Mr. Whitted	$18,000	$77,009
(2)

These grants are generally subject to performance vesting conditions. The amounts reported in the above table were calculated in accordance with Topic 718 to reflect their grant date fair value given vesting requirements. See note 15 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2015, and our Former Parent’s Annual Reports on Form 10-K for the years ended December 31, 2014, and December 31, 2013, for additional information regarding the calculation of these numbers. See the Grants of Plan Based Awards in 2015 table for more information on these grants. The values of the grants assuming automatic vesting (no performance requirement) are as follows:

Name	2015	2014	2013
Mr. Kearney, retired	$4,810,867	$8,216,209	$6,300,723
Mr. Smeltser	$1,868,363	$1,909,969	$1,440,125
Mr. Foreman, retired	$1,483,748	$2,533,977	$1,800,156
Mr. Kowalski	$1,618,348	N/A	N/A
Mr. Wilson	$933,964	N/A	N/A
Mr. Whitted, left the company	$1,032,930	$1,764,190	N/A

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(3)

In 2016, the year in which they received the 2015 nonequity incentive compensation payout, the following named executive officers deferred the following portions of their nonequity incentive compensation awards into the 401(k); deferrals to the SRSP from the 2015 nonequity incentive compensation payout were not permitted pursuant to the terms of the SRSP.

Name	Deferred into 401(k) Plan	Deferred into SRSP
Mr. Kearney	$0	N/A
Mr. Smeltser	$1,030	N/A
Mr. Foreman	$0	N/A
Mr. Kowalski	$9,742	N/A
Mr. Wilson	$12,078	N/A
Mr. Whitted	$0	N/A
(4)

The change in pension value is based on assumed discount rates of 3.61% at December 31, 2014, and 3.02% at December 31, 2015. Normal increases in pension value due to changes in pay, additional service, additional age, lump sum interest rate and mortality improvements accounted for the remaining increase for these named executive officers. Mr. Whitted’s change in pension value includes one additional year of age and service pursuant to his employment agreement and separation from the company.

There were no above market earnings on nonqualified deferred compensation to report for any of the named executive officers in 2015.

(5)

The SPX FLOW Foundation (the “Foundation”) will make matching donations for charitable contributions for any employee up to a total of $20,000 per annum. The Foundation will make matching contributions for each named executive officer up to a total of $50,000 per annum. Amounts reported are matching amounts in excess of the $20,000 match available to all employees.

The incremental cost to us for the personal use of our aircraft includes the variable costs of using the aircraft, including fuel, travel expenses for the crew, airport fees and food and beverages.

(6)	Mr. Kearney, retired, received $444,584 in All Other Compensation, including:
•	$203,615 in matching contributions to the SRSP;
•	$91,740 for the incremental cost for the personal use of the company aircraft;
•	$13,250 in matching contributions to the 401(k) plan; and
•	$117,770 in vacation payout upon termination.

The remaining $18,209 consisted of financial planning; post-retirement key manager life benefit; post-retirement medical insurance benefit; executive physical; and coverage under the executive long-term disability plan.

(7)	Mr. Smeltser received $81,709 in All Other Compensation, including:
•	$60,826 in matching contributions to the SRSP; and
•	$13,250 in matching contributions to the 401(k) plan.

The remaining $7,633 consisted of financial planning; post-retirement key manager life benefit; post-retirement medical insurance benefit; executive physical; and coverage under the executive long-term disability plan.

(8)	Mr. Foreman, retired, received $323,610 in All Other Compensation, including:
•	$111,045 in matching contributions to the SRSP;
•

$84,000 that he was deemed to receive in 2015 representing the market interest rate on the $1.5 million interest-free loan that he received from our Former Parent in February 2002, in connection with his relocation to Charlotte, North Carolina;

•	$30,000 in charitable matching contributions;
•	$13,250 in matching contributions to the 401(k) plan; and
•	$80,774 in vacation payout upon termination.

The remaining $4,541 consisted of financial planning; post-retirement key manager life benefit; post-retirement medical insurance benefit; the incremental cost for the personal use of the company aircraft; executive physical, and coverage under the executive long‑term disability plan.

(9)	Mr. Kowalski received $58,261 in All Other Compensation, including:
•	$44,931 in matching contributions to the SRSP; and
•	$13,250 in matching contributions to the 401(k) plan.

The remaining amount consisted of the incremental cost for the personal use of the company aircraft; post-retirement key manager life benefit; post-retirement medical insurance benefit; executive physical; and coverage under the executive long-term disability plan.

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Executive Compensation

(10)	Mr. Wilson received $166,295 in All Other Compensation, including:
•	$19,910 in matching contributions to the SRSP;
•

$70,328 representing the change in value between December 31, 2014 and December 31, 2015 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 3.53% and 4.66% on those dates, respectively;

•

$30,958 representing the expatriate tax benefits provided to Mr. Wilson in connection with his non-permanent relocation, at our request, to China, consistent with our policy for employees working on non-permanent assignments outside their home countries. Under our expatriate assignment policy, we are responsible for tax preparation fees and additional U.S. or foreign taxes due, if any, as a direct result of an employee’s international assignment, and the employee remains responsible for the amount of taxes he or she would have incurred if he or she had continued to live and work in his or her home country. The amount of tax benefits for Mr. Wilson was driven primarily by the vesting of certain 2012 and 2013 equity grants;

•	$13,250 in matching contributions to the 401(k) plan; and
•	$30,000 in charitable matching contributions.

The remaining $1,849 consisted of executive physical; post-retirement key manager life benefit; and the incremental cost for the personal use of the company aircraft.

(11)	Mr. Whitted, left the company, received $1,771,634 in All Other Compensation, including:
•	$55,210 in matching contributions to the SRSP;
•	$30,000 in charitable matching contributions;
•	$13,250 in matching contributions to the 401(k) plan;
•	$47,310 in vacation payout upon termination;
•	$1,542,097 of severance pay including one times his annual base salary of $525,900, bonus of $816,197 and an additional $200,000; and
•	$64,454 in estimated benefits and perquisites including outplacement assistance, financial planning, and health insurance coverage.

The remaining $19,313 consisted of financial planning; executive physical; the incremental cost for the personal use of the company aircraft; post-retirement key manager life benefit; post-retirement medical insurance benefit; and coverage under the executive long-term disability plan.

The above benefits are provided pursuant to the terms of employment agreements with each named executive officer other than Mr. Wilson. The agreements are the same with the exception of differing titles (and associated reporting responsibilities), annual base salary levels, severance entitlements, retiree medical terms, allowance amounts for annual income tax return preparation and financial planning, and different employment term durations. The expiration date for these rolling term agreements is automatically extended by one day for each day of the term that elapses. Messrs. Smeltser and Whitted’s agreements have a one-year term that extends annually, subject to a one hundred eighty (180) day notice provision. Mr. Wilson does not have an employment agreement.

Under the agreements, any annual base salary rate reductions require the named executive officer’s consent. The agreements provide for participation in any annual performance bonus plans, long-term incentive plans, and equity based compensation plans that we establish or maintain for our officers. The agreements further provide for continuation of all other senior executive benefit plans offered by us, subject to our right to modify, suspend or discontinue the plans. Business expense reimbursement, perquisites and vacation entitlements also are provided pursuant to the agreements.

See “Compensation Discussion and Analysis” for further discussion and explanation of each element of compensation.

40 2016 Proxy Statement

Executive Compensation

Grants of Plan‑Based Awards IN 2015

The following table provides information regarding equity and non‑equity awards granted to the named executive officers in 2015.  Grants made prior to spin are as granted and as such do not reflect the equitable adjustment.

Estimated Future	Estimated Future
Payouts Under	Payouts Under	Exercise
Non-Equity	Equity	Price of	Grant Date
Incentive Plan	Incentive Plan	Stock	Stock	Fair Value of
Awards	Awards	Option	Option	Stock and
Maximum	Target	Awards	Awards	Option Awards
Name	Grant Date (1)	Award Date (1)	($) (2)	(#) (3)	(#) (4)	$ (5)	($) (6)
Christopher J. Kearney,	1/2/2015	12/18/2014	$3,184,480	39,391	$3,382,505
retired	1/2/2015	12/18/2014	125,007	$85.87	$3,382,501
Jeremy W. Smeltser	1/2/2015	12/18/2014	$941,280	9,157	$1,613,698
1/2/2015	12/18/2014	29,061	$85.87	$786,347
12/16/2015	29,002	$809,446
Robert B. Foreman, retired	1/2/2015	12/18/2014	$1,680,100	12,149	$2,140,906
1/2/2015	12/18/2014	38,554	$85.87	$1,043,213
David A. Kowalski	1/2/2015	12/18/2014	$981,520	9,157	$1,613,698
1/2/2015	12/18/2014	29,061	$85.87	$786,347
12/16/2015	19,334	$499,977
David J. Wilson	1/2/2015	12/18/2014	$553,000	3,554	$305,182
1/2/2015	12/18/2014	11,278	$85.87	$305,166
9/28/2015	6,201	(3a)	$188,295 (3a)
12/16/2015	19,334	$499,977
J. Michael Whitted,	1/2/2015	12/18/2014	$841,440	8,458	$1,490,527
left the company	1/2/2015	12/18/2014	26,843	$85.87	$726,331
(1)

The Former Parent’s Compensation Committee approved annual equity awards and participation in the 162(m) Plan bonuses at the December 2014 Compensation Committee meeting. The effective date of equity awards is determined without regard to current or anticipated stock price levels or the release of material non‑public information.

(2)

Represents the maximum amount payable under the 162(m) Plan if the performance target is reached, subject to the Committee’s ability, in its sole discretion, to reduce the amount actually paid. In 2016, the Compensation Committee determined the amount payable under the 162(m) Plan by reference to the Executive Bonus Plan performance metrics. See “Compensation Discussion and Analysis—2015 Compensation—Bonuses—Bonus Awards” for further discussion of this practice. The following table shows the minimum, target and maximum payouts in the Executive Bonus Plan matrix, upon which the Committee based the 2015 bonus payments of our named executive officers.

	Estimated Future Payouts Under
	Non-Equity Incentive Plan Awards
	Threshold	Target	Maximum
Name	($)	($)	($)
Christopher J. Kearney, retired	$398,060	$1,592,240	$3,184,480
Jeremy W. Smeltser	$117,660	$470,640	$941,280
Robert B. Foreman, retired	$210,013	$840,050	$1,680,100
David A. Kowalski	$122,690	$490,760	$981,520
David J. Wilson	$69,125	$276,500	$553,000
J. Michael Whitted, left the company	$105,180	$420,720	$841,440
(3)

As granted prior to spin-off. Assumes all stock will vest. See “Compensation Discussion and Analysis—2015 Compensation—Equity Based Awards” for a description of the performance vesting requirements. All shares are subject to performance requirements.

(3a)Represents number and incremental value of performance-based restricted stock units with guaranteed 50% minimum vesting.  3,409 target restricted stock units granted on January 2, 2013, and 2,792 target restricted stock units granted on January 2, 2014.

(4)

As granted prior to spin-off. This column shows the number of stock options granted. Stock options awarded on January 2, 2015 vest at the rate of 33 1/3% per year, with vesting dates of January 2, 2016, January 2, 2017, and January 2, 2018.

(5)	Represents the exercise price based on the closing stock price on January 2, 2015.
(6)

Represents the Topic 718 grant date fair value, based on the closing price of our stock on the day prior to the grant. See note 15 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2015 for the assumptions made in the valuation of these awards.

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Outstanding Equity Awards at Fiscal Year‑End 2015

The following table details the outstanding equity awards held by each of our named executive officers at December 31, 2015 and, to the extent applicable, reflect the effect of the spin-off.

	Option Awards				Stock Awards
										Equity
								Equity		Incentive
								Incentive		Plan Awards:
								Plan Awards:		Market or
							Market	Number of		Payout Value
	Number of	Number of			Number of		Value of	Unearned		of Unearned
	Securities	Securities			Shares		Shares	Shares, Units		Shares, Units
	Underlying	Underlying			or Units		or Units	or Other		or Other
	Unexercised	Unexercised			of Stock		of Stock	Rights That		Rights That
	Options	Options	Option	Option	That Have		That Have	Have Not		Have Not
	Exercisable	Unexercisable	Exercise	Expiration	Not Vested		Not Vested	Vested		Vested
Name	(1)(#)	(#)	Price (2)($)	Date	(#)		($)	(#)		(3)($)
Christopher J. Kearney,	175,151		$61.29	1/2/2025				88,762	(6a)	$2,477,347
retired								22,765	(6b)	$635,371
								96,322	(8a)	$2,688,347
								12,872	(8b)	$359,258
Jeremy W. Smeltser		40,718	$61.29	1/2/2025	29,002	(5)	$809,446	13,024	(4)	$363,500
								20,634	(6a)	$575,895
								5,291	(6b)	$147,672
								22,120	(8a)	$617,369
								2,984	(8b)	$83,283
Robert B. Foreman,	54,019		$61.29	1/2/2025				27,375	(6a)	$764,036
retired								7,020	(6b)	$195,928
								27,519	(8a)	$768,055
								3,677	(8b)	$102,625
David A. Kowalski		40,718	$61.29	1/2/2025	19,344	(5)	$539,612
								20,634	(6a)	$575,895
								5,291	(6b)	$147,672
								22,120	(8a)	$617,369
								2,984	(8b)	$83,283
David J. Wilson		15,801	$61.29	1/2/2025				5,054	(4)	$141,057
					19,334	(5)	$539,612
					1,955	(7a)	$54,564
								3,911	(7b)	$109,156
					1,225	(9a)	$34,190
								4,776	(9b)	$133,298
J. Michael Whitted,	12,535		$61.29	12/4/2017				4,009	(4)	$111,891
left the company								2,444	(6b)	$68,212
								20,276	(8a)	$565,903
								2,736	(8b)	$76,362

(1)

Stock options awarded on January 2, 2015 that vested upon retirement or separation from the company. The number of shares underlying outstanding stock options was adjusted as a result of our spin-off on September 26, 2015.

(2)	Represents the adjusted exercise price as a result of our spin-off on September 26, 2015.
(3)	Based on the closing price of our common stock of $27.91 on December 31, 2015.
(4)

Restricted shares awarded on January 2, 2015 vest at the rate of 33 1/3% per year, subject to satisfaction of internal performance criteria for the applicable year, with vesting dates of January 2, 2016, January 2, 2017, and January 2, 2018. The number of restricted shares outstanding was adjusted as a result of our spin-off on September 26, 2015.

(5)	Restricted shares awarded on December 16, 2015 vest at the rate of 50% per year, with vesting dates of December 16, 2016 and December 16, 2017.

(6a)Restricted shares awarded on January 2, 2014 become eligible to vest January 2, 2017 subject to satisfaction of external performance criteria for the three year performance period. The number of restricted shares outstanding was adjusted as a result of our spin-off on September 26, 2015.

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(6b)Restricted shares awarded on January 2, 2014 vest at the rate of 33 1/3% per year, subject to satisfaction of internal performance criteria for the applicable year, with vesting dates of February 25, 2015, March 2, 2016 and first quarter 2017 upon performance certification. The number of restricted shares outstanding was adjusted as a result of our spin-off on September 26, 2015.

(7a)Restricted units awarded on January 2, 2014 vest at the rate of 33 1/3% per year, with vesting dates of January 2, 2015, January 2, 2016 and January 2, 2017. The number of shares underlying restricted share units are based on the adjustment as a result of our spin-off on September 26, 2015.

(7b)Restricted units awarded on January 2, 2014 become eligible to vest January 2, 2017 subject to satisfaction of external performance criteria for the three year performance period; the number of restricted units vesting subject to minimum of 50%. The number of shares underlying restricted share units are based on the adjustment as a result of our spin-off on September 26, 2015.

(8a)Restricted shares awarded on January 2, 2013 become eligible to vest January 2, 2016 subject to satisfaction of external performance criteria for the three year performance period. The number of restricted shares outstanding was adjusted as a result of our spin-off on September 26, 2015.

(8b)Restricted shares awarded on January 2, 2013 vest at the rate of 33 1/3% per year, subject to satisfaction of internal performance for the applicable year, with vesting dates of February 25, 2014, February 25, 2015, and March 2, 2016. The number of restricted shares outstanding was adjusted as a result of our spin-off on September 26, 2015.

(9a)Restricted units awarded on January 2, 2013 vest at the rate of 33 1/3% per year, with vesting dates of January 2, 2014, January 2, 2015, and January 2, 2016. The number of shares underlying restricted share units are based on the adjustment as a result of our spin-off on September 26, 2015.

(9b)Restricted units awarded on January 2, 2013 become eligible to vest January 2, 2016 subject to satisfaction of external performance criteria for the three year performance period; the number of restricted units vesting subject to minimum of 50%. The number of shares underlying restricted share units are based on the adjustment as a result of our spin-off on September 26, 2015.

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Executive Compensation

Option Exercises and Stock Vested in 2015

The following table sets forth stock vested for each of our named executive officers in 2015. Our named executive officers did not exercise any options in 2015.

	Stock Awards
	Number of
	Shares	Value
	Acquired on	Realized on
	Vesting	Vesting
Name	(#)	($)(1)
Christopher J. Kearney, retired	71,879	$3,350,569
Jeremy W. Smeltser	7,201	$553,333
Robert B. Foreman, retired	21,982	$1,016,634
David A. Kowalski	16,676	$775,891
David J. Wilson	979	$84,116
J. Michael Whitted, left the company	8,249	$730,839
(1)	Based on the market value at time of vesting.

Pension Benefits

The following table sets forth the net present value of accumulated benefits payable to each of the named executive officers, including the number of years of credited service. No pension benefit payments were made to any named executive officers during the 2015 fiscal year.

		Number of Years		Present Value of	Payments during
		Credited		Accumulated	the last
		Service		Benefit (3)	fiscal year
Name	Plan Name (1)	(#)		($)	($)
Christopher J. Kearney	TMP	15.00		$42,234,730	$0

Jeremy W. Smeltser	TMP	6.67		$1,336,320	$0

Robert B. Foreman	TMP	15.00		$23,119,368	$0

David A. Kowalski	TMP	10.36		$3,344,618	$0

David J. Wilson	TMP	N/A		$0	$0

J. Michael Whitted	TMP	7.67	(2)	$1,841,233	$0

(1)

The name of the pension plan is the SPX FLOW Supplemental Retirement Plan for Top Management (the “TMP”). Prior to our spin-off in 2015, this benefit was provided under the SPX Corporation Supplemental Retirement Plan for Top Management.

Upon designation by the Compensation Committee, named executive officers participate in the TMP. For those named executive officers who became participants in the TMP prior to August 24, 2005 (Messrs. Kearney and Foreman), the benefit formula is 60% of final average pensionable earnings (highest three of last ten calendar years of employment). This target benefit accrues ratably over a 15‑year period with the officer receiving the maximum benefit after 15 years. A participant may retire as early as age 55, but benefits payable at early retirement are reduced 3% per year from age 60.

For those named executive officers who became participants in the TMP on or after August 24, 2005 (Messrs. Smeltser, Kowalski and Whitted), the benefit formula is 50% of final average pensionable earnings (highest 3 of last 10 calendar years of employment). For Messrs. Smeltser and Whitted, this target benefit accrues ratably over a 25‑year period with the officer receiving the maximum benefit after 25 years. For Mr. Kowalski, this target benefit accrues ratably over a 20-year period with the officer receiving the maximum benefit after 20 years. A participant’s benefits may commence as early as age 55, but benefits payable at early retirement are reduced 4% per year from age 62.

Mr. Wilson does not participate in the TMP.

For all participants in the TMP other than Messrs. Smeltser and Whitted, the benefit vests after 5 years of service. For Messrs. Smeltser and Whitted, this benefit vests after 5 years of service as an officer. Participants in the TMP may elect to receive their benefits in a lump sum or annuity form of payment.

In general, “pensionable earnings” for purposes of the TMP is the amount reported as wages on a participant’s Form W‑2 and paid prior to termination of employment, increased by (i) amounts contributed by the participant to the 401(k) Plan, SRSP and the SPX FLOW Flexible Spending Account Plans, and (ii) vacation and holiday pay (but not severance pay) paid after termination of employment. “Pensionable earnings” does not include the following amounts: (i) reimbursements or other expense allowances, (ii) fringe benefits (cash and non‑cash), (iii) moving expenses, (iv) welfare benefits, (v) deferred compensation, (vi) the value of

44 2016 Proxy Statement

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restricted shares and other equity awards, (vii) severance pay paid after termination of employment, and (viii) employer‑provided automobiles, mileage reimbursements and car allowances for which no documentation is required, hiring bonuses or other special payments, taxable and non‑taxable tuition reimbursements, the taxable value of physical examinations and group term life insurance coverage in excess of $50,000, and other similar amounts not paid in cash that are required to be included in taxable income under the Internal Revenue Code.

Prior to our spin-off in 2015, certain of our named executive officers also participated in pension plans sponsored by SPX Corporation – the SPX US Pension Plan (the “USPP”) and the SPX Corporation Supplemental Individual Account Retirement Plan (“SIARP”). Accruals under both of these plans were frozen prior to the spin-off, and SPX Corporation remained the sponsor of both plans after the spin-off. The USPP is a tax‑qualified cash‑balance defined benefit pension plan. The SIARP is a nonqualified defined benefit plan that provides benefits in excess of the limitation on benefits imposed by the Internal Revenue Code for certain USPP participants. The following table sets forth the net present value of accumulated benefits payable to those named executive officers who participated in the USPP and SIARP, including the number of years of credited service. No pension benefits payments were made from the USPP or SIARP to any named executive officers during the 2015 fiscal year.

(2)	Mr. Whitted’s credit service includes an additional year of service pursuant to the terms of his separation agreement.

		Number of Years	Present Value of
		Credited	Accumulated
		Service	Benefit (3)
Name	Plan Name (1)	(#)	($)
Christopher J. Kearney	SIARP	18.62	$2,270,752
	USPP	18.62	667,663
Robert B. Foreman	SIARP	16.39	$1,319,249
	USPP	16.39	517,615
David A. Kowalski	SIARP	16.19	$401,613
	USPP	16.19	389,571
David J. Wilson	SIARP	17.17	$71,507
	USPP	17.17	185,230

(3)

The change in pension value in the TMP is based on assumed discount rates of 3.61% at December 31, 2014, and 3.01% at December 31, 2015. The change in pension value in the SIARP is based on assumed discount rates of 3.58% at December 31, 2014, and 3.96% at December 31, 2015. The change in pension value in the USPP is based on assumed discount rates of 4.05% at December 31, 2014, and 4.27% at December 31, 2015. Normal increases in pension value due to changes in pay, additional service, additional age, lump sum interest rate and mortality improvements accounted for the remaining increase for these named executive officers.

Nonqualified Deferred Compensation in 2015

The following table sets forth information relating to the SRSP. Named executive officers and other senior‑level management are eligible to participate in the SRSP, a nonqualified deferred compensation plan that allows them to make pre‑tax deferrals in excess of those permitted by the 401(k) Plan. Named executive officers may defer up to 50% of their base compensation (excluding bonuses) and up to 100% of their annual bonuses into the SRSP. Both base compensation and bonus deferral elections are made prior to the beginning of the year to which they relate.

A company match is made to the SRSP after the maximum company match has been made under the 401(k) Plan. The deferrals and match are allocated to the fund(s) under the SRSP as selected by the participant.

In general, “eligible compensation” for purposes of the SRSP is the amount reported as wages on a participant’s Form W‑2, (A) increased by (i) amounts contributed by the participant to the 401(k) Plan and the SPX FLOW Flexible Spending Account Plans, and (ii) vacation and holiday pay paid after termination of employment; and (B) decreased by (i) reimbursements or other expense allowances, (ii) fringe benefits (cash and non‑cash), (iii) moving expenses, (iv) welfare benefits (provided that short‑term disability payments are included and long‑term disability payments are excluded), (v) employer‑provided automobiles, mileage reimbursements and car allowances for which no documentation is required, taxable and non‑taxable tuition reimbursements and the taxable value of physical examinations and group term life insurance coverage in excess of $50,000, (vi) pay in lieu of notice, (vii) deferred compensation, (viii) the value of restricted shares and other equity awards, and (ix) severance pay paid after termination of employment.

All matching contributions into the 401(k) Plan are invested initially in the SPX FLOW Common Stock Fund and are allocated in the form of units. The units consist primarily of SPX FLOW common stock, with a portion of the fund in cash, for purposes of administrative convenience. All matching contributions into the SRSP are made in cash and invested according to the participant’s elections. All participant and matching contributions vest immediately. There is no minimum holding period. The SRSP is unfunded and earnings are credited on account balances based on participant direction within the same investment choices available in the 401(k) Plan, except that the SPX FLOW Company Stock Fund and a stable value fund are not available under the SRSP. All returns in the SRSP and the 401(k) Plan are at market rates. In‑service distributions are not allowed under the SRSP. In accordance with the rules set forth under the SRSP participants generally elect the form and timing of payment of their SRSP deferral account prior to the years in which such amounts are deferred. All amounts deferred under the SRSP after 2009 and before 2016 will be paid in a lump sum payment six months

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following termination of employment. Participants may elect to receive their pre‑2009 accounts in a lump sum, annual installments (two to ten years) or monthly installments (up to 120 months) upon separation from service, on a date that is a specified number of months after retirement or separation from service, or on a specified date following separation from service (no later than attainment of age 70 1/2). Beginning in 2016, participants may elect to receive their amounts deferred in 2016 and later in either a lump sum or five annual installments, six months following employment termination.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
Name	in Last FY (1)	in Last FY (2)	in Last FY (3)	Distributions	at Last FYE (4)
Christopher J. Kearney	$849,461	$203,615	$14,863	$0	$10,686,375
Jeremy W. Smeltser	$204,227	$60,826	$1,010	$0	$796,509
Robert B. Foreman	$152,455	$111,045	$163,891	$0	$5,025,584
David A. Kowalski	$75,429	$44,931	$(2,048)	$0	$895,032
David J. Wilson	$24,363	$19,910	$(2,734)	$0	$99,296
J. Michael Whitted	$240,248	$55,210	$160,568	$0	$5,472,680
(1)
(1)	Contributions to the SRSP consisted of the following amounts reported in the Summary Compensation Table:

		2014 Non-Equity Incentive
Name	2015 Salary	Plan Compensation
Mr. Kearney	$231,672	$617,789
Mr. Smeltser	$72,775	$131,452
Mr. Foreman	$55,572	$96,883
Mr. Kowalski	$35,510	$39,919
Mr. Wilson	$19,927	$4,436
Mr. Whitted	$77,009	$163,239
(2)	Represents matching amounts contributed by us to the SRSP. These amounts have been included in the All Other Compensation column of the Summary Compensation Table.
(3)	Aggregate earnings under the SRSP are not above‑market and, accordingly, are not included in the Summary Compensation Table.
(4)	In addition to the amounts in footnote (1), includes the following amounts of contributions to the SRSP reported as compensation in the Summary Compensation Table for the:
•	Year ended December 31, 2014: Mr. Kearney, $225,355; Mr. Smeltser, $68,624; Mr. Foreman, $149,053; Mr. Kowalski, $34,591, and Mr. Whitted, $72,018.
•	Year ended December 31, 2013: Mr. Kearney, $212,023; Mr. Smeltser, $60,000; Mr. Foreman, $140,122; Mr. Kowalski, $29,659, and Mr. Whitted, $66,966.
•	Year ended December 31, 2012: Mr. Kearney, $204,050; Mr. Smeltser, $48,646; Mr. Foreman, $135,675; Mr. Kowalski, $0.00, and Mr. Whitted, $62,331.

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Potential Payments Upon Termination or Change‑in‑Control

We have entered into agreements, including an employment agreement for certain of our named executive officers, and a change‑in‑control agreement and stock plan award agreements with each of our named executive officers, governing compensation in the event of a termination of employment or a change in control of our company. The following tables set forth the expected benefit to be received by each named executive officer in the event of his termination resulting from various scenarios, assuming a termination date of December 31, 2015 and a stock price of $27.91, our closing stock price on December 31, 2015. The following tables should be read in connection with the Pension Benefits table on p. 44. Assumptions and explanations of the numbers set forth in the tables below are set forth in the footnotes to, and in additional text following, the tables.

Jeremy W. Smeltser
						Involuntary
	(a) Voluntary					Without
	Resignation or					Cause/Voluntary		Termination
	(b) Involuntary					Resignation		Following
	Termination			Death		for Good		Change in
	For Cause		Disability	Pre-retirement		Reason		Control
Salary	$0		$0	$0		$588,300	(1)	$1,176,600	(2)
Bonus	$0		$0	$0		$886,502	(3)	$1,773,004	(4)
Value of Accelerated Equity (5)	$0		$2,597,165	$2,597,165		$1,300,378		$2,597,165
Retirement Plans (6)	$44,020	(6.a)	$0	$28,971	(6.b)	$725,572	(6.c)	$1,302,453	(6.d)
All Other Compensation (7)	$56,567		$5,792,809	$2,260,683		$111,932		$310,326
TOTAL	$100,587		$8,389,974	$4,886,819		$3,612,684		$7,159,548

(1)	One times annual salary at time of termination.
(2)	Greater of two times annual salary just prior to change in control or time of termination.
(3)

Greater of one times actual bonus for prior year or average for the three prior years, plus the amount, if any, by which the bonus that would have been paid for the bonus plan year in which such termination occurs, based on the performance level actually attained, exceeds actual bonus for the prior year or the average for the three prior years.

(4)	Greater of two times highest earned bonus amount for three years prior to termination year or target or earned bonus for the termination year.
(5)

Value of vesting in all unvested restricted stock and stock options. The values in the table assume that all applicable performance vesting requirements will be met, all value of the above performance based stock is subject to performance vesting requirements in the cases of termination by SPX FLOW without cause, and voluntary termination by the executive for good reason. There are no in-the-money stock options.

(6)	Estimated increase in pension value from the total amount set forth in the Pension Benefits table, on p. 44, resulting from:

6.a—the benefit becoming payable at age 55.

6.b—the benefit being paid in a lump sum immediately, rather than being paid in the form elected at age 62.

6.c—credit for one additional year of age and service, and the benefit becoming payable at age 55, rather than age 62.

6.d—credit for two additional years of age and service, and the benefit being immediately payable as a lump sum, rather than being paid in the form elected at age 62, and the application of an alternative definition of final average pay.

(7)	Includes:
•	Accrued vacation time: Salary for five weeks of accrued vacation time, for each termination scenario, in the amount of $56,567.
•	Life insurance: Values for life insurance in an amount equal to, in the case of:
•

Involuntary termination without cause or voluntary termination for good reason, two times annual salary at the time of termination for one year, and an amount equal to the annual salary for the remainder of his life with an estimated present value in the amount of $1,344;

•

Termination following a change in control, two times annual salary at the time of termination for two years and an amount equal to the annual salary for the remainder of his life, with an estimated present value of $168,788;

•	Disability, an amount equal to $211,398; and
•	In case of voluntary resignation or involuntary termination for cause, none.
•	Disability payments: In the case of termination due to disability:
•

$5,524,844, in disability payments, representing the present value of an annual payment of $395,364 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $147,000 from the company’s Group LTD Plan or exclude other income offsets. The

2016 Proxy Statement 47

Executive Compensation

estimated present value of the retirement plan benefit is correspondingly reduced by $1,336,320 due to the benefit being payable at age 65 rather than age 62.
•

Death benefit:  In the case of death Mr. Smeltser’s estate would receive life insurance proceeds of $2,204,116, which is equal to the sum of two times his annual salary (less $50,000 in insurance from the company’s group life insurance plan maintained for other SPX FLOW employees) in the amount of $1,126,600 and gross‑ups for federal and other tax liabilities in the amount of $1,077,516.

•	In the case of involuntary termination without cause, voluntary termination for good reason, or termination following a change in control, outplacement assistance of $35,000.
•	Post‑retirement health: None.
•	Additional benefits:
•	Financial planning services:
•	In the case of involuntary termination without cause or voluntary termination for good reason, Mr. Smeltser would be entitled to $7,553; and
•	In the case of termination following a change in control, Mr. Smeltser would be entitled to $15,106.
•	Health and welfare insurance premiums:
•	In the case of involuntary without cause or voluntary termination for good reason, Mr. Smeltser would be entitled to the amount of $11,388; and
•	In the case of termination following a change in control, Mr. Smeltser would be entitled to the amount of $34,705.
•	Annual physicals in the case of termination following change in control, involuntary termination without cause or voluntary termination for good reason.

David A. Kowalski
						Involuntary
	(a) Voluntary					Without
	Resignation or					Cause/Voluntary		Termination
	(b) Involuntary					Resignation		Following
	Termination			Death		for Good		Change
	For Cause		Disability	Pre-retirement		Reason		in Control
Salary	$0		$0	$0		$613,450	(1)	$1,226,900	(2)
Bonus	$0		$0	$0		$538,364	(3)	$1,076,728	(4)
Value of Accelerated Equity (5)	$1,963,831	(5.a)
	$0	(5.b)	$1,963,831	$1,963,831		$1,963,831		$1,963,831
Retirement Plans (6)	$8,752	(6.a)	$0	$8,752	(6.b)	$1,048,823	(6.c)	$1,893,745	(6.d)
All Other Compensation (7)	$576,031	(7.a)	$2,832,931	$2,359,278		$616,465		$643,576
	$58,986	(7.b)
TOTAL	$2,548,614	(a)	$4,796,762	$4,331,861		$4,780,933		$6,804,780
	$67,738	(b)

(1)	One times annual salary at time of termination.
(2)	Greater of two times annual salary just prior to change in control or time of termination.
(3)

Greater of one times actual bonus for prior year or average for the three prior years, plus the amount, if any, by which the bonus that would have been paid for the bonus plan year in which such termination occurs, based on the performance level actually attained, exceeds actual bonus for the prior year or the average for the three prior years.

(4)	Greater of two times highest earned bonus amount for three years prior to termination year or target or earned bonus for the termination year.
(5)

Value of vesting in all unvested restricted stock and stock options. Mr. Kowalski is retirement eligible. Retirement eligibility requires that the named executive officer has reached the age of 55 and has five years of credited service, at least three of which must be with SPX FLOW or SPX Corporation. In the table above, 5.a discloses the amount Mr. Kowalski would receive in the case of a voluntary termination, and 5.b discloses the amount Mr. Kowalski would receive for involuntary for cause termination.

The values in the table assume that all applicable performance vesting requirements will be met. All the value of the above performance‑based stock is subject to performance vesting requirements in the cases of termination by SPX FLOW without cause, voluntary termination by the executive for good reason and voluntary resignation. There are no in-the-money stock options.

(6)	Estimated increase in pension value from the total amount set forth in the Pension Benefits table, on p. 44, resulting from:

6.a—the benefit becoming payable immediately, rather than age 62.

6.b—the benefit being paid in a lump sum immediately, rather than being paid in the form elected at age 62.

6.c—credit for one additional year of age and service, and the benefit becoming payable immediately, rather than age 62.

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6.d—credit for two additional years of age and service, and the benefit being immediately payable as a lump sum, rather than being paid in the form elected at age 62, and the application of an alternative definition of final average pay.

(7)	Includes:
•	Accrued vacation time: Salary for five weeks of accrued vacation time, for each termination scenario, in the amount of $58,986.
•	Life insurance: Values for life insurance in an amount equal to, in the case of:
•

Involuntary termination without cause or voluntary termination for good reason, two times annual salary at the time of termination for one year, and an amount equal to the annual salary for the remainder of his life with an estimated present value in the amount of $365,020;

•

Termination following a change in control, two times annual salary at the time of termination for two years, and an amount equal to the annual salary for the remainder of his life, with an estimated present value in the amount of $372,628;

•	Disability, an amount equal to $408,971;
•

7.a—Voluntary resignation (retirement), an amount equal to annual salary for the remainder of his life with an estimated present value of $357,430. As of December 31, 2015, Mr. Kowalski qualifies for this benefit because he would have met the age and service requirements (see footnote 5) to receive retirement treatment upon termination; and

•	7.b—Involuntary for cause termination, none.
•	Disability payments: In the case of termination due to disability:
•

$2,364,974 in disability payments, representing the present value of an annual payment of $422,526 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $147,000 from the company’s Group LTD Plan or exclude other income offsets. The value of the retirement plan benefits is correspondingly reduced by $635,568 due to the benefit being payable at age 65 rather than age 62.

•

Death benefit:  In the case of death, Mr. Kowalski’s estate would receive life insurance proceeds of $2,300,292, which is equal to the sum of two times annual salary (less $50,000 in insurance from the company’s group life insurance plan maintained for other SPX FLOW employees) in the amount of $1,176,900 and gross‑ups for federal and other tax liabilities in the amount of $1,123,392.

•	In the case of involuntary termination without cause, voluntary termination for good reason, or termination following a change in control, outplacement assistance of $35,000.
•

Post‑retirement health:  In the event of termination, Mr. Kowalski would be entitled to post‑retirement health benefits (i) in the case of change in control in the amount of $119,323, (ii) in the case of involuntary termination without cause or voluntary termination for good reason in the amount of $139,697, and (iii) in the case of voluntary resignation (retirement) in the amount of $159,615.

•	Additional benefits:
•	Health and welfare insurance premiums:
•	In the case of involuntary without cause or voluntary termination for good reason, Mr. Kowalski would be entitled to $17,762; and
•	In the case of termination following a change in control, Mr. Kowalski would be entitled to $57,639.

David J. Wilson
				Involuntary
	(a) Voluntary			Without
	Resignation or			Cause/Voluntary	Termination
	(b) Involuntary			Resignation	Following
	Termination		Death	for Good	Change
	For Cause	Disability	Pre-retirement	Reason	in Control
Salary	$0	$0	$0	$0	$1,185,000	(1)
Bonus	$0	$0	$0	$0	$829,500	(2)
Value of Accelerated Equity	$0	$0	$0	$0	$1,011,877	(3)
Retirement Plans	$0	$0	$0	$0	$0
All Other Compensation (4)	$37,981	$220,657	$1,502,898	$37,981	$258,713
TOTAL	$37,981	$220,657	$1,502,898	$37,981	$3,285,090

(1)	Greater of two times annual salary just prior to change in control or time of termination.
(2)	Greater of two times highest earned bonus amount for three years prior to termination year or target or earned bonus for the termination year.
(3)	Value of vesting in all unvested restricted stock, unvested restricted stock units and stock options. There are no in-the-money stock options.
(4)	Includes:
•	Accrued vacation time: Salary for five weeks of accrued vacation time, for each termination scenario, in the amount of $37,981.

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•	Life insurance: Values for life insurance in an amount equal to, in the case of:
•

Termination following a change in control, two times annual salary at the time of termination for two years and an amount equal to the annual salary for the remainder of his life, with an estimated present value of $147,369;

•	Disability, an amount equal to $182,676;
•	In case of voluntary resignation or involuntary termination for cause, none.
•

Death benefit:  In the case of death, Mr. Wilson’s estate would receive life insurance proceeds of $1,464,917, which is equal to the sum of two times his annual salary (less $50,000 in insurance from the company’s group life insurance plan maintained for other SPX employees) in the amount of $740,000 and gross ups for federal and other tax liabilities in the amount of $724,917.

•	In the case of termination following a change in control, outplacement assistance of $35,000.
•	Post retirement health: None.
•	Additional benefits:
•	Health and welfare insurance premiums: In the case of termination following a change in control, Mr. Wilson would be entitled to the amount of $34,705; and
•	Annual physical in the case of termination following a change in control.

Payments Upon Retirement

On December 31, 2015, Mr. Kearney retired. At that time, Mr. Kearney received the following in connection with his retirement. All benefits were paid as required by Mr. Kearney’s employment agreement.

Salary	$0
Value of Contingent Vesting of Equity	$6,160,323	(1)
Retirement Plans	$0	(2)
All Other Compensation	$117,770	(3)
TOTAL	$7,631,497

On December 31, 2015, Mr. Foreman retired. At that time, Mr. Foreman received the following in connection with his retirement. All benefits were paid as required by Mr. Foreman’s employment agreement.

Salary	$0
Value of Contingent Vesting of Equity	$1,830,644	(1)
Retirement Plans	$0	(2)
All Other Compensation	$80,774	(3)
TOTAL	$2,625,461

(1)

Value of vesting in all unvested restricted stock and stock options at termination based on retirement date of December 31, 2015 and the closing stock price of $27.91. Restricted stock remains subject to the original performance requirements; the value in the table assumes that all applicable performance vesting requirements will be met. There are no in-the-money vested stock options.

(2)	No incremental benefits, voluntary retirement.
(3)	Payout of accrued, unused vacation.

Payments Upon Separation

On December 4, 2015, Mr. Whitted left the company and received the following in connection with his leaving.

J. Michael Whitted
Salary	$525,900	(1)
Bonus	$816,197	(2)
Value of Contingent Vesting of Equity	$991,791	(3)
Retirement Plans	$240,000	(4)
All Other Compensation	$313,061	(5)
TOTAL	$2,886,949

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Employment agreement deemed terminated December 4, 2015 (the “Effective Date”).

(1)	One times annual salary paid at time of termination.
(2)

Greater of one times actual bonus for prior year or average for the three prior years, plus the amount, if any, by which the bonus that would have been paid for the bonus plan year in which such termination occurs, based on the performance level actually attained, exceeds actual bonus for the prior year or the average for the three prior years. In the case of Mr. Whitted, the bonus payout at time of termination was equivalent to the bonus paid for the 2014 bonus plan.

(3)

Value of vesting in all unvested restricted stock and stock options that would have vested within one year from effective date of December 4, 2015 and the closing stock price of $33.66 the prior day. Restricted stock remains subject to the original performance requirements; the value in the table assume that all applicable performance vesting requirements will be met. There are no in-the-money vested stock options.

(4)	Represents the value of incremental change in pension benefits based on the additional year of age and service pursuant to the terms of Mr. Whitted’s separation agreement.
(5)	$313,061 in All Other Compensation, including:
"	$35,000 for outplacement assistance;
"	$200,000 in connection with Mr. Whitted’s severance in addition to that to which he was contractually entitled;
"	$47,310 payout of the accrued, unused vacation;
"	$18,066 for financial planning through December 31, 2016; and
"	$11,388 representing the value of the company’s contribution for continued health insurance for one year.

The remaining consisted of annual executive physical.

Assumptions and Explanations of Numbers in Tables

The Compensation Committee retains discretion to provide, and in the past has provided, additional benefits to executive officers upon termination or resignation if it determines the circumstances so warrant.

Confidentiality, Non‑Competition and Non‑Solicitation Agreements

As a condition to each executive officer’s entitlement to receive the base salary amounts and equity award acceleration referenced in the applicable tables, the executive is required to execute a waiver of claims against us and shall be bound by the terms of a non‑competition and non‑solicitation agreement, which prohibits the executive from soliciting or diverting any customer, potential customer, employee or potential employee or competing with any of our businesses in which he has been employed for a period of two years from the date of termination.

Incremental Pension Amounts

We report the liabilities and associated expense for the pension plans under FASB Accounting Standards Codification Topic 715, “Compensation/Retirement Benefits” (“Topic 715”). Generally, the assumptions and methods used for financial reporting were also used in determining the values in this disclosure (mortality, forms of payment, etc.).

Post‑Retirement Health Care and Key Manager Life Insurance Benefits

Because these benefits are self‑insured, we calculate and maintain liabilities for these programs under appropriate accounting standards. We report the liabilities and associated expense for the pension plans under Topic 715. Generally, the assumptions and methods used for financial reporting were also used in determining the values in this disclosure (mortality, healthcare inflation, etc.).

Termination Provisions—Definitions of Cause and Good Reason

The employment agreements for named executive officers contain the following definitions of cause and good reason.

“Good Reason” is defined as any of the following, if done without the named executive officer’s consent: (1) assignment of duties that are inconsistent with the executive’s position (except to the extent the company promotes the executive to a higher executive position); (2) changing the named executive officer’s reporting relationship; (3) failing to pay any portion of the named executive officer’s compensation within 10 days of the date such compensation is due; (4) requiring the executive to relocate more than 50 miles from our principal business office; or (5) failing to continue in effect any cash or stock‑based incentive or bonus plan, pension plan, welfare benefit plan or other benefit plan, program or arrangement, unless the aggregate value of all such arrangements provided to the named executive officer after such discontinuance is not materially less than the aggregate value as of the effective date of the employment contract.

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Executive Compensation

“Cause” is defined as: (1) willful and continued failure to substantially perform duties as named executive officer (other than any such failure resulting from incapacity due to physical or mental illness) after written notice and at least 30 days to cure such alleged deficiencies; (2) willful misconduct, which is demonstrably and materially injurious to our company, monetarily or otherwise; or (3) egregious misconduct involving serious moral turpitude to the extent that the named executive officer’s credibility and reputation no longer conform to the standard of senior executive officers of the company.

Payments upon a Termination in Connection with a Change in Control

NEOs will be entitled to certain benefits as described in the applicable tables if they are terminated within, for Mr. Kowalski, 36 months, and for Messrs. Smeltser and Wilson, 24 months, following a change in control for a reason other than death, disability, retirement or termination for cause or if employment is terminated by the named executive officer other than for good reason.

For purposes of the change‑in‑control severance agreements, a change in control included the acquisition by any person (or group of related persons) of 25% or more of the voting power of our securities (including in an exchange or tender offer), or (1) liquidation of SPX FLOW, (2) the sale of all or substantially all of our assets, (3) a merger or consolidation (except where our stockholders prior to the time of merger or consolidation continue to hold at least 75% of the voting power of the new or surviving entity), or (4) a change in the majority of our Board of Directors within a two‑year period without the approval of the incumbent Board.

For purposes of the change‑in‑control severance agreements, “cause” is defined as (1) willful and continued failure to substantially perform duties, (2) willfully engaging in conduct that is demonstrably and materially injurious to us, monetarily or otherwise, or (3) conviction of a felony that impairs the ability of the affected named executive officer to substantially perform his duties.

For purposes of the change‑in‑control severance agreements, “good reason” is defined as (1) assignment by us of duties inconsistent with the named executive officer’s duties, responsibilities and status as of the day prior to the change in control or a reduction or alteration in the nature or status of such responsibilities, (2) reduction in base salary or in the named executive officer’s most recent annual target bonus opportunity, (3) a transfer to a location more than 50 miles from current location, (4) failure to continue applicable employee benefit plans, (5) failure to reinstate employment following a suspension of employment for disability, (6) termination, replacement or reassignment of 25% or more of our elected officers (other than because of death, disability, retirement, cause or voluntary resignation), (7) failure to obtain the agreement of a successor company to assume all obligations under the change‑in‑control severance agreements, or (8) a purported termination that is not in compliance with the terms of the agreement. Executive officers may not trigger change of control benefits if they voluntarily terminate their employment following a change of control.

The column setting forth payments upon a change in control assumes that the named executive officer’s employment was terminated following the change in control. Equity of all employees, including named executive officers, will fully vest following a change in control, regardless of subsequent termination of employment.

Risk Analysis

The Committee regularly monitors and reviews our compensation programs and risk management as an integral part of its program design and review.

The primary incentive compensation arrangements, one or both of which apply to the majority of personnel worldwide, are the SPX FLOW stock compensation plan and the SPX FLOW bonus plans. These plans cover the employees we believe would be most likely to be in a position to create a material risk to our company.

The Committee does not believe our compensation policies and practices give rise to risks that are reasonably likely to have a material adverse effect on our company. In reaching this conclusion, we considered the following factors:

•	Our compensation program is designed to provide a mix of both fixed and variable incentive compensation.
•

The variable (cash incentive and performance‑based equity awards) portions of compensation are designed to reward both annual performance (under both programs) and longer‑term performance (under performance‑based equity awards). We believe this design mitigates any incentive for short‑term risk‑taking that could be detrimental to our company’s long‑term best interests.

•

A significant percentage of our senior executives’ incentive compensation is based on the performance of our total company. This is designed to mitigate any incentive to pursue strategies that might maximize the performance of a single operating division to the detriment of our company as a whole.

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Executive Compensation

•

Our senior executives are subject to stock ownership guidelines, which we believe incentivize our executives to consider the long‑term interests of our company and our shareholders and discourage excessive risk‑taking that could negatively impact our stock price.

•

Our incentive compensation program is designed with payout curves that are relatively smooth and seek to minimize steep payout “cliffs” that might encourage short‑term business decisions in order to meet a payout threshold.

•

A qualitative risk assessment concluded that our plans do not have an unreasonable ratio between fixed and variable compensation. The bonus plans are capped at specified maximum percentages, which limit incentives to undertake excessive risk.

•

The executive and management bonus plans also have forfeiture provisions relating to any fraud, manipulation or negligence in connection with computation of performance measures or payments under the plans.

•	All the incentive plans are determined by a formula, rather than manager discretion.
•	In addition to the structure of our plans, we mitigate any risk that may be generated by compensation plans through management oversight, compliance training and enforcement, and audits.

No single SPX FLOW business unit carries a significant portion of the company’s risk profile, or has compensation structured significantly differently than other units within the company, regardless of relative business unit profitability or compensation expense as a percentage of revenues.

The Committee does not believe that any of the design features pose a significant concern. Based upon this analysis, the Committee determined that the sales incentive plans do not present a material risk.

2016 Proxy Statement 53

Equity Compensation Plan Information

The following table provides information as of December 31, 2015 about SPX FLOW common stock that may be issued upon the exercise of options and rights under our SPX FLOW Stock Compensation Plan.

Number of
securities
	Number of			remaining available
	securities to be			for future issuance
	issued upon		Weighted-average	under equity
	exercise of		exercise	compensation plans
	outstanding options,		price of outstanding	(excluding securities
	warrants and		options, warrants	reflected in
Plan Category	rights (a)		and rights (b) (2)	column (a)) (c)
Equity compensation plans approved by stockholders	931,027	(1)	$ 61.29	2,930,906	(3)
Total	931,027	(1)	$ 61.29	2,930,906	(3)

(1)	Comprises 370,544 shares issuable upon the exercise of outstanding options and 560,483 shares issuable pursuant to restricted stock units.
(2)	Excludes restricted stock units.
(3)

All these shares were available for issuance under the SPX FLOW Stock Compensation Plan. Unvested outstanding share awards totaling 69,094 would be available for future issuance were they not to vest, pursuant to the terms of the plan. Shares and options issued in connection with the spin-off would not be available for future issuance were they not to vest, pursuant to the terms of the plan.

54 2016 Proxy Statement

Audit Committee Report

The Audit Committee of the SPX FLOW Board of Directors (the “Committee”) comprises six directors. Each of the Committee members is independent, as defined under SEC rules and the listing standards of the NYSE. The Committee reviews SPX FLOW’s financial reporting process on behalf of the Board of Directors and is responsible for ensuring the integrity of the financial information reported by SPX FLOW.

Management is responsible for SPX FLOW’s financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“US GAAP”). SPX FLOW’s independent registered public accountants, who are appointed by the Committee, are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with US GAAP and on the representations of the independent registered public accountants included in their report on SPX FLOW’s financial statements.

In this context, we have met and held discussions with management and Deloitte & Touche LLP, SPX FLOW’s independent registered public accountants. Management represented to us that SPX FLOW’s consolidated financial statements were prepared in accordance with US GAAP, and we have reviewed and discussed the consolidated financial statements with management and the independent registered public accountants. We discussed with the independent registered public accountants, the matters required to be discussed by the Standards of the Public Company Accounting Oversight Board (“PCAOB”) for communication with audit committees, under which Deloitte & Touche LLP must provide us with additional information regarding the scope and results of its audit of SPX FLOW’s consolidated financial statements.

In addition, we have discussed with Deloitte & Touche LLP its independence from SPX FLOW and SPX FLOW management, including matters in the written disclosures required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence.

We discussed with SPX FLOW’s internal auditors and independent registered public accountants the overall scope and plans for their respective audits. We met with the independent registered public accountants, with and without management present, to discuss the results of their examinations, and the overall quality of SPX FLOW’s financial reporting.

In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements be included in SPX FLOW’s Annual Report on Form 10‑K for the year ended December 31, 2015 as filed with the SEC.

Audit Committee:
Terry S. Lisenby, Chairman Anne K. Altman Emerson U. Fullwood David V. Singer Patrick D. Campbell Robert F. Hull, Jr.

2016 Proxy Statement 55

Proposal No. 2 — Advisory Vote to Approve the Compensation of our Named Executive Officers

We are asking our stockholders to cast an advisory vote at our Annual Meeting to approve the compensation of our named executive officers, as disclosed in this proxy statement.

Though the vote is non‑binding, the Compensation Committee and the Board of Directors value your opinions and will consider the outcome of the vote in establishing our compensation philosophy and making future compensation decisions.

Why You Should Approve our Executive Compensation Program

As described more fully in “Compensation Discussion and Analysis” beginning on p. 24 and in the Summary Compensation Table for 2015 and subsequent tables beginning on p. 38, our named executive officers are compensated in a manner consistent with our business strategy, competitive practice, sound compensation governance principles, and stockholder interests and concerns. Our compensation policies and decisions are focused on motivating our named executive officers to deliver results for our stockholders.

The following pages describe SPX FLOW’s executive compensation program and the compensation decisions made by the Compensation Committee for our named executive officers (“NEOs”) listed below. Some of our 2015 NEOs are no longer employees of our company. The below chart lists continuing NEOs first, then the NEOs that have left our company.

.
NEO	Title
Continuing NEOS
Jeremy W. Smeltser	Vice President and Chief Financial Officer
David A. Kowalski	President, Global Manufacturing Operations
David J. Wilson	President, Industrial
NEOs No Longer with SPX FLOW, Inc.
Christopher J. Kearney	Chairman, President and Chief Executive Officer (Retired December 31, 2015)
Robert B. Foreman	Executive Vice President, Global Business Systems and Services, President, Asia Pacific (Retired December 31, 2015)
J. Michael Whitted	Vice President, Corporate Development (Employment was terminated on December 4, 2015 as a result of restructuring of our Corporate Development function)

New Company – New Leadership – New Compensation

The Transition – Our company spun off from SPX Corporation (the “Former Parent”) on September 26, 2015. Our Former Parent’s CEO, Mr. Kearney, became our CEO upon our spin-off. After overseeing our transition to a public company, Mr. Kearney retired and transitioned leadership to our new CEO, Mr. Michael.

Mr. Foreman also retired at the end of 2015. Mr. Whitted, our Vice President of Corporate Development, left our company shortly before the end of the year.

Our officer group is drawn from prior officers of our Former Parent. Upon our spin-off, pursuant to our obligations under our Employee Matters Agreement with our Former Parent, we assumed or substantially mirrored the compensation programs established by our Former Parent, including employment and change in control agreements, salaries, annual incentive plans and equity awards, as well as executive benefits and perquisites provided prior to our spin-off. During 2015, the compensation earned by our NEOs was based on performance measures and targets established by our Former Parent prior to our spin-off, unless otherwise noted.

2016 Compensation Decisions

Key Considerations –

•	Set by the SPX FLOW Compensation Committee
•	Reflect SPX FLOW’s evolving compensation philosophy

56 2016 Proxy Statement

Proposal No. 2 — Advisory Vote to Approve the Compensation of Our Named Executive Officers

We believe that compensation decisions for 2016, set by our Compensation Committee, best reflect our compensation philosophy. Accordingly we will focus significant attention on the 2016 decisions, to give investors a better sense of our planning process and philosophy, with particular attention to compensation decisions relating to our new CEO.

CEO Compensation – Mr. Michael’s compensation was set by reference to our new peer group, which we describe below. Mr. Michael’s annual base salary for 2016 is $825,000, his target annual bonus opportunity is 100% of his annual base salary, and the value of equity awarded was $3,000,000. Mr. Michael does not participate in any SPX FLOW pension plan. We describe his perquisites below, and believe they are typical in both type and amount for our peer companies.

The below chart shows Mr. Michael’s target compensation, as compared to the median compensation for Chief Executive Officers of our peer companies. To make the comparisons more meaningful, we are comparing peer company CEO total direct compensation including base salary, target bonus and annual equity award – the same data the Compensation Committee examined in preparation for making decisions regarding Mr. Michael’s 2016 compensation.

Total Direct Compensation

Equity -- Our equity program is designed to be responsive to what we believe to be our investors’ preferences. NEOs, including Mr. Michael, receive equal amounts of performance-based equity that vests based on an external metric (External Metric Grants) and based on our performance against internal metrics (Internal Metric Grants), with such equity designed to be tax-deductible to us. Key attributes of the External Metric Grants are:

•	Cliff vest after three years
•	Vesting determined by our relative total shareholder return (“TSR”) versus the S&P MidCap 400 Capital Goods (Industry Group) (the “Comparator Group”)
•	Between 0% and 150% of the stock grant may vest, based on our percentile rank versus the Comparator Group
•	Payout is capped at 100% of grant if our TSR is negative

Internal Metric Grants made in 2016 vest ratably over three years.

Bonus – In 2016 we are setting bonus levels for all our employees, including our NEOs, based on one set of metrics – that of the performance of our company as a whole. Our Former Parent previously awarded bonuses to non-corporate employees based at least partially on the performance of the employee’s segment or business unit. Beginning in 2016, however, we are effecting significant changes in how we operate and how we measure ourselves. Management and the Compensation Committee believe that establishing only one set of metrics in 2016 will encourage all our employees to focus on total company performance and effect these changes in the manner best for our company as a whole and our stockholders.

2016 Proxy Statement 57

Proposal No. 2 — Advisory Vote to Approve the Compensation of Our Named Executive Officers

Pension – Our CEO does not participate in our pension plan. Two of our currently-serving NEOs continue to participate in the pension plan we replicated based on our Former Parent’s pension plan, as required by the Employee Matters Agreement.

2015 Compensation Decisions

We spun off from our Former Parent on September 26, 2015, and were a standalone company for only the fourth quarter of 2015.

Unless otherwise noted, the following section summarizes how our Former Parent’s Compensation Committee made its decisions about compensation for our NEOs. The decisions made prior to the spin-off by the Former Parent’s Compensation Committee are not necessarily reflective of our current business and approach to executive compensation.

Decisions included:

•	Most NEOs received no increase in salary. Mr. Smeltser received a 3% increase, in-line with other employees. Mr. Wilson received a 7.5% increase, in connection with his appointment as an officer
•	No changes to target bonus levels were made, other than an increase in Mr. Wilson’s target to 70% of base salary, in connection with his appointment as an officer
•	Bonus plan metrics were EBITDA, as defined in our credit facilities, and Revenue
•	Minimum corporate bonus plan payout was set at 85% of target, to aid in retention during our spin-off
•	Equal values of options and Internal Metric Grants were awarded
•

Stock and option grants in 2015 vest ratably over three years, except that stock granted to retirement-eligible officers vested at the time of our spin-off. Retirement-eligible officers have agreed to a holding period with respect to this stock equal to the original vesting period of the stock

•

In August 2015, in anticipation of the Spin, outstanding grants of performance-based restricted stock units granted in 2013 and 2014 were modified to guarantee vesting in a minimum of 50% of target, to aid in employee retention. Officers were not granted restricted stock units, but Mr. Wilson received performance based restricted stock units before he was an officer and, accordingly, participated in the modification. No other NEO participated in the modification and, accordingly, all their External Metric Shares  due to vest at the beginning of 2015 were forfeited

•	Unvested SPX Corporation equity held by our NEOs was converted to SPX FLOW equivalents, and equitably adjusted to preserve value pre- and post-spin-off
•	Pre-existing employment and change in control agreements, as well as compensation levels, were assumed by our company, as required by the Employee Matters Agreement
•	Pre-existing compensation-related plans and programs were either assumed by our company or replicated by our company, as required by the Employee Matters Agreement
•	Our Compensation Committee awarded equity to three officers in December, 2015, in connection with our CEO transition.

58 2016 Proxy Statement

Proposal No. 2 — Advisory Vote to Approve the Compensation of Our Named Executive Officers

Executive Compensation Philosophy

We follow these guiding principles when designing and setting compensation for our NEOs:

•	Compensation should reward performance
•	Compensation should align the interests of our NEOs with those of our long‑term stockholders
•	Compensation should support our business and human capital strategies
•	Compensation should attract, motivate and retain quality NEOs

Executive Compensation Practices

Practices We Follow
Pay for Performance

We tie pay to performance. The significant majority of executive pay is not guaranteed. Our bonuses demand improvement in operating profit and/or margins and correspondingly strong cash performance. Half of equity awards to NEOs require the achievement of external-metric performance targets in order to vest.

Reasonable Perquisites	We believe our perquisites are comparable to those offered at peer companies. We do not pay tax gross‑ups on perquisites.
Independent Compensation Advisor

The Committee retained Pearl Meyer as its compensation advisor. Pearl Meyer works directly for the Committee and the Nominating and Governance Committee, and performs no other work for our company. Pearl Meyer may, at the direction of the Committee, work with management on executive officer and director compensation design.

Review Tally Sheets	We review compensation tally sheets for our NEOs at least annually.
Mitigate Undue Risk

We mitigate undue risk associated with compensation. We do this by utilizing caps on potential payments, multiple performance targets and robust Board and management processes to identify risk. We do not believe any of our pay programs create risks that are reasonably likely to have a material adverse impact on our company.

Stringent Share Ownership Guidelines	We have a stringent share ownership policy, with which all NEOs are in compliance.
Practices We Avoid
280G Excise Tax Gross‑Ups	We do not offer 280G excise tax gross‑ups to any of our employees.
Hedging	We do not permit our employees, including our NEOs, to hedge against fluctuations in our stock value or engage in short sales relating to our stock.
Other Practices We Avoid

•multi‑year guarantees for salary increases;

•non‑performance‑based bonuses;

•excessive non‑performance‑based long‑term incentive awards;

•inclusion of long‑term equity awards in the pension calculation;

•bonus payouts without justifiable performance linkage or proper disclosure;

•discretionary bonuses; and

•performance goals that are too easily achievable or based on negative earnings.

We tailor compensation to the business and competitive environment because our success depends on our ability to attract and retain experienced and proven leaders and to motivate them to deliver superior results.

The proportion of incentive‑based pay increases along with responsibility and authority. For our senior‑level management, and in particular for our NEOs, a significant majority of direct compensation (salary, bonus, and equity awards) is incentive‑based.

2016 Proxy Statement 59

Proposal No. 2 — Advisory Vote to Approve the Compensation of Our Named Executive Officers

NEO performance is judged primarily by reference to performance of the company as a whole. Additional, subjective, assessments are made, including direct assessments of performance, formal talent assessment reviews, and assessments of adherence to our values. The Committee also reviews tally sheets setting forth total compensation and walk‑away values at least annually. The Committee establishes and approves all elements of compensation for our CEO based on input from and conversations with management and the Committee’s independent compensation advisor, as well as its own assessments.

We are requesting your non‑binding vote on the following resolution:

“Resolved, that the compensation of the SPX FLOW’s named executive officers as described in “Compensation Discussion and Analysis” beginning on p. 24, and in the Summary Compensation Table for 2015 and subsequent tables beginning on p. 38 of the proxy statement, is approved.”

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

60 2016 Proxy Statement

Proposal No. 3 — Advisory Vote on the Frequency of the Stockholder Vote to Approve the Compensation of our Named Executive Officers

Periodically, we will include in our proxy materials, for a meeting of stockholders where compensation disclosure is required, a resolution subject to a non-binding stockholder vote to approve the compensation of our named executive officers.

We are requesting your non-binding vote to determine whether a vote on the type of resolution described above will occur every 1, 2, or 3 years.

After careful consideration, we believe that the stockholder non-binding vote to approve executive compensation should occur every year.

We proactively engage with our stockholders on a number of topics, including compensation of our named executive officers. Thus, we view the say on pay vote as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on our executive compensation programs.

Finally, although we believe that holding a say on pay vote every year will reflect the right balance of considerations in the normal course, we intend to periodically reassess that view and may provide for a say on pay vote on executive compensation on a less frequent basis if changes in our compensation programs or other circumstances suggest that doing so would be appropriate.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR every “1 year” for frequency of the
THE ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

2016 Proxy Statement 61

Proposal No. 4 — Re-Approval of Material Terms Allowing for the Granting of Certain Performance-Based Awards Under Our SPX FLOW Stock Compensation Plan for Purposes of Qualifying our Executive Compensation for Deductibility Under Section 162(m) of the Internal Revenue Code

We are asking our stockholders to re-approve material terms allowing for the granting of certain performance-based awards under our SPX FLOW Stock Compensation Plan (the “Equity Plan”). Each of our Board of Directors and our sole stockholder at the time, SPX Corporation, approved the plan in connection with our spin-off from SPX Corporation in 2015. The Equity Plan is designed to optimize the tax deduction for performance-based equity awards to executives.

Even though the Equity Plan is unchanged from the form we approved in 2015, stockholder approval of these Equity Plan terms is one of the requirements for allowing us to continue to make awards that will be tax-deductible by us as performance-based compensation. If stockholder approval of this proposal is not received, the Equity Plan will remain in full force and effect, except that future awards may not be made in a manner that qualifies for an exception to Section 162(m).

Generally, Section 162(m) limits a company’s income tax deduction for compensation paid to certain executive officers who are “covered employees” within the meaning of Section 162(m) to $1,000,000 per person per year unless the compensation qualifies as “performance-based compensation.” In general, for certain performance-based awards granted after the Annual Meeting under the Equity Plan to qualify as “performance-based compensation,” the material terms under the Equity Plan relating to performance-based compensation must have been approved by our stockholders. For purposes of Section 162(m), the material terms of the performance-based awards include (i) the participants eligible to receive compensation under the Equity Plan, (ii) a description of the performance criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid under the performance goal. Awards that were granted under the Equity Plan prior to the Annual Meeting already qualify as “performance-based compensation,” and do not require approval of our stockholders because SPX Corporation adopted the Equity Plan prior to the spin-off.

We are asking you to re-approve the material terms under the Equity Plan relating to performance-based compensation to ensure that we have the discretion to grant certain awards following the Annual Meeting under the Equity Plan that comply with the performance-based compensation exception to Section 162(m). Approval of the material terms of the Equity Plan’s performance goals will not increase the authorized number of shares available under the Equity Plan, will not require that any or all awards be designed to qualify for the performance-based compensation exception to Section 162(m), and will not raise any other limitation under the Equity Plan. In other words, stockholder approval is merely permissive in that it authorizes—but does not require—that awards under the Equity Plan be designed to qualify for the performance-based compensation exception to Section 162(m).

The Board of Directors recommends that you re-approve the material terms allowing for the granting of certain performance-based awards under our Equity Plan.

The following summary of the Equity Plan describes the material features of the Equity Plan; however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Equity Plan. A copy of the Equity Plan is filed as an Appendix hereto.

The Equity Plan Generally

The purposes of the Equity Plan are (i) to provide additional incentive for eligible persons who may be designated for participation in the Equity Plan, by encouraging those individuals to invest in shares of our common stock, thereby furthering their identity of interest with the interests of our stockholders and increasing their stake in our future growth and prosperity, (ii) to enable us, by offering comparable incentives, to engage key service providers and to compete with other organizations in attracting, retaining, promoting and rewarding the services of competent individuals upon whose judgments, interests and special efforts the successful conduct of our operations is largely dependent, and (iii) to issue awards in accordance with the employee matters agreement (the “Employee Matters Agreement”) entered into by and between SPX Corporation (“the “Former Parent”) and us, setting forth certain rights and obligations of the parties in connection with our spin-off from our Former Parent, in substitution of, or in accordance with, an outstanding award granted under the SPX Corporation 2002 Stock Compensation Plan (the “Prior Plan”), which was held by a participant immediately before our spin-off (a “Replacement Award”).

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Proposal No. 4 — Re-Approval of Material Terms Allowing for the Granting of Certain Performance-Based Awards Under Our SPX FLOW Stock Compensation Plan for Purposes of Qualifying our Executive Compensation for Deductibility Under Section 162(m) of the Internal Revenue Code

Equity Plan Administration

The Equity Plan is administered by the Committee. The Committee has the authority to construe and interpret the Equity Plan and make the determinations necessary for administration of the Equity Plan.

The Committee may delegate to one or more of our officers its authority to grant and determine the terms and conditions of awards granted under the Equity Plan. The Committee may also delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Equity Plan.

Eligibility

Participation in the Equity Plan is limited to our key employees (including officers or directors who are employees), individual consultants, and independent contractors, and any non-employee director of the Board. In addition, a current or former employee, officer or member of the Board of our Former Parent, or any other person, who holds a stock option, restricted stock, restricted stock unit or other award under the Prior Plan as of immediately prior to the spin-off is eligible to participate in the Plan; provided that if such individual is not otherwise eligible to be a participant pursuant to the preceding sentence, he or she may receive only Replacement Awards (such individuals, “Former Parent Participants”). A key employee, individual consultant, independent contractor, or non-employee director who has been so designated by the Committee (as defined below) with regard to the Equity Plan or a Former Parent Participant is sometimes referred to herein as a “Participant.”

Types of Awards under the Equity Plan

Restricted Stock. The Committee may grant restricted stock (“Restricted Stock”) to such Participants and in such amounts as it deems appropriate. Each Restricted Stock grant is evidenced by an award agreement that specifies the restriction period or periods, the number of Restricted Stock shares granted, and such other provisions as the Committee shall determine. At the time of the grant, the Committee must place restrictions on ownership of the shares for a stated period of time during which a Participant will not be able to sell, exchange, transfer, pledge or otherwise dispose of the shares of Restricted Stock. The Committee shall impose such other restrictions on any shares of Restricted Stock as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may place a legend on the certificates representing shares of Restricted Stock to give appropriate notice of such restrictions.

Upon lapse of the restriction period, the shares of Restricted Stock become freely transferable, except as otherwise required by any applicable federal or state securities laws, with complete ownership vested in the Participant. If a Participant’s service is terminated due to death, disability, or retirement, the Committee may provide in the award agreement that all restrictions lapse. In the event of a voluntary termination of service during the period of restriction for reasons other than death, disability or retirement, shares still subject to restriction are forfeited and returned to the Company. However, in the event of an involuntary termination of service by the Company during the period of restriction, the Committee may waive the automatic forfeiture of such shares and add any new restrictions as it deems appropriate.

During the period of restriction, Participants may exercise full voting rights and are entitled to receive all dividends and other distributions paid with respect to the shares of Restricted Stock. Any such dividends or distributions shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which the dividend or distribution was made.

Restricted Stock Units. The Committee may grant restricted stock units (“RSUs”) to such Participants and in such amounts as it deems appropriate. RSUs refer to units which represent the right to receive a share of Common Stock in the future, subject to restrictions for a certain period of time, and payment for RSUs will be made in shares of Common Stock (or in cash, or a combination of cash and stock). Such restrictions may relate to continued employment and/or require that certain performance goals be met during a specified period. During that time, the Participant may not sell or otherwise transfer the awards. The Participant may not vote the shares underlying the RSUs. The Participant may not receive dividend equivalents unless specified by the award agreement. The shares underlying RSUs become freely transferable upon the lapse of the applicable period of restriction (and delivery of the shares). If a Participant’s service terminates during the restriction period due to death, disability or retirement, the Committee may provide in the award agreement that all restrictions lapse. If service terminates for any other reason, the Participant forfeits his or her RSUs. A Participant may also forfeit the RSUs if any performance goals established by the Committee for the awards are not attained by the date specified in the award.

Performance Units. The Committee may grant performance units (“Performance Units”), subject to such terms and conditions as the Committee determines in its discretion. Performance Units may be granted either in the form of cash units or in share units, including RSUs, that are equal in value to one share of the Company’s Common Stock. The Committee will establish the performance goals to be

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Proposal No. 4 — Re-Approval of Material Terms Allowing for the Granting of Certain Performance-Based Awards Under Our SPX FLOW Stock Compensation Plan for Purposes of Qualifying our Executive Compensation for Deductibility Under Section 162(m) of the Internal Revenue Code

attained in respect of the Performance Units, the various percentages of Performance Unit value to be paid out upon the attainment, in whole or in part, of the performance goals and such other Performance Unit terms, conditions and restrictions as the Committee deems appropriate. As soon as practicable after the termination of the performance period for any Performance Units, the Committee will determine the payment, if any, which is due on such Performance Units in accordance with the terms thereof, and whether the payment of the cash Performance Units will be made in the form of cash or shares of Common Stock, or a combination thereof.

Stock Options. The Committee may grant both nonqualified stock options and incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Such nonqualified stock options and incentive stock options are collectively referred to in this Summary as “Options.”  The Committee has complete discretion in determining the number of options to be granted to each Participant and whether an Option is to be an incentive stock option or a nonqualified stock option. The Committee also may impose such transferability restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange upon which such shares of Common Stock are then listed, and under any blue sky or state securities laws applicable to such shares.

Each Option is evidenced by an award agreement that specifies the type of Option granted, the Option price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other provisions as the Committee shall determine. The Option Agreement must specify whether the Option is intended to be an incentive stock option within the meaning of Code Section 422, or a nonqualified stock option not within the provisions of Code Section 422.

The Option price may not be less than fair market value on the date the Option is granted. Fair market value generally means the closing price of a share of Common Stock as reported on the New York Stock Exchange for such date or, if no such prices are quoted for such date, on the next preceding date on which such prices are so quoted. If there is no regular public trading market for the Common Stock, fair market value will be determined in good faith by the Committee. Options may be made exercisable during any period of time from the date of grant which is specified by the Committee, but in no event shall Options be exercisable later than ten years after the grant date. Incentive stock options may not be granted to Participants who own, directly or indirectly, more than 10% of the total combined voting power of all classes of the Company’s stock. The aggregate fair market value of the Company’s Common Stock (measured as of the date of grant) subject to a particular Participant’s incentive stock options may not exceed $100,000 in the year in which any option first becomes exercisable, computed in accordance with Code Section 422(d).

Options shall be exercised by the delivery of a written notice to the Company setting forth the number of shares to be purchased and accompanied by full payment. The Option price may be paid in cash or its equivalent, by tendering shares of previously-acquired Common Stock equal to the purchase price based on the fair market value of such shares at the time of exercise, by a broker-assisted cashless exercise arrangement, by net exercise, or a combination of the foregoing. As promptly as practicable after receipt of such written notice and payment, the Company shall cause to be delivered to the Participant certificates for the number of shares purchased by the Participant, issued in the Participant’s name.

If service is terminated due to the Participant’s death, all outstanding Options become immediately exercisable and remain exercisable until the expiration date of the Options or within such post-termination period determined by the Committee in the award agreement, whichever period is shorter. If service is terminated due to the Participant’s disability or retirement, all outstanding Options may become immediately exercisable and remain exercisable until the expiration date of the Options or within such post‑termination period determined by the Committee in the award agreement, whichever period is shorter. If service is terminated for any other reason, the Participant’s outstanding Options remain exercisable during such post-termination period determined by the Committee in the award agreement, but not beyond the expiration date of the Options and only to the extent that the Participant was entitled to exercise the Options on his or her termination date. In the case of incentive stock options, the favorable tax treatment prescribed under Code Section 422 may not be available if such options are not exercised within the Code Section 422-prescribed time period after termination of employment for death, disability or retirement.

Stock Appreciation Rights. The Committee may grant stock appreciation rights (“Stock Appreciation Rights” or “Rights”) to Participants either in conjunction with nonqualified stock options or independent of Options. Each Stock Appreciation Right allows the holder to receive a payment in cash or Common Stock from the Company, equal to the excess of the fair market value of a share of the Common Stock at the date of the exercise of the Right over the exercise price of the Right fixed by the Committee at the date of grant, multiplied by the number of shares with respect to which the Stock Appreciation Right is being exercised. No Stock Appreciation Right may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All Stock Appreciation Rights granted to a Participant are exercisable during his or her lifetime only by such Participant. The Committee may impose such conditions on the exercise of a Stock Appreciation Right as may be required to satisfy the requirements of Rule 16b‑3 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Stock

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Proposal No. 4 — Re-Approval of Material Terms Allowing for the Granting of Certain Performance-Based Awards Under Our SPX FLOW Stock Compensation Plan for Purposes of Qualifying our Executive Compensation for Deductibility Under Section 162(m) of the Internal Revenue Code

Appreciation Rights granted in conjunction with a nonqualified stock option may be exercised at any time during the life of the related stock option, with a corresponding reduction in the number of shares available under such option. Option shares with respect to which the Stock Appreciation Right shall have been exercised may not again be subject to an Option under the Plan.

Stock Appreciation Rights granted independently of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes on the Stock Appreciation Rights, including, but not limited to, a corresponding proportional reduction in previously granted Options.

The term of a Stock Appreciation Right may not exceed ten years. Upon exercise of a Stock Appreciation Right, payment will be made by the Company in cash or Common Stock, as specified in the award agreement. At the time of grant, the Committee may establish a maximum amount per share that will be payable upon exercise of a Right. If service is terminated due to death, all outstanding Stock Appreciation Rights become immediately exercisable and remain exercisable until the expiration date of the Rights or within such post-termination period determined by the Committee in the award agreement, whichever period is shorter. If service is terminated due to disability or retirement, all outstanding Stock Appreciation Rights may become immediately exercisable and remain exercisable until the expiration date of the Rights or within such post-termination period determined by the Committee in the award agreement, whichever period is shorter. If service is terminated for any other reason, the Participant’s outstanding Stock Appreciation Rights remain exercisable during such period determined by the Committee following termination of service, but not beyond the expiration date of the Rights and only to the extent that the Participant was entitled to exercise the Rights on his or her termination date.

Shares Subject to the Equity Plan and Individual Award Limits

The total number of shares of Common Stock issuable under the Equity Plan cannot exceed 3,000,000 plus the number of shares awarded in connection with Replacement Awards, subject to adjustment as described below and reduced by one share for every one share subject to an award granted under the Equity Plan. The shares issuable under the Equity Plan may be either authorized but unissued shares or treasury shares. The maximum aggregate number of shares underlying Stock Incentives made to any one Participant (other than a non-employee director) in any fiscal year may not exceed 2,000,000, subject to adjustment as described below. In the case of cash payments made in payment of Performance Units, the maximum cash payment in any fiscal year to any one Participant is the fair market value of 2,000,000 shares, subject to adjustment as described below. In the event that any outstanding Stock Incentives for any reason expire, terminate, are canceled or are reacquired by us, the shares of Common Stock subject to any such Stock Incentives again become available for issuance under the Equity Plan; provided, however, that (i) shares of Common Stock purchased on the open market with the proceeds of Option exercises, (ii) shares of Common Stock tendered to pay the exercise price of Options or withheld for taxes, and (iii) shares subject to Stock Appreciation Rights that are not issued on the stock settlement of the Stock Appreciation Rights, may not again become available for issuance under the Plan. Any shares of Common Stock that again become available for grant will be added back as one share of Common Stock.

The maximum aggregate number of shares that may be granted or that may vest with respect to awards (other than Options) granted in any one fiscal year to a non-employee director may not exceed 10,000, subject to adjustment as described below. The maximum aggregate number of shares that may be granted or that may vest with respect to Option awards granted in any one fiscal year to a non-employee director may not exceed 30,000, subject to adjustment as described below. In the case of awards granted in the form of Performance Units, the Committee may instead provide for a cash payment, in which case the maximum aggregate cash payment for any fiscal year to a non-employee director may not exceed $500,000, subject to adjustment as described below.

In the event of any change in the outstanding shares of Common Stock through the declaration of stock dividends or through a stock split, corporate spin-off, reverse spin-off, split-off or split-up, recapitalization, merger, consolidation or exchange of shares or otherwise, the number and kind of shares subject to each outstanding Stock Incentive and (i) the stated Option price of an Option, (ii) the related grant value of a Stock Appreciation Right, (iii) the type of shares subject to a Restricted Stock grant, and (iv) the performance goals which may be applicable to any outstanding awards, will be equitably adjusted by the Committee. In addition, the Committee may make such other equitable substitutions or adjustments as it determines to be appropriate and equitable to prevent dilution or enlargement of rights. Without limiting the foregoing, adjustments may consist of either (i) making appropriate provision for the protection of outstanding awards by the substitution on an equitable basis of appropriate equity interests or awards similar to the awards, or (ii) providing that awards will be exercised, distributed, cashed out or exchanged for value.

There were 2,123,377 shares available for grant under the Equity Plan as of March 1, 2016.

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Proposal No. 4 — Re-Approval of Material Terms Allowing for the Granting of Certain Performance-Based Awards Under Our SPX FLOW Stock Compensation Plan for Purposes of Qualifying our Executive Compensation for Deductibility Under Section 162(m) of the Internal Revenue Code

Performance Goals

The Committee may grant Restricted Stock, Restricted Stock Units and Performance Units that satisfy the requirements for performance-based compensation under Section 162(m) of the Code. The Committee determines the number of performance-based awards that will be granted and establishes the performance goals and other conditions for payment of such awards. For awards intended to satisfy the requirements of Code Section 162(m), the performance goals established by the Committee for any Participant will be based on one or more of the following performance criteria:

● Cash flow	● Net or gross sales	● Net earnings
● Total earnings	● Economic value added	● Gross or operating margin
● EPS from continuing operations, diluted or basic	● Change in assets	● Safety record
● EBITDA	● Debt reduction	● Working capital
● Net asset turnover	● Delivery performance	● Return on net assets
● Capital expenditures	● Stock price	● Return on capital
● Operating earnings	● Cash flow from operations	● Return on sales
● Debt	● EPS, diluted or basic	● Market share
● Return on equity	● Earnings before interest and taxes	● Cost of capital
● Return on total assets	● Earnings from operations	● Expense reduction levels
● Return on investment	● Inventory turnover	● Productivity
● Total stockholder return

Performance goals may be determined on an absolute basis, relative to internal goals, relative to levels attained in prior years or related to other companies or indices, or as ratios expressing relationships between two or more performance goals. The Committee also determines the performance period over which the designated performance goals must be attained. For awards intended to satisfy the requirements of Code Section 162(m), the performance goals will be established by the Committee no later than 90 days after the beginning of the performance period (or such earlier time required by Code Section 162(m)). Following the end of the performance period, the Committee certifies the level of attainment of the performance goal or goals. The Committee may reduce, including a reduction to zero, but may not increase the amount of an available award. The Committee may provide in any performance-based award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period.

New Plan Benefits

Because amounts payable under the Equity Plan may be based on performance goals that are determined each year at the discretion of the Compensation Committee, and because the Committee has discretionary authority to reduce the amount of any incentive otherwise payable under the Equity Plan, it cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person under the Equity Plan.

Amendment and Termination

The Board of Directors has the right to amend or terminate the Equity Plan at any time, provided, however, that no such action of the Board may be made without the approval of the Company’s stockholders that (i) increases the total number of shares of Common Stock subject to the Plan (except pursuant to equitable adjustments, as discussed under “Shares Subject to the Equity Plan and Individual Award Limits” above); (ii) changes Plan provisions regarding the Option price (except pursuant to equitable adjustments, as discussed under “Shares Subject to the Equity Plan and Individual Award Limits” above) or take any other action that would be a “repricing” of options; or (iii) materially (within the meaning of the New York Stock Exchange) changes the terms of the Plan. Notwithstanding the above, no amendment, modification or termination may be effected that would adversely affect rights or obligations with respect to awards granted prior to such action.

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Proposal No. 4 — Re-Approval of Material Terms Allowing for the Granting of Certain Performance-Based Awards Under Our SPX FLOW Stock Compensation Plan for Purposes of Qualifying our Executive Compensation for Deductibility Under Section 162(m) of the Internal Revenue Code

Minimum Vesting Period

Awards that will be granted under the Equity Plan will have a one‑year minimum vesting requirement, except that 5% of the shares available for issuance under the Equity Plan may be granted under awards without any minimum vesting requirements.

Transferability

Generally, awards are not transferable except by will or under the laws of descent and distribution (although the Committee may allow for the transfer of an Option to immediate family members, a trust for the benefit of such family members, or a partnership in which such family members are the only partners). All rights with respect to such awards are exercisable only by the Participant to whom granted during his or her lifetime.

Tax Matters

The holder of an award granted under the Equity Plan may be affected by certain federal income tax consequences. Special rules may apply to individuals who may be subject to Section 16(b) of the Securities Exchange Act of 1934. The following discussion of tax consequences is based on current federal tax laws and regulations and you should not consider it to be a complete description of the federal income tax consequences that apply to participants in the Equity Plan. Accordingly, information relating to tax consequences is qualified by reference to current tax laws.

Restricted Stock. The Participant does not recognize any taxable income during the period of restriction and we do not receive a deduction. When the restrictions lapse, the Participant recognizes taxable income (treated as compensation) in an amount equal to the fair market value of the shares, and we are entitled to a corresponding deduction.

Within 30 days of receipt of a Restricted Stock grant, a Participant may make a Code Section 83(b) election in accordance with Treasury Regulations and Internal Revenue Service guidance to recognize the fair market value of the award as compensation income at time of grant. A Participant who makes such election and later forfeits the Restricted Stock will not be able to recognize a loss for U.S. Federal income tax purposes. Code Section 83(b) elections are not available for other types of awards granted under the Plan.

Performance Units and Restricted Stock Units. Performance Units and Restricted Stock Units will not result in taxable income to the recipient or a tax deduction for us at the time of grant. Upon payment, the recipient will recognize ordinary income equal to the cash received and the fair market value of any Common Stock received and we will be entitled to a deduction equal to the ordinary income recognized by the recipient.

Incentive Stock Options. The recipient of an incentive stock option will not recognize taxable income upon the grant or exercise of the option, if at all times during the period beginning on the date of grant of the option and ending on the day three months before the date of exercise, the recipient was an employee of us or one of our subsidiaries. The bargain element of incentive stock options, that is, the excess of the fair market value of the stock over the option price at the time the option is exercised will be an adjustment for purposes of the alternative minimum tax. That tax is payable if it exceeds the optionee’s regular tax.

Upon the sale of the shares, the employee will realize long-term capital gain (or loss) if the date of sale is more than two years from the date of grant, and the shares have been held by the employee for more than one year from the date of issuance. The capital gain (or loss) will be the difference between the selling price of the shares and the exercise price of the options.

If the above holding period requirements are not satisfied, the employee will recognize ordinary income at the time of sale (or other disqualifying disposition) equal to the lesser of (i) the gain realized on the sale (or other disqualifying disposition), or (ii) the difference between the option price and the fair market value of the stock on the date of exercise. In the latter case, any additional gain will be long-term or short-term capital gain, depending on whether the stock was held for more than one year. If the above employment requirement described in the first paragraph of this section is not satisfied, ordinary income will be recognized at the time of exercise under the tax rules governing the exercise of nonqualified stock options. The Company will receive an income tax deduction only if and to the extent an employee recognizes ordinary income.

Nonqualified Stock Options. The recipient of a nonqualified stock option will not recognize taxable income upon the grant of the option. The recipient will recognize ordinary income upon exercise of the option in an amount measured by the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the option price. This ordinary income is treated as compensation for tax purposes. We will be entitled to a deduction in the same amount as the ordinary income recognized by the recipient. The basis in the shares required by the recipient on exercise equals the fair market value of the shares at the time of exercise. The capital gain holding period beginning on the exercise date.

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Proposal No. 4 — Re-Approval of Material Terms Allowing for the Granting of Certain Performance-Based Awards Under Our SPX FLOW Stock Compensation Plan for Purposes of Qualifying our Executive Compensation for Deductibility Under Section 162(m) of the Internal Revenue Code

Stock Appreciation Rights. Stock appreciation rights will not result in taxable income to the recipient or a tax deduction for us at the time of grant. The exercise of stock appreciation rights will result in compensation taxable as ordinary income to the recipient in the amount of any cash paid or the fair market value of any shares distributed, and we are is entitled to a corresponding tax deduction.

Excise Taxes. Under certain circumstances, the accelerated vesting of awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code Section 280G. To the extent they are considered excess parachute payments, a Participant in the Plan may be subject to a 20% excise tax and the Company may be unable to receive a tax deduction.

Tax Withholding. The Company, as appropriate, shall have the right to deduct from all payments any federal, state or local taxes required by law to be withheld with respect to such payments. With respect to withholding required upon the exercise of nonqualified stock options, upon the lapse of restrictions on Restricted Stock or the settlement of RSUs or PSUs, Participants may elect, subject to the approval of the Committee, to satisfy the withholding required, in whole or in part, by having the Company withhold shares of Common Stock having a value equal to the amount required to be withheld or tender shares of Common Stock previously acquired. The value of the shares to be withheld is to be based on the closing price of the Common Stock on the New York Stock Exchange on the date that the amount of tax to be withheld is to be determined. All elections shall be irrevocable and be made in writing, signed by the Participant in advance of the day that the transaction becomes taxable.

Other Tax Effects. With respect to the exercise of options, unrealized gain or loss in previously-owned shares of Common Stock will not be recognized by a recipient on payment of the exercise price with previously-owned shares to the extent that the fair market value of the previously-owned shares equals the fair market value of the shares received in exchange on the date of exercise. Assuming proper identification, the recipient’s basis in the shares received in exchange will equal the recipient’s basis in the previously-owned shares and the recipient’s holding period for the shares received in exchange will include the recipient’s holding period for the previously-owned shares (however, the holding period will not carry-over for the one-year incentive stock option holding period requirement). Any additional shares received upon exercise will have a basis equal to the amount included in income upon exercise plus any cash paid, and their holding period will begin on the date of exercise. However, an employee’s transfer of stock, previously acquired on the exercise of any incentive stock option, to acquire other stock in connection with the exercise of an option, will be taxable if the transferred stock has not met the holding period requirement applicable to incentive stock options. The transaction will result in ordinary income treatment with respect to the transferred stock as described above, but will not affect the favorable incentive stock option tax treatment, if any, for the stock received.

The preceding general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Equity Plan. Participants in the Equity Plan are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the Equity Plan.

Clawback Policy

Any awards will be subject to any compensation recovery or clawback policy the Company adopts, including any policy required to comply with applicable law or listing standards, as such policy may be amended from time to time in the Company’s sole discretion. All prior awards made to any Participant will become subject to the terms and conditions of the provisions of the compensation recovery or clawback policy.

Merger or Consolidation

Upon the occurrence of a change of control of our Company, each outstanding award that a Participant holds shall be replaced with an “Alternative Award,” unless an Alternative Award cannot be issued or otherwise determined by the Committee (in which case each outstanding award will become fully vested, exercisable and free of any restrictions immediately prior to the change of control). To qualify as an Alternative Award, the Committee must determine that the existing awards are to be assumed, honored or new rights substituted by the successor entity and further must:

•	be based on shares of common stock that are traded on an established U.S. securities market or another public market;
•

provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

•	have substantially equivalent economic value to such award;

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Proposal No. 4 — Re-Approval of Material Terms Allowing for the Granting of Certain Performance-Based Awards Under Our SPX FLOW Stock Compensation Plan for Purposes of Qualifying our Executive Compensation for Deductibility Under Section 162(m) of the Internal Revenue Code

•

contain terms and conditions which provide that in the event that the Participant is terminated without cause within two years following the change of control, any conditions on the Participant’s rights under, or any restrictions on transfer, vesting or exercisability applicable to, each such award shall lapse; and

•	be on terms and conditions that do not result in adverse tax consequences to the Participant under Code Section 409A.

If a Participant is terminated without cause (as defined in the Equity Plan) within two years after the change of control, any conditions on the Participant’s rights under, or any restrictions on transfer, vesting or exercisability applicable to, each such award or Alternative Award held by such Participant will lapse. All Options and Stock Appreciation Rights held by the Participant immediately before the termination that the Participant held as of the date of the change of control or that constitute Alternative Awards will remain exercisable for the earlier of two years following such termination or until the applicable expiration date.

Each Option, Stock Appreciation Right, or RSU may be canceled in exchange for an amount equal to the product of (a) in the case of Options and Stock Appreciation Rights, the excess, if any, of the product of the per share change of control consideration over the exercise price for such award, and (b) in the case of other such awards, the per share change in control consideration multiplied by the aggregate number of shares of Common Stock covered by such award; provided that the Committee may, in its discretion, instead terminate any outstanding Options or Stock Appreciation Rights if either (i) the Company provides holders of such Options and Stock Appreciation Rights with reasonable advance notice to exercise their outstanding and unexercised Options and Stock Appreciation Rights or (ii) the Committee reasonably determines that the per share change in control consideration is equal to or less than the exercise price for such Options or Stock Appreciation Rights.

If a change of control occurs, Replacement Awards will be handled as described in the Employee Matters Agreement or any transaction agreement related to the spin-off and the applicable award agreement.

New Plan Benefits

We cannot determine the number of shares that will be awarded under the Incentive Plan to the eligible participants because all awards are granted at the discretion of the Committee.

Options Granted

The table below shows the number of options granted to our named executive officers, the executive officers as a group, current directors who are not executive officers, and all plan participants since the Equity Plan’s adoption.

Name	Number of Shares
Christopher J. Kearney	175,151
Jeremy W. Smeltser	40,718
Robert B. Foreman	54,019
David A. Kowalski	40,718
David J. Wilson	15,801
J. Michael Whitted	37,610
All current executive officers as a group	128,839
All current directors who are not executive officers	0 (1)
All plan participants (other than current executive officers)	0 (1)
(1)	Does not reflect Mr. Kearney’s options reflected next to his name, above.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE PROPOSAL TO Re-APPROVE material terms allowing for the granting of certain performance-based awards under our SPX FLOW STOCK COMPENSATION PLAN FOR PURPOSES OF QUALIFYING OUR EXECUTIVE COMPENSATION FOR DEDUCTIBILITY UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE

2016 Proxy Statement 69

Proposal No. 5 — Re-Approval of Material Terms Allowing for the Granting of Certain Performance-Based Awards Under Our SPX FLOW Executive Annual Bonus Plan for Purposes of Qualifying our Executive Compensation for Deductibility Under Section 162(m) of the Internal Revenue Code

We are asking our stockholders to re-approve material terms allowing for the granting of certain performance-based awards under our SPX FLOW Executive Annual Bonus Plan (the “Bonus Plan”). Each of our Board of Directors and our sole stockholder at the time, SPX Corporation, approved the Bonus Plan in connection with our spin-off from SPX Corporation in 2015. The Bonus Plan is designed to optimize the tax deduction for performance-based bonus awards to eligible executives. The executive officers who are selected by the Compensation Committee (the “Committee”) each year to participate in the Bonus Plan receive their annual bonus, if any, under the Bonus Plan instead of under the bonus program applicable to other SPX FLOW employees.

Even though the Bonus Plan is unchanged from the form we approved in 2015, stockholder approval of these Bonus Plan terms is one of the requirements for allowing us to continue to make bonus awards that will be tax-deductible by us as performance-based compensation. If stockholder approval of this proposal is not received, the Bonus Plan will remain in full force and effect, except that future bonus awards may not be made in a manner that qualifies for an exception to Section 162(m).

Generally, Section 162(m) limits a company’s income tax deduction for compensation paid to certain executive officers who are “covered employees” within the meaning of Section 162(m) to $1,000,000 per person per year unless the compensation qualifies as “performance-based compensation.” In general, for certain performance-based bonus awards granted after the Annual Meeting under the Bonus Plan to qualify as “performance-based compensation,” the material terms under the Bonus Plan relating to performance-based compensation must have been approved by our stockholders. For purposes of Section 162(m), the material terms of the performance-based bonus awards include (i) the participants eligible to receive compensation under the Bonus Plan, (ii) a description of the performance criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid under the performance goal. Bonus awards that were granted under the Bonus Plan prior to the Annual Meeting already are designed to qualify as “performance-based compensation,” and do not require approval of our stockholders because SPX Corporation adopted the Bonus Plan prior to the spin-off.

We are asking you to re-approve the material terms under the Bonus Plan relating to performance-based compensation to ensure that we have the discretion to grant certain bonus awards following the Annual Meeting under the Bonus Plan that comply with the performance-based compensation exception to Section 162(m). Approval of the material terms of the Bonus Plan’s performance goals will not require that any or all bonus awards be designed to qualify for the performance-based compensation exception to Section 162(m), and will not raise any other limitation under the Bonus Plan.

The following summary of the Bonus Plan describes the material features of the Bonus Plan; however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Bonus Plan. A copy of the Bonus Plan is filed as an Appendix hereto.

The Board of Directors recommends that you re-approve the material terms allowing for the granting of certain performance-based awards under our Equity Plan.

The Bonus Plan Generally

The purpose of the Bonus Plan is to enhance our ability to attract and retain highly qualified executives and to provide additional financial incentives to those executives to promote our success. The Bonus Plan is also intended to satisfy the requirements for “performance‑based compensation” within the meaning of Section 162(m). If the Bonus Plan is approved by stockholders, we expect that bonuses paid to executives under the Bonus Plan will continue to be fully deductible for federal income tax purposes.

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PROPOSAL NO. 5 — Re-Approval of Material Terms Allowing for the Granting of Certain Performance-Based Awards Under Our SPX FLOW Executive Annual Bonus Plan for Purposes of Qualifying Our Executive Compensation for Deductibility Under Section 162(m) of the Internal Revenue Code

Bonus Plan Administration

The Bonus Plan is administered by the Compensation Committee (the “Committee”). The Committee has the authority to construe and interpret, and make the determinations necessary for administration of, the Bonus Plan.

Eligibility

Each of our executive officers is eligible to participate in the Bonus Plan. The Committee may also designate other executives as eligible to participate in the Bonus Plan for a fiscal year.

Performance Goals

The Committee will establish performance goals for each fiscal year for each participant, based on one or more of the following performance measures:

● Cash flow	● Net or gross sales	● Net earnings
● Total earnings	● Economic value added	● Gross or operating margin
● EPS from continuing operations, diluted or basic	● Change in assets	● Safety record
● EBITDA	● Debt reduction	● Working capital
● Net asset turnover	● Delivery performance	● Return on net assets
● Capital expenditures	● Stock price	● Return on capital
● Operating earnings	● Cash flow from operations	● Return on sales
● Debt	● EPS, diluted or basic	● Market share
● Return on equity	● Earnings before interest and taxes	● Cost of capital
● Return on total assets	● Earnings from operations	● Expense reduction levels
● Return on investment	● Inventory turnover	● Productivity
● Total stockholder return

Performance goals may relate to SPX FLOW, Inc. or to one or more of our operating units or groups, and may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance goals. The Committee may adjust the performance goals to the extent necessary to prevent dilution or enlargement of any award due to extraordinary events or circumstances or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transactions.

Awards

Within 90 days after the beginning of each fiscal year, the Committee will select the executives who shall be eligible for the Bonus Plan for that fiscal year. The Committee will also determine the performance goals to be attained for the fiscal year based

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PROPOSAL NO. 5 — Re-Approval of Material Terms Allowing for the Granting of Certain Performance-Based Awards Under Our SPX FLOW Executive Annual Bonus Plan for Purposes of Qualifying Our Executive Compensation for Deductibility Under Section 162(m) of the Internal Revenue Code

on one or more performance measures and the payment schedule available to each participant based on the level of attainment of the performance goals. Following the end of the fiscal year, the Committee will determine whether and to what extent the performance goals were satisfied and the amount available for each participant, based on the payment schedule for that participant.

The Committee may reduce an award to any participant under the Bonus Plan, including a reduction to zero, based on any factors it determines to be appropriate in its sole discretion. The maximum incentive bonus payable under the Bonus Plan to any participant for any fiscal year is $4,000,000.

Incentive bonuses are generally payable in cash by March 15 of the year following the end of the performance period. However, the Committee may authorize payment in the form of shares under an equity plan previously approved by our stockholders or permit deferral under a nonqualified deferred compensation plan.

Tax Consequences

The holder of an award granted under the Bonus Plan may be affected by certain federal income tax consequences. The following discussion of tax consequences is based on current federal tax laws and regulations and you should not consider it to be a complete description of the federal income tax consequences that apply to participants in the Bonus Plan. Accordingly, information relating to tax consequences is qualified by reference to current tax laws.

Generally, a participant will include the value of a Bonus Plan bonus in his or her taxable income when it is received by the participant. We have adopted the Bonus Plan to enable us to receive a full tax deduction at the time the participant recognizes taxable income. We have the right to withhold from any payment under the Bonus Plan the amount necessary to satisfy any applicable withholding required under the tax laws.

The preceding general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Bonus Plan. Participants in the Bonus Plan are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the Bonus Plan.

New Plan Benefits

Because amounts payable under the Bonus Plan are based on performance goals that are determined each year at the discretion of the Committee, and because the Committee has discretionary authority to reduce the amount of any incentive bonus otherwise payable under the Bonus Plan, it cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person under the Bonus Plan.

Repayment and Forfeiture

The Bonus Plan provides for repayment or forfeiture of amounts paid or payable under the Bonus Plan in specified circumstances involving misconduct that results in an accounting restatement due to material non-compliance with any financial reporting requirement under the securities laws.

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PROPOSAL NO. 5 — Re-Approval of Material Terms Allowing for the Granting of Certain Performance-Based Awards Under Our SPX FLOW Executive Annual Bonus Plan for Purposes of Qualifying Our Executive Compensation for Deductibility Under Section 162(m) of the Internal Revenue Code

Clawback Policy

Any bonus awards under the Bonus Plan will be subject to any compensation recovery or clawback policy the company adopts, including any policy required to comply with applicable law or listing standards, as such policy may be amended from time to time in the company’s sole discretion.

Amendment and Termination

The Board of Directors has the right to amend or terminate the Bonus Plan at any time. However, if any action that the Board of Directors proposes to take will have a material adverse effect on any incentive bonus previously awarded under the Bonus Plan, then the affected participant must consent to the action.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE PROPOSAL TO RE-APPROVE material terms allowing for the granting of certain performance-based awards under our SPX FLOW EXECUTIVE ANNUAL BONUS PLAN FOR PURPOSES OF QUALIFYING OUR EXECUTIVE COMPENSATION FOR DEDUCTIBILITY UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE

2016 Proxy Statement 73

Proposal No. 6 — Ratification of the Appointment of Independent Public Accountants

Deloitte & Touche LLP (“Deloitte & Touche”) has been our independent public accountants since our spin-off in September 2015. The Audit Committee has engaged Deloitte & Touche to perform reviews, in accordance with the Standards of the Public Company Accounting Oversight Board of our financial statements to be filed on Form 10‑Q in 2016. On March 15, 2016, the Audit Committee approved the engagement of Deloitte & Touche to perform the audit of the financial statements and internal control over financial reporting included in SPX FLOW’s Annual Report on Form 10‑K for the fiscal year ending December 31, 2016. Representatives of Deloitte & Touche will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

During fiscal year 2015, we engaged Deloitte & Touche to perform services in the following categories and amounts:

2015
Audit Fees (1)	$6,248,000
Audit-Related Fees (2)	$90,000
Tax Fees (3)	$300,000
All Other Fees	N/A

(1)

Fees for audit services billed or expected to be billed relate to (i) audit of our annual financial statements, (ii) review of our third quarter financial statements, (iii) statutory and regulatory audits and (iv) consents and other services related to SEC matters.

(2)	Fees for audit‑related services include attest or audit services that are not required.
(3)

Fees for tax services principally relate to tax compliance and preparation, including the preparation of original and amended tax returns, claims for refunds, and tax payment planning. We also incurred fees for tax consulting and advisory services and services related to transfer pricing.

Our Audit Committee has adopted a policy that requires all audit and non-audit services performed by Deloitte & Touche be pre‑approved. The Audit Committee annually approves the fees and expenses for audit services performed by Deloitte & Touche, as well as for any regularly recurring non‑audit services of the type covered by our annual engagement of Deloitte & Touche. In addition, our pre‑approval policy requires pre‑approval by the chairman of the Audit Committee of fees and expenses for other non‑audit services that may arise during the year. The policy requires the chairman to report any non‑audit services that he has pre‑approved to the Audit Committee at each regularly scheduled meeting of the Committee. In no event may Deloitte & Touche perform any of the following services for us: (1) bookkeeping or other services related to our accounting records or financial statements; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions or contribution‑in‑kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions or human resources services; (7) broker‑dealer, investment advisor or investment banking services; (8) legal services; or (9) expert services. The Audit Committee regularly considers whether specific projects or expenditures could potentially affect Deloitte & Touche’s independence.

Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of Deloitte & Touche LLP as our independent public accountants. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders’ rejection and reconsider the appointment.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF
THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2016

74 2016 Proxy Statement

Annual Report on Form 10-K

A copy of our Annual Report on Form 10‑K for the year ended December 31, 2015, without exhibits, is enclosed with this Proxy Statement. You may obtain a copy of the exhibits described in the Form 10‑K for a fee upon request. Please contact Ryan Taylor, Vice President, Communications, Market Insights and Financial Planning, SPX FLOW, 13320 Ballantyne Corporate Place, Charlotte, North Carolina 28277.

2016 Proxy Statement 75

Appendix A

SPX FLOW

STOCK COMPENSATION PLAN

SECTION 1. ESTABLISHMENT, PURPOSES AND EFFECTIVE DATE OF PLAN

1.1. Establishment.  SPX FLOW, Inc. (the “Company”),  a Delaware corporation, hereby establishes the SPX FLOW Stock Compensation Plan (the “Plan”) to provide for the award of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Units (“Awards”) to eligible individuals.

1.2. Effective Date.  The Plan was approved by SPX Corporation (“SPX”), as the sole shareholder of the Company, and by the Board, on September 23, 2015.  The Plan shall be effective as of such approval date (the “Effective Date”).

1.3. Distribution.  The Company has entered into a Separation and Distribution Agreement with SPX Corporation (the “Separation Agreement”), which provides for a “Distribution” (as defined in the Separation Agreement), by which SPX will separate into two separate, publicly traded companies, SPX and the Company. Until the Distribution, the Company is a wholly owned subsidiary of SPX.

1.4. Purpose.

(a) Generally.  The purpose of the Plan is to advance the interests of the Company and its Subsidiaries and divisions by (a) encouraging and providing for the acquisition of equity interests in the Company by Participants, thereby increasing the stake in the future growth and prosperity of the Company, and furthering the Participants’ identity of interest with those of the Company’s shareholders, and (b) enabling the Company to compete with other organizations in attracting, retaining, promoting and rewarding the services of Participants.

(b) Replacement Awards.  In addition to the general purposes described in Section 1.4(a), this Plan is established to issue Awards in partial or full substitution for awards relating to common shares of SPX prior to the Distribution, in accordance with the terms of an Employee Matters Agreement (as defined hereafter).

SECTION 2. DEFINITIONS
2.1. Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Award” means, individually or collectively, a grant under this Plan of  Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Units, made to eligible individuals.

(b) “Award Agreement” means an agreement entered into between the Company and a Participant (which may be in electronic format) setting forth the terms and conditions applicable to the Award granted to the Participant.

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SPX FLOW — STOCK COMPENSATION PLAN

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means, except as otherwise defined in any applicable Award Agreement, (i) a Participant’s willful and continued failure to substantially perform his duties with the Company (other than any such failure resulting from Disability), after a demand for substantial performance is delivered to such Participant that specifically identifies the manner in which the Company believes that the Participant has not substantially performed his duties, and after such Participant has failed to resume substantial performance of his duties on a continuous basis within fourteen (14) calendar days after receiving such demand, (ii) a Participant willfully engaging in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise, or (iii) the Participant having been convicted of (or pleaded nolo contendere to) a felony that impairs his ability to substantially perform his duties with the Company.  For the purposes of this Subsection 2.1(d), “Cause” shall include those situations if, within 12 months after a Participant’s employment or association with the Company has ended, facts and circumstances are discovered that would have justified a termination for Cause.

(e) “Change of Control” means, except as otherwise defined in any applicable Award Agreement, the first occurrence of any of the following events after the Effective Date:

(i) Any “Person” (as defined below), excluding for this purpose the Company or any Subsidiary, any employee benefit plan of the Company or of any Subsidiary, and any entity organized, appointed or established for or pursuant to the terms of any such plan that acquires beneficial ownership of Common Stock, is or becomes the “Beneficial Owner” (as defined below) of twenty-five percent (25%) or more of the Common Stock then outstanding; provided, however, that no Change of Control shall be deemed to have occurred as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate beneficial ownership interest of any Person to twenty-five percent (25%) or more of the Common Stock then outstanding, but any subsequent increase in the beneficial ownership interest of such a Person in Common Stock shall be deemed a Change of Control; and provided further that if the Board determines in good faith that a Person who has become the Beneficial Owner of Common Stock representing twenty-five percent (25%) or more of the Common Stock of the Company then outstanding has inadvertently reached that level of ownership interest, and if such Person divests as promptly as practicable a sufficient number of shares of the Company so that the Person no longer has a beneficial ownership interest in twenty-five percent (25%) or more of the Common Stock then outstanding, then no Change of Control shall be deemed to have occurred.  For purposes of this Subsection 2(e), the following terms shall have the meanings set forth below:

(A) “Person” shall mean any individual, firm, limited liability company, corporation or other entity, and shall include any successor (by merger or otherwise) of any such entity.

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SPX FLOW — STOCK COMPENSATION PLAN

(B) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the regulations and guidance promulgated thereunder (the “Exchange Act”).

(C) A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:
(I) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly (determined as provided in Rule 13d-3 under the Exchange Act);

(II) which such Person or any of such Person’s Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (2) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (a) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (b) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(III) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Subsection 2(e)(i)(C)(II)(2) above) or disposing of any securities of the Company.

2016 Proxy Statement A-3

SPX FLOW — STOCK COMPENSATION PLAN

Notwithstanding anything in this definition of “Beneficial Ownership” to the contrary, the phrase “then outstanding,” when used with reference to a Person’s beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

(ii) During any period of two (2) consecutive years after the Distribution, individuals who at the beginning of such two (2)-year period constitute the Board and any new director or directors (except for any director designated by a person who has entered into an agreement with the Company to effect a transaction described in Subsection 2(e)(i), above, or Subsection 2(e)(iii), below) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; or

(iii) The consummation of: (A) a plan of complete liquidation of the Company, (B) an agreement for the sale or disposition of the Company or all or substantially all of the Company’s assets, (C) a plan of merger or consolidation of the Company with any other corporation, or (D) a similar transaction or series of transactions involving the Company (any transaction described in parts (A) through (D) of this Subsection 2(e)(iii) being referred to as a “Business Combination”), in each case unless after such a Business Combination the shareholders of the Company immediately prior to the Business Combination continue to own at least seventy-five percent (75%) of the voting securities of the new (or continued) entity immediately after such Business Combination, in substantially the same proportion as their ownership of the Company immediately prior to such Business Combination.

Notwithstanding any provision in this Agreement to the contrary, a “Change of Control” shall not include any transaction described in Subsection 2(e)(i) or (e)(iii), above, where, in connection with such transaction, a Participant and/or any party acting in concert with the Participant substantially increase the Participant’s, his or its, as the case may be, ownership interest in the Company or a successor to the Company (other than through conversion of prior ownership interests in the Company and/or through equity awards received entirely as compensation for past or future personal Services).

Notwithstanding the foregoing, the Distribution will not constitute a Change of Control for the purposes of this Plan.

(f) “Code” means the Internal Revenue Code of 1986, as amended and the regulations and guidance promulgated thereunder.

(g) “Committee” means the Compensation Committee of the Board, or, if applicable, the delegate of the Compensation Committee of the Board as permitted or required herein; provided, however, that prior to the initial formation of the Compensation

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Committee of the Board, references in this Plan to the Committee will be deemed to be references to the Board.

(h) “Common Stock” means the common stock, par value $0.01 (or any amended par value), of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Subsection 5.3.

(i) “Company” means SPX FLOW, Inc., a Delaware corporation, and any successor thereto.

(j) “Covered Employee” shall mean a Participant who the Committee determines is or may be one of the group of “covered employees” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

(k) “Disability” means, except as otherwise defined in any applicable Award Agreement, in the written opinion of a qualified physician selected by the Company, the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (i) unable to engage in any substantial gainful activity, or (ii) receiving income replacement benefits for a period of not less than three months under the Company’s disability plan.

(l) “Employee Matters Agreement” means the Employee Matters Agreement entered into by and between SPX and the Company setting forth certain rights and obligations of the parties in connection with the Distribution.

(m) “Fair Market Value” means, except as otherwise defined in any applicable Award Agreement, as of any date, the closing price of one share of Common Stock on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Common Stock are traded or quoted at the relevant time) on the date as of which such Fair Market Value is determined.  If there are no Common Stock transactions reported on the New York Stock Exchange (or on such other exchange or system as described above) on such date, Fair Market Value shall mean the closing price for a share of Common Stock on the immediately preceding day on which Common Stock transactions were so reported.  If there is no regular public trading market for the Common Stock, Fair Market Value shall be the fair market value of the Common Stock as determined in good faith by the Committee.

(n) “Key Employee” means an employee of the Company or of a Subsidiary, including an officer or director, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of the Company or a Subsidiary.  Key Employees also may include those employees identified by the Committee to be in situations of extraordinary performance, promotion, retention or recruitment. The awarding of a grant under this Plan to an employee by the Committee shall be deemed a determination by the Committee that such employee is a Key Employee.

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(o) “Mature Common Stock” means Common Stock that has been acquired by the holder thereof on the open market or that has been acquired pursuant to this Plan or another employee benefit arrangement of the Company.

(p) “Non-Employee Director” means any person who is a member of the Board and who is not, as of the date of an Award, an employee of the Company or any of its Subsidiaries.

(q) “Options” or “ Stock Options” means the right granted to a Participant to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an “incentive stock option” within the meaning of Code Section 422, or (ii) a “nonqualified stock option” which is intended not to fall under the provisions of Code Section 422.

(r) “Option Price” means the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with Subsection 7.3.

(s) “Participant” means each Non-Employee Director, any Key Employee or any individual consultant or independent contractor, providing services to the Company or any Subsidiary designated by the Committee to participate in this Plan pursuant to Section 3.  The term “Participant” shall also include an SPX Participant; provided that, pursuant to Section 18.17, an SPX Participant who is not otherwise eligible to be a Participant pursuant to Section 3 may receive only Replacement Awards.

(t) “Performance-Based Exception” shall mean the performance-based exception from the deductibility limitations as set forth in Code Section 162(m).
(u) “Performance Unit” means an award granted to a Participant pursuant to Section 10.
(v) “Period of Restriction” means the period during which the transfer of shares of Restricted Stock or Restricted Stock Units are restricted pursuant to Section 9.

(w) “Replacement Award” means an Award that is issued under this Plan in accordance with the Employee Matters Agreement, in substitution of, or in accordance with, an outstanding award granted under the SPX Plan which is held by a Participant immediately before the Distribution.

(x) “Restricted Stock” means the Common Stock granted to a Participant pursuant to Section 9.

(y) “Restricted Stock Unit” or “RSU” means a notional account established pursuant to an Award granted to a Participant, as described in Section 9, that is (i) valued solely by reference to shares of Common Stock, and (ii) subject to restrictions specified in the Award Agreement.  The restrictions on, and risk of forfeiture of, RSUs generally will expire on a specified date, upon the occurrence of an event or achievement of performance goals, or on an accelerated basis under certain circumstances specified in the Plan or the Award Agreement.

(z) “Retirement” means, except as otherwise defined in any applicable Award Agreement, at the time of the Participant’s termination of Service, the Participant is age 55

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or older, has completed five years of Service with the Company or a Subsidiary (provided that the Subsidiary has been directly or indirectly owned by the Company for at least three years) and voluntarily elects to retire by providing appropriate notice to the Company.

(aa) “Service” means, except as otherwise defined in any applicable Award Agreement, the provision of personal services to the Company or its Subsidiaries in the capacity of (i) an employee, (ii) a Non-Employee Director, or (iii) a consultant or independent contractor.  A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Company or its Subsidiaries, a transfer of the Participant among the Company and its Subsidiaries, or a change in the Company or Subsidiary for which the Participant renders such Service, provided in each case that there is no interruption or termination of the Participant’s Service.  A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the time that the entity for which the Participant performs Service ceases to be a Subsidiary or otherwise part of the Company.  Subject to the foregoing and the requirements of Code Section 409A, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(bb) “SPX” means SPX Corporation, a Delaware corporation.

(cc) “SPX Participant” means a current or former employee, officer or member of the board of directors of SPX or any of its subsidiaries, or any other person, who holds a stock option, restricted stock, restricted stock unit or other award under the SPX Plan as of immediately prior to the Distribution.

(dd) “SPX Plan” means the SPX Corporation 2002 Stock Compensation Plan, as amended, or any similar or predecessor plan sponsored by SPX under which any awards remain outstanding as of the date immediately prior to the Distribution.

(ee) “Stock Appreciation Right” means the right to receive a cash payment or the Fair Market Value in shares of Common Stock (or any combination thereof) from the Company equal to the excess of the Fair Market Value of a share of Common Stock at the date of exercise of the Right over a specified price fixed by the Committee at grant (exercise price), which shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.  In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the specified price shall be the Option Price.

(ff) “Subsidiary” means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.

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2.2. Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3. ELIGIBILITY AND PARTICIPATION

3.1. Subject to Section 18.17, Participants in the Plan to whom Awards shall be granted shall be selected by the Committee from among the Key Employees or any individual consultant or independent contractor providing Services to the Company or any Subsidiary.  Non-Employee Directors may also be Participants in the Plan; provided that, Awards made to Non-Employee Directors under Sections 7, 8, 9, or 10 of the Plan shall be in the amounts and subject to the terms and conditions approved by the Board or the Board’s Nominating and Governance Committee.

SECTION 4. ADMINISTRATION

4.1. Administration.  The Plan shall be administered by the Compensation Committee of the Board.  The administration of the Plan shall include the ability to administer any Award Agreement.  For purposes of any Award by the Committee that is intended to be exempt from the restrictions of Section 16(b) of the Exchange Act, the Committee shall consist only of independent directors who qualify as “non-employee directors,” as defined in Rule 16b-3 under the Exchange Act. For purposes of any Award granted under the Plan by the Committee that is intended to qualify for the Performance-Based Exception, the Committee shall consist only of directors who qualify as “outside directors,” as defined in Code Section 162(m) and the related regulations.

4.2. Authority.  The Committee shall have the authority, subject to the terms of the Plan, to determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all Awards including, but not limited to, the number of shares of Common Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements.  The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.  The Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it deems necessary to determine eligibility to participate in the Plan and for the proper administration of the Plan, and may amend or revoke any rule or regulation so established.  The Committee may make such determinations and interpretations under or in connection with the Plan as it deems necessary or advisable. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants who receive, or are eligible to receive, Awards under the Plan, whether or not such Participants are similarly situated.  All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries and divisions, its stockholders, all Participants, and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.  The terms of any plan or guideline adopted by the Committee and applicable to an Award shall be deemed incorporated in and part of the related Award Agreement.  The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the Participant’s acceptance of, or actions under, an Award Agreement unless

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otherwise expressly specified herein.  The Committee may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan.  In the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern.

4.3. Delegation.  The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine.  In no event shall any such delegation of authority be permitted with respect to Awards to be granted to any member of the Board or to any Key Employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act or who is a “Covered Employee” under Code Section 162(m).  The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan.  In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose.  Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

SECTION 5. STOCK SUBJECT TO PLAN
5.1. Number.

(a) Generally.  The total number of shares of Common Stock available for issuance under the Plan shall not exceed three million (3,000,000) plus the number of shares awarded in connection with Replacement Awards made pursuant to Section 18.17; provided, however, that total number of shares of Common Stock available for issuance under the Plan shall be subject to adjustment upon occurrence of any of the events indicated in Subsection 5.3, and shall be reduced by one (1) share of Common Stock for every one (1) share that is subject to an Award. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of authorized but unissued shares of Common Stock or Common Stock held in or acquired for the treasury of the Company and not reserved for any other purpose.

(b) Participant Limits (Excluding Non-Employee Directors).  The maximum aggregate number of shares of Common Stock (including Options, Restricted Stock, RSUs, Stock Appreciation Rights and Performance Units to be paid out in shares of Common Stock) that may be granted or that may vest with respect to awards granted in any one fiscal year to a Participant (excluding a Non-Employee Director) shall be 2,000,000, subject to adjustment upon the occurrence of any of the events indicated in Subsection 5.3; provided, however, in the case of awards granted in the form of Performance Units, the Committee may instead provide for a cash payment, in which case the maximum aggregate cash payment for any fiscal year shall not exceed the fair market value (determined as of the

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date of vesting or payout, as applicable) of 2,000,000 shares of Common Stock, subject to adjustment under Subsection 5.3.

(c) Non-Employee Director Limits. The maximum aggregate number of shares of Common Stock (including Restricted Stock, RSUs, Stock Appreciation Rights and Performance Units to be paid out in shares of Common Stock, but excluding Options) that may be granted or that may vest with respect to awards granted in any one fiscal year to a Non-Employee Director shall be 10,000, subject to adjustment upon the occurrence of any of the events indicated in Subsection 5.3; provided, however, in the case of awards granted in the form of Options, the maximum aggregate number of shares of Common Stock that may be granted or that may vest with respect to Option awards granted in any one fiscal year to a Non-Employee Director shall be 30,000, subject to adjustment upon the occurrence of any of the events indicated in Subsection 5.3; provided, further, in the case of awards granted in the form of Performance Units, the Committee may instead provide for a cash payment, in which case the maximum aggregate cash payment for any fiscal year shall not exceed $500,000, subject to adjustment under Subsection 5.3.

(d) Replacement Awards. Replacement Awards made pursuant to Section 18.17 shall not count against the individual limits above.

5.2. Unused Stock.  In the event that any shares of Common Stock that are subject to an Option which, for any reason, expires, terminates or is canceled as to such shares, or any shares of Common Stock subject to a Restricted Stock or RSU award made under the Plan are reacquired by the Company pursuant to the Plan, or any Stock Appreciation Right expires unexercised, such shares and rights again shall become available for grant under the Plan.  The shares of Common Stock that become available for new Awards under this Subsection 5.2 shall include shares of Common Stock with respect to Awards that were issued prior to the Effective Date, to the extent that such Awards expire, terminate, are cancelled or are otherwise settled without the issuance of shares of Common Stock on or after the Effective Date.  Any shares of Common Stock that again become available for grant pursuant to this Subsection 5.2 shall be added back as one (1) share of Common Stock.

For purposes of determining the number of shares of Common Stock subject to grant under this Subsection or Subsection 5.1 above, with respect to Options and Stock Appreciation Rights, the following shares of Common Stock shall not be added back to the Plan as shares available for grant under the Plan: (a) shares of Common Stock purchased on the open market with the proceeds of Option exercises, (b) shares of Common Stock tendered to pay the exercise price of Options or withheld for taxes, or (c) shares subject to Stock Appreciation Rights that are not issued on the stock settlement of the Stock Appreciation Rights.

5.3. Adjustment in Capitalization.  In the event of any change in the Common Stock of the Company through stock dividends or stock splits, a corporate spin-off, reverse spin-off, split-off or split-up, or recapitalization, merger, consolidation, exchange of shares, or a similar event, the aggregate number of shares of Common Stock subject to each outstanding Option and any other Award granted under the Plan shall be appropriately adjusted by the Committee.  Such mandatory adjustment may include a change in any or all of (a) the number and kind of shares of Common Stock which thereafter may be awarded or optioned and sold under the Plan (including,

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but not limited to, adjusting any limits on the number and types of Awards that may be made under the Plan), (b) the number and kind of shares of Common Stock subject to outstanding Awards, (c) the Option Price, grant, exercise or conversion price with respect to any Award, (d) the performance goals which may be applicable to any outstanding Awards, and (e) such other equitable substitutions or adjustments may be made, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.  Without limiting the preceding sentence, in the case of any such transaction described above, the adjustments may consist of either (i) making appropriate provision for the protection of outstanding Awards by the substitution on an equitable basis of appropriate equity interests or awards similar to the Awards (or, in the event no such similar equity interests may be identified, a nonqualified deferred compensation account allocation of equivalent value), provided that the substitution neither enlarges nor diminishes the value and rights under the Awards; or (ii) upon written notice to the Participants, providing that Awards will be exercised, distributed, cashed out or exchanged for value pursuant to such terms and conditions (including the waiver of any existing terms or conditions including but not limited to vesting restrictions or exercise waiting periods) as shall be specified in the notice.  The number of shares of Common Stock subject to any Award shall be rounded to the nearest whole number.  Any such adjustment shall be consistent with Code Sections 424, 409A and 162(m) to the extent the Awards subject to adjustment are subject to such Code Sections.

5.4. Awards Subject to Minimum Vesting Period.  Except as otherwise provided under the Plan or any applicable Award Agreement, any Award granted under this Plan after the Effective Date shall not vest sooner than one year after the date of grant, provided that up to 5% of the shares available for issuance under the Plan under this Section 5 as of the Effective Date may be granted under Awards without any minimum vesting requirements. Replacement Awards granted pursuant to Section 18.17 shall not be subject to a minimum vesting period nor taken into account when determining the total shares available for insurance under this Section 5.4.

SECTION 6. DURATION OF PLAN

The Plan shall remain in effect, subject to the Board’s right to earlier terminate the Plan pursuant to Section 15 hereof, until all Common Stock subject to it shall have been purchased or granted pursuant to the provisions hereof.  However, no Award may be granted under the Plan on or after September 23, 2025~~,~~ which is the tenth anniversary of the Plan’s current Effective Date.  Upon termination of the Plan, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with the terms of the Plan and the applicable Award Agreement.

SECTION 7. STOCK OPTIONS

7.1. Grant of Options.  Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee.  Subject to Subsection 5.1 and this Subsection 7.1, the Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee also shall determine whether an Option is an incentive stock option within the meaning of Code Section 422, or a nonqualified stock option.  However, in no event shall the Fair Market Value (determined at the date of grant) of Common Stock for which incentive stock options become exercisable for the first time in any calendar year exceed $100,000, computed in accordance with Code Section

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422(b)(7).  In addition, no incentive stock option shall be granted to (a) a Non-Employee Director, or (b) any person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. Nothing in this Section 7 shall be deemed to prevent the grant of nonqualified stock options in excess of the maximum established by Code Section 422.

7.2. Option Agreement.  Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option Price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other provisions as the Committee shall determine.  The Award Agreement shall specify whether the Option is intended to be an incentive stock option within the meaning of Code Section 422, or a nonqualified stock option which is intended not to fall under the provisions of Code Section 422. To the extent that an Option designated as an incentive stock option does not meet the requirements of Code Section 422, it will be treated as a nonqualified stock option under the Plan.

7.3. Option Price.  The Option Price shall be determined by the Committee. However, no Option granted pursuant to the Plan shall have an Option Price that is less than 100% of the Fair Market Value of one share of Common Stock on the Option grant date.

7.4. Duration of Options.  Each Option shall expire at such time as the Committee shall determine at the date of grant, provided, however, that no Option shall be exercisable later than the tenth anniversary of its grant date.

7.5. Exercise of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.

7.6. Method of Exercise and Payment of Option Price.  Options shall be exercised pursuant to the methods and procedures as shall be established from time to time by the Committee, which may include a broker-assisted cashless exercise arrangement.  The Committee shall determine the acceptable form or forms and timing of payment of the Option Price. Acceptable forms of paying the Option Price upon exercise of any Option shall include, but not be limited to, (a) cash or its equivalent, (b) tendering shares of previously acquired Mature Common Stock having a fair market value at the time of exercise equal to the total Option Price, (c) directing the Company to withhold shares of Common Stock, which may include attesting to the ownership of the equivalent number of shares of previously-acquired Mature Common Stock having a fair market value at the time of exercise equal to the total Option Price or the election by the Participant to reduce the number of shares of Common Stock that are subject to the portion of the Option being exercised having a Fair Market Value equal to the Option Price, (d) other approved property or (e) by a combination of (a), (b), (c) and/or (d).  The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.  As soon as practicable, after Option exercise and payment, the Company shall deliver to the Participant Common Stock certificates or other evidence of Common Stock ownership in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name.

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7.7. Restrictions on Common Stock Transferability.  The Committee shall impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Common Stock are then listed and under any blue sky or state securities laws applicable to such shares of Common Stock.

7.8. Termination of Service Due to Death, Disability or Retirement.    In the event the Service of a Participant is terminated by reason of death, any outstanding Options shall become immediately fully vested and exercisable within such period following the Participant’s death as shall be determined by the Committee in the applicable Award Agreement, but in no event beyond the expiration of the term of the Option, by such person or person as shall have acquired the Participant’s rights under the Option by will or by the laws of descent and distribution.  In the event the Service of a Participant is terminated by reason of Retirement or Disability, the Award Agreement with a Participant may provide that any outstanding Options shall become immediately fully vested and exercisable within such period after such date of termination of Service as shall be determined by the Committee, and set forth in the Award Agreement but in no event beyond the expiration of the term of the Option.

7.9. Termination of Service Other Than for Death, Disability or Retirement.    If the Service of the Participant terminates for any reason other than death, Disability or Retirement, the Participant shall have the right to exercise the Option within such period after the date of his termination as shall be determined by the Committee in the applicable Award Agreement, but in no event beyond the expiration of the term of the Option and only to the extent that the Participant was entitled to exercise the Option at the date of his termination of Service.  Regardless of the reasons for termination of Service, incentive stock options must be exercised within the Code Section 422 prescribed time period in order to receive the favorable tax treatment applicable thereto.

7.10. Nontransferability of Options.  Except as provided in this Subsection 7.10, no Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.  Under such rules and procedures as the Committee may establish, the holder of an Option may transfer such Option to members of the holder’s immediate family (i.e., children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that (i) the agreement, if any, with respect to such Option, expressly so permits or is amended to so permit, (ii) the holder does not receive any consideration for such transfer, and (iii) the holder provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request.  Any Options held by any transferees shall be subject to the same terms and conditions that applied immediately prior to their transfer. The Committee may also amend the agreements applicable to any outstanding Options to permit such transfers.  Any Option not granted pursuant to any agreement expressly permitting its transfer or amended expressly to permit its transfer shall not be transferable. Such transfer rights shall in no event apply to any incentive stock option.

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SECTION 8. STOCK APPRECIATION RIGHTS

8.1. Grant of Stock Appreciation Rights.  Subject to the terms and provisions of this Plan, Stock Appreciation Rights may be granted to Participants either independent of Options or in conjunction with nonqualified stock options at any time and from time to time as shall be determined by the Committee.

8.2. Exercise of Stock Appreciation Rights Granted in Conjunction with a Nonqualified Option.  Stock Appreciation Rights granted in conjunction with a nonqualified stock option may be exercised at such time as provided under the applicable Award Agreement during the term of the related stock option, with a corresponding reduction in the number of shares available under the Option. Option shares with respect to which the Stock Appreciation Right shall have been exercised may not again be subject to an Option under this Plan.

8.3. Exercise of Stock Appreciation Rights Granted Independent of Options.  Stock Appreciation Rights granted independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, may provide for the Stock Appreciation Right in the applicable Award Agreement including, but not limited to, a corresponding proportional reduction in previously granted Options.

8.4. Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment of an amount (subject to Subsection 8.6 below) determined by multiplying:

(a) The difference between the Fair Market Value of a share of Common Stock at the date of exercise over the price fixed by the Committee at the date of grant (which price may not be less than the Fair Market Value of a share of Common Stock on the grant date of such Stock Appreciation Right), by

(b) The number of shares with respect to which the Stock Appreciation Right is exercised.

8.5. Form of Payment.  Payment to the Participant, upon the exercise of a Stock Appreciation Right, will be made in cash or paid in the Fair Market Value in shares of Common Stock (or any combination thereof).

8.6. Limit on Appreciation. The Committee, in its sole discretion, may establish (at the time of grant) a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.
8.7. Term of Stock Appreciation Right. The term of a Stock Appreciation Right granted under the Plan shall not exceed ten years from the date of grant.

8.8. Termination of Service.    In the event that the Service of a Participant is terminated by reason of death, Disability or Retirement, or for any other reason, the exercisability of any outstanding Stock Appreciation Rights granted in conjunction with an Option shall terminate in the same manner as specified for their related Options under Subsections 7.8 and 7.9.  The exercisability of any outstanding Stock Appreciation Rights granted independent of Options also

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shall terminate in the manner provided under Subsections 7.8 and 7.9 or as otherwise provided in the Award Agreement.

8.9. Nontransferability of Stock Appreciation Rights.  No Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Stock Appreciation Rights granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

SECTION 9. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

9.1. Grant of Restricted Stock.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock to such Participants and in such amounts as it shall determine.

9.2. Restricted Stock Agreement.  Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the restriction period or periods, the number of Restricted Stock shares granted, and such other provisions as the Committee shall determine.

9.3. Grant of RSUs.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant RSUs to such Participants and in such amounts as it shall determine.  Each RSU grant shall be evidenced by an Award Agreement that shall specify the restriction period or periods, the number of RSUs granted, and such other provisions as the Committee shall determine.  Subject to Section 9.9, RSUs shall be settled in shares of Common Stock (or, if provided by the Committee, cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such stated number of shares of Common Stock).  As soon as practicable following the lapse of a Period of Restriction for an award of RSUs, the Participant (or beneficiary, in the case of death) shall be issued one share of Common Stock for each RSU no longer subject to a Period of Restriction on such date.

9.4. Transferability.  Except as provided in this Section 9, neither the shares of Restricted Stock nor the RSUs granted hereunder may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and as shall be specified in the Award Agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Award Agreement.  All rights with respect to the Restricted Stock or RSUs granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant.

9.5. Other Restrictions.    The Committee shall impose such other restrictions on any shares of Restricted Stock or RSUs granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

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9.6. Certificate Legend.    In addition to any legends placed on certificates pursuant to Subsection 9.5, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following (or similar) legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the SPX FLOW Stock Compensation Plan, rules and administration adopted pursuant to such Plan, and a Restricted Stock grant dated ____________. A copy of the Plan, such rules and such Restricted Stock grant may be obtained from the Secretary of SPX FLOW, Inc.”

9.7. Removal of Restrictions.    Except as otherwise provided in this Section or under the applicable Award Agreement, shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant following the lapse of the Period of Restriction, and shares of Common Stock covered by each RSU grant made under the Plan shall be distributed to the Participant as soon as administratively feasible following the lapse of the Period of Restriction.  Once the Period of Restriction lapses on the shares of Restricted Stock, the Participant shall be entitled to have the legend required by Subsection 9.6 removed from his Common Stock certificate.

9.8. Voting Rights. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.

9.9. Dividends and Other Distributions.    During the Period of Restriction, and except as otherwise provided under the applicable Award Agreement, Participants holding shares of Restricted Stock granted hereunder may be entitled to receive dividends and other distributions paid with respect to those shares while they are so held. Any such dividends or distributions shall be subject to the same restrictions on vesting and transferability as the shares of Restricted Stock with respect to which they were paid.  The Committee, in its discretion, may award dividend equivalent rights with respect to RSUs.  To the extent so awarded, on each dividend record date for Common Stock, the Participant shall be credited with dividend equivalents in the form of additional RSUs.  The amount of additional RSUs to be credited shall be equal to the amount of cash or the number of shares of stock dividends that would have been payable to the Participant if each outstanding RSU on such dividend record date had been a share of issued and outstanding Common Stock.  If such dividends are payable in cash, the cash amount will be converted to RSUs based on the Fair Market Value of the Common Stock on the date such dividends are paid.  RSUs received under this Section 9.9 shall be settled in cash or shares of Common Stock, in the discretion of the Committee, on the same date as the underlying RSUs to which they relate.

9.10. Termination of Service Due to Retirement.  In the event the Service of a Participant is terminated by reason of Retirement, the Award Agreement with a Participant may provide that the remaining Period of Restriction may lapse with respect to any outstanding shares of Restricted Stock or RSUs as of the date of the Participant’s Retirement and, except as otherwise provided in Subsection 9.5 or under the applicable Award Agreement, the shares of Restricted Stock shall thereby be free of restrictions and fully transferable and the shares attributable to RSUs shall be issued.

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9.11. Termination of Service Due to Death or Disability.    In the event a Participant’s Service is terminated because of death or Disability, the Award Agreement with a Participant may provide that any remaining Period of Restriction may lapse and, except as otherwise provided in Subsection 9.5 or under the applicable Award Agreement, the shares of Restricted Stock shall thereby be free of restrictions and fully transferable and the shares attributable to RSUs shall be issued.

9.12. Termination of Service for Reasons Other Than Death, Disability or Retirement.    In the event that a Participant terminates his or her Service with the Company for any reason other than those set forth in Subsections 9.10 and 9.11 during the Period of Restriction, and except as otherwise provided under the applicable Award Agreement, then any shares of Restricted Stock or RSUs still subject to a Period of Restriction as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that, in the event of an involuntary termination of the Service of a Participant by the Company, the Committee, in its sole discretion, may waive the automatic forfeiture of any or all such shares and may add such new restrictions to such shares of Restricted Stock or RSUs as it deems appropriate.

SECTION 10. PERFORMANCE UNITS

Performance Units may be granted subject to such terms and conditions as the Committee in its discretion shall determine.  Performance Units may be granted either in the form of cash units or in share units, including RSUs, which are equal in value to one share of Common Stock, or a combination thereof.  The Committee shall establish the performance goals to be attained in respect of the Performance Units, the various percentages of Performance Unit value to be distributed upon the attainment, in whole or in part, of the performance goals and such other Performance Unit terms, conditions and restrictions as the Committee shall deem appropriate as set forth in an Award Agreement. As soon as practicable after the termination of the performance period, the Committee shall determine the payment, if any, which is due on the Performance Unit in accordance with the terms thereof. The Committee shall determine, among other things, whether the payment shall be made in the form of cash or shares of Common Stock, or a combination thereof.

SECTION 11. CODE SECTION 162(m) PROVISIONS

11.1. Performance Goals.  The Committee, in its discretion, may determine that an award of Restricted Stock, RSUs, or Performance Units to a Covered Employee will be designed to comply with the Performance-Based Exception under Code Section 162(m).  In such case, the level of vesting of the award will depend on the attainment of any of the following performance criteria, either alone or in any combination, which may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine: (a) cash flow; (b) cash flow from operations; (c) total earnings; (d) earnings per share, diluted or basic; (e) earnings per share from continuing operations, diluted or basic; (f) earnings before interest and taxes; (g) earnings before interest, taxes, depreciation, and amortization; (h) earnings from operations; (i) net asset turnover; (j) inventory turnover; (k) capital expenditures; (l) net earnings; (m) operating earnings; (n) gross or operating margin; (o) debt; (p) working capital; (q) return on equity; (r) return on net assets; (s) return on total assets; (t) return on capital; (u) return on investment; (v) return on sales; (w) net or gross sales; (x) market share; (y) economic value added; (z) cost of

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capital; (aa) change in assets; (bb) expense reduction levels; (cc) debt reduction; (dd) productivity; (ee) delivery performance; (ff) safety record; (gg) stock price; and (hh) total stockholder return.  Performance goals may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance goals.  Performance goals may but need not be determinable in conformance with generally accepted accounting principles.

11.2. Performance Period; Adjustments.  The Committee shall determine the performance period over which the designated performance goals shall be attained and shall, in the case of an Award designed to comply with the Performance-Based Exception under Code Section 162(m), establish the performance goals no later than 90 days after the beginning of such performance period (or such other date as may be required or permitted under Code Section 162(m)).  Following the end of the performance period, the Committee shall certify in writing the level of attainment of the performance goal(s). The Committee may reduce (including a reduction to zero), but may not increase the amount of an available award.  The Committee may provide in any Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example, but without limitation, the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses.  To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

SECTION 12. BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his estate.  In its discretion, the Committee may permit beneficiary designations by a Participant under the SPX Plan to be effective for such purposes under this Plan.

SECTION 13. RIGHTS OF PARTICIPANTS

13.1. Service.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s Service at any time, nor confer upon any Participant any right to continue in the employ or Service of the Company.

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13.2. Participation. No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.
SECTION 14. CHANGE OF CONTROL

14.1. General.  Notwithstanding any other provision of this Plan to the contrary, the provisions of this Section 14 shall apply in the event of a Change of Control, unless otherwise provided in the applicable Award Agreement.  Following a Change of Control, no action shall be taken under the Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to Code Section 409A to fail to comply in any respect with Code Section 409A without the written consent of the Participant.

14.2. Double-Trigger Provisions.  Unless otherwise provided in the Award Agreement, if the Participant is terminated without Cause within two years following the Change of Control, any conditions on the Participant’s rights under, or any restrictions on transfer, vesting or exercisability applicable to, each such Award or Alternative Award (as defined in Section 14.3) held by such Participant shall be waived or shall lapse, as the case may be.  All Options and Stock Appreciation Rights held by the Participant immediately before the termination that the Participant held as of the date of the Change of Control or that constitute Alternative Awards shall remain exercisable for not less than two years following such termination or until the expiration of the stated term of such Option, whichever period is shorter (provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control).

14.3. Alternative Awards.  Upon a Change of Control, and subject to Section 14.4, each outstanding Award shall be replaced with another Award meeting the requirements of Subsection 14.5 (an “Alternative Award”); provided that (a) if an Alternative Award meeting the requirements of Subsection 14.5 cannot be issued, or (b) the Committee so determines at any time prior to the Change of Control, each outstanding Award shall instead become fully vested, exercisable and free of any Period of Restriction immediately prior to the Change of Control.

14.4. Cash Substitution.  Notwithstanding Subsection 14.3, at the discretion of the Committee (as constituted immediately prior to the Change of Control), each such Option, Stock Appreciation Right, or RSU may be canceled in exchange for an amount equal to the product of (a) in the case of Options and Stock Appreciation Rights, the excess, if any, of the product of the Change of Control Price over the exercise price for such Award, and (b) in the case of other such Awards, the Change of Control Price multiplied by the aggregate number of shares of Common Stock covered by such Award; provided, further, that where the Change of Control does not constitute a “change in control event” as defined under Code Section 409A, the shares to be issued, or the amount to be paid, for each Award that constitutes deferred compensation subject to Code Section 409A shall be paid at the time or schedule applicable to such Awards (assuming for these payment purposes (but not the lapsing of the Period of Restriction) that no such Change of Control had occurred).  Notwithstanding the foregoing, the Committee may, in its discretion, instead terminate any outstanding Options or Stock Appreciation Rights if either (i) the Company provides holders of such Options and Stock Appreciation Rights with reasonable advance notice to exercise their outstanding and unexercised Options and Stock Appreciation Rights or (ii) the Committee reasonably determines that the Change of Control Price is equal to or less than the exercise price for such Options or Stock Appreciation Rights.  For the purpose of this Subsection

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14.4, “Change of Control Price” means the price per share on a fully diluted basis offered in conjunction with any transaction resulting in a Change of Control, as determined in good faith by the Committee as constituted before the Change of Control, if any part of the offered price is payable other than in cash.

14.5. Qualification of Alternative Awards.  In order for an Award to meet the conditions of this Subsection 14.5 and qualify as an Alternative Award, the Committee (as constituted immediately prior to the Change of Control) must reasonably determine, in good faith, prior to the Change of Control that such outstanding Awards are to be assumed, honored, or new rights substituted by the successor entity following the Change of Control, and that any such Alternative Award will:

(a) be based on shares of Common Stock that are traded on an established U.S. securities market or another public market determined by the Committee prior to the Change of Control;

(b) provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(c) have substantially equivalent economic value to such Award (determined at the time of the Change of Control);

(d) contain terms and conditions which provide that in the event that the Participant is terminated without Cause within two years following the Change of Control, any conditions on the Participant’s rights under, or any restrictions on transfer, vesting or exercisability applicable to, each such Award held by such Participant shall be waived or shall lapse, as the case may be; and

(e) be on terms and conditions that do not result in adverse tax consequences to the Participant under Code Section 409A.

The determination of whether the conditions of this Subsection 14.5 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

14.6. Replacement Awards.  Notwithstanding the preceding, if a Change of Control occurs, the Replacement Awards shall be handled as described in the Employee Matters Agreement or any transaction agreement related to the Distribution and the applicable Award Agreement.

SECTION 15. AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board may at any time amend, modify or terminate the Plan; provided, however, that no such action of the Board, without approval of the shareholders, may:

(a) increase the total amount of Common Stock which may be issued under the Plan, except as provided in Subsections 5.1 and 5.3;

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(b) change the provisions of the Plan regarding the Option Price, including a reduction of the Option Price of any outstanding Option, cancellation of an Option in exchange for cash (including but not limited to a cash buyout of underwater options) or any other awards under the Plan, exchange or replace an outstanding Option with a new Option with a lower Option Price, or take any other action that would be a “repricing” of Options, except as permitted by Subsection 5.3 or Section 14; or

(c) make any “Material Revisions” (within the meaning of the listing rules of the New York Stock Exchange) to change the terms of the Plan.

No amendment, modification or termination of the Plan shall materially adversely affect the terms of any Awards previously granted under the Plan, without the consent of the Participant.

SECTION 16. TAX WITHHOLDING
16.1. Tax Withholding. The Company, as appropriate, shall have the right to deduct from all payments any Federal, state or local taxes required by law to be withheld with respect to such payments.

16.2. Stock Withholding.  With respect to withholding required upon the exercise of nonqualified stock options, or upon the lapse of restrictions on Restricted Stock, RSUs, or Performance Units payable in shares of Common Stock, Participants may elect, subject to the terms of the applicable Award Agreement, to satisfy the withholding required, in whole or in part, by (a) having the Company withhold shares of Common Stock otherwise issuable, or (b) tendering shares of previously acquired Common Stock, including by attestation to the ownership of Common Stock, in either case having a value equal to the amount of tax to be withheld; provided, however, shares may only be withheld by the Company to the extent necessary to satisfy the minimum withholding liability required by law, and only Mature Common Stock may be tendered (including by attestation) for withholding in excess of the amount the Company is legally required to withhold by applicable law.  The value of the shares to be withheld, tendered or attested is to be determined by such methods or procedures as shall be established from time to time by the Committee.  All elections shall be irrevocable and shall be made in writing, signed by the Participant, and shall satisfy such other requirements as the Committee shall deem appropriate.

SECTION 17. INDEMNIFICATION

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under

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the Company’s Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 18. REQUIREMENTS OF LAW AND OTHER PROVISIONS

18.1. Requirements of Law.  The granting of Awards, and the issuance of shares of Common Stock with respect to an Option or Stock Appreciation Right exercise or Performance Unit award, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.2. Foreign Jurisdictions.   In order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, the Committee may (a) modify the terms and conditions of Awards granted to Participants employed outside the United States, (b) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (c) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder; provided, however, that the Committee may not or make any sub-plan that (i) increases the limitations contained in Section 5.1, (ii) increases the number of shares available under the Plan, as set forth in Section 5.1, (iii) causes the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act or (iv) causes the grant of any performance Award to fail to qualify for an income tax deduction pursuant to Code Section 162(m).  Subject to the foregoing, the Committee may amend, modify, administer or terminate such sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

18.3. Governing Law.  The Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.  The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan will be exclusively in the courts in the State of North Carolina, County of Mecklenburg, including the Federal Courts located therein (should Federal jurisdiction exist).

18.4. Compensation Recovery Policy.    The Awards granted under this Plan shall be subject to any compensation recovery or claw back policy adopted by the Company, including any policy required to comply with applicable law or listing standards, as such policy may be amended from time to time in the sole discretion of the Company.  As consideration for and by accepting any Award under the Plan, the Participant agrees that all prior Awards made by the Company to the Participant shall become subject to the terms and conditions of the provisions of this Subsection 18.4.

18.5. No Limitation on Compensation.  Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

18.6. Deferrals.  The Committee may postpone the exercising of Awards, the issuance or delivery of Common Stock under any Award or any action permitted under the Plan to prevent the Company or any Subsidiary from being denied a Federal income tax deduction with respect

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to any Award other than an incentive stock option or to the extent required or permitted by applicable law.

18.7. 409A Compliance.  To the extent any Award is subject to Code Section 409A, such Award and the Plan are intended to be administered in a manner consistent with the requirements of Code Section 409A.  Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to Code Section 409A.  Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event Code Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.

Solely for purposes of determining the time and form of payments due under any Award that is considered nonqualified deferred compensation under Code Section 409A and that is not otherwise exempt from Code Section 409A, a Participant shall not be deemed to have incurred a termination of employment unless and until he shall incur a “separation from service” within the meaning of Code Section 409A.  Notwithstanding any other provision in this Plan, if as of a Participant’s separation from service, the Participant is a “specified employee” as determined by the Company, then to the extent any amount payable under any Award that is considered nonqualified deferred compensation under Code Section 409A and that is not otherwise exempt from Code Section 409A, for which payment is triggered by the Participant’s separation from service (other than on account of death), and that under the terms of the Award would be payable prior to the six-month anniversary of the Participant’s separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of such separation from service or (b) the date of the Participant’s death.

18.8. Severability; Blue Pencil.  In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.  If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

18.9. No Impact On Benefits.  Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.  No amount payable in respect of any Award pursuant to an Award shall be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws.

18.10. No Constraint on Corporate Action.  Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (b) to limit the right or power of the Company, or any Subsidiary to take any action which such entity deems to be necessary or appropriate.

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18.11. Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

18.12. No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person.  To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

18.13. Code Section 83(b) Elections.  The Company, its Subsidiaries and the Committee have no responsibility for any Participant’s election, attempt to elect or failure to elect to include the value of a Restricted Stock Award or other Award subject to Code Section 83 in the participant’s gross income for the year of payment pursuant to Code Section 83(b).  Any Participant who makes an election pursuant to Code Section 83(b) will promptly provide the Committee with a copy of the election form.

18.14. No Obligation to Exercise Awards; No Right to Notice of Expiration Date.  The grant of an Award of an Option or Stock Appreciation Right will impose no obligation upon the Participant to exercise the Award.  The Company, its Subsidiaries and the Committee have no obligation to inform a Participant of the date on which any Award lapses except in the Award Agreement.

18.15. Right to Offset.  Notwithstanding any provisions of the Plan to the contrary, and to the extent permitted by applicable law (including Code Section 409A), the Company may offset any amounts to be paid to a Participant (or, in the event of the Participant’s death, to his beneficiary or estate) under the Plan against any amounts that such Participant may owe to the Company or its Subsidiaries.

18.16. Furnishing Information.  A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary when eligibility or entitlement to any compensation or benefit based on any matter relating to the Disability of the Participant is at issue.

18.17. Replacement Awards.  The Company is authorized to issue Replacement Awards to Participants, including SPX Participants, in connection with the adjustment and replacement of certain awards previously granted by SPX under the SPX Plan to such Participants (pursuant to the anti-dilution adjustment provisions of the SPX Plan).  The Common Stock subject to a Replacement Award and the other terms and conditions of each Replacement Award, including, without limitation, option exercise price and service crediting rules, as applicable shall be determined by the Committee, all in accordance with the terms of the Employee Matters Agreement.  Subject to the foregoing, all Replacement Awards shall generally be subject to substantially similar terms and conditions as provided in the grantee’s corresponding awards under the SPX Plan.  To the extent the terms of the Plan are inconsistent with the terms of a

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Replacement Award Agreement, the terms of the Replacement Award shall be governed by the Employee Matters Agreement and the applicable Award Agreement.

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Appendix B

SPX FLOW

EXECUTIVE ANNUAL BONUS PLAN

SPX FLOW, Inc., a Delaware corporation (the “Company”), adopts the SPX FLOW Executive Annual Bonus Plan (the “Plan”) for the purpose of enhancing the Company’s ability to attract and retain highly qualified executives and to provide additional financial incentives to such executives to promote the success of the Company and its subsidiaries.  Remuneration payable under the Plan is intended to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and Section 1.162-27 of the Treasury Regulations promulgated thereunder, and the Plan shall be construed consistently with such intention.

1.Definitions.  As used herein, the following terms shall have the respective meanings indicated:

(a) “Board” shall mean the Board of Directors of the Company.
(b) “Code” shall mean the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any subsequent federal internal revenue law.

(c) “Committee” shall mean the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan that is comprised of not less than two directors of the Company, each of whom shall qualify in all respects as an “outside director” within the meaning of Section 162(m) of the Code and Section 1.162-27(e)(3) of the Regulations.

(d) “Company” shall mean SPX FLOW, Inc., a Delaware corporation.

(e) “Eligible Executive” shall mean the Company’s Chief Executive Officer, each other executive officer of the Company, and each other employee that the Committee determines, in its discretion, is or may be a “covered employee” of the Company within the meaning of Section 162(m) of the Code and Section 1.162-27(c)(2) of the Regulations.

(f) “Incentive Bonus” shall mean, for each Participant, an annual bonus to be paid in the amount determined by the Committee pursuant to Section 6 below.
(g) “Maximum Potential Incentive Bonus” shall mean, with respect to any Participant for any Performance Period, $4,000,000.
(h) “Participant” means, with respect to any Performance Period, an Eligible Executive who is eligible to participate in the Plan for such Performance Period in accordance with Section 3.
(i) “Performance Goal(s)” means the level or levels of Performance Measures established by the Committee for a Performance Period.

2016 Proxy Statement B-1

SPX FLOW — EXECUTIVE ANNUAL BONUS PLAN

(j) “Performance Measures” means, with respect to any Performance Period, one or more of the following, which may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; delivery performance; safety record; stock price; and total stockholder return.  Performance goals may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance goals.  The Committee shall provide how any Performance Measure shall be adjusted to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporation transaction; provided, however, that no such adjustment will be made if the effect of such adjustment would cause an award to fail to qualify as performance-based compensation within the meaning of Code Section 162(m).

(k) “Performance Period” shall mean the fiscal year of the Company, except that the initial Performance Period shall be from the Distribution Date (as defined in Section 12), or such other date set by the Committee, to the last day of the calendar year containing the Distribution Date.

(l) “Regulations” shall mean the Treasury Regulations promulgated under the Code, as amended from time to time.

2.Administration of the Plan.  The Plan shall be administered by the Committee, which shall have full power and authority to construe, interpret and administer the Plan and shall have the exclusive right to establish, adjust, pay or decline to pay an Incentive Bonus for each Participant.  Such power and authority shall include the right to exercise discretion to reduce by any amount the Incentive Bonus payable to any Participant; provided, however, that the exercise of such discretion with respect to any Participant shall not have the effect of increasing the Incentive Bonus that is payable to any other Participant.  Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, its subsidiaries, any Participant and any person claiming any benefit or right under the Plan.

B-2 2016 Proxy Statement

SPX FLOW — EXECUTIVE ANNUAL BONUS PLAN

3.Eligibility.  All Eligible Executives shall be Participants in the Plan unless the Committee, in its sole and absolute discretion, designates that an Eligible Executive shall not be eligible for participation in the Plan for a Performance Period.

4.Awards.  Not later than the 90th day of each Performance Period (or such earlier date as required by Code Section 162(m)), the Committee shall designate, in writing, the Performance Goal(s) to be attained for each Participant for such Performance Period based on one or more Performance Measures, and the payout schedule detailing the total amount which may be available for payout to each Participant based upon the relative level of attainment of the Performance Goal(s).

5.Committee Certification.  As soon as reasonably practicable after the end of each Performance Period, but in no event later than March 15 following the end of such Performance Period, the Committee shall certify, in writing, (i) whether and to what extent the Performance Goal(s) for the Performance Period were satisfied, and (ii) the amount available for each Participant’s Incentive Bonus for such Performance Period based upon the payout schedule established under Section 4 for such Participant for the Performance Period.

6.Payment of Incentive Bonuses.  The amount of the Incentive Bonus actually paid to a Participant for a Performance Period shall be such amount as determined by the Committee in its sole discretion, including zero, provided that the actual Incentive Bonus paid shall not exceed the amount determined as payable by the Committee under Section 5 for the Performance Period or the Maximum Potential Incentive Bonus.  Incentive Bonuses shall be paid in cash at such times and on such terms as are determined by the Committee in its sole and absolute discretion, but in no event later than March 15 following the end of the Performance Period to which such Incentive Bonus relates.  To the extent provided by the Committee, in its sole discretion, the annual Incentive Bonus may be paid in the form of shares of Company common stock under a shareholder-approved stock plan of the Company, or may be deferred under a nonqualified deferred compensation program maintained by the Company, subject to the terms and conditions of such plan or program.

7.No Right to Bonus or Continued Employment.  Neither the establishment of the Plan, the provision for or payment of any amounts hereunder, nor any action of the Company, the Board or the Committee with respect to the Plan shall be held or construed to confer upon any person (a) any legal right to receive, or any interest in, an Incentive Bonus or any other benefit under the Plan or (b) any legal right to continue to serve as an officer or employee of the Company or any subsidiary or affiliate of the Company.  The Company expressly reserves any and all rights to discharge any Participant without incurring liability to any person under the Plan or otherwise.  Notwithstanding any other provision hereof and notwithstanding the fact that the stated Performance Goal has been achieved or the individual Incentive Bonus amounts have been determined, the Company shall have no obligation to pay any Incentive Bonus hereunder unless the Committee otherwise expressly provides by written contract or other written commitment.

8.Withholding.  The Company shall have the right to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable federal, state,

2016 Proxy Statement B-3

SPX FLOW — EXECUTIVE ANNUAL BONUS PLAN

local or foreign withholding tax requirements imposed with respect to the payment of any Incentive Bonus.

9.Nontransferability.  Except as expressly provided by the Committee, the rights and benefits under the Plan are personal to the Participant and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer or other disposition.

10.Unfunded Plan.  The Company shall have no obligation to reserve or otherwise fund in advance any amounts that are or may in the future become payable under the Plan.  Any funds that the Company, acting in its sole and absolute discretion, determines to reserve for future payments under the Plan may be commingled with other funds of the Company and need not in any way be segregated from other assets or funds held by the Company.  A Participant’s rights to payment under the Plan shall be limited to those of a general creditor of the Company.

11.Repayment/Forfeiture of Incentive Bonus.  If the Company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, then (a) any Participant whose Incentive Bonus is subject to automatic forfeiture due to such misconduct and restatement under Section 304 of the Sarbanes-Oxley Act of 2002, and (b) any Participant who the Committee determines either knowingly engaged in or failed to prevent the misconduct, or whose actions or inactions with respect to the misconduct and restatement constituted gross negligence, shall be required to reimburse the Company the amount of any payment of any Incentive Bonus earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.  To the extent such Incentive Bonus was deferred under a nonqualified deferred compensation plan maintained by the Company rather than paid to the Participant, the amount of bonus deferred (and any earnings thereon) shall be forfeited.

12.Adoption, Amendment, Suspension and Termination of the Plan.

(a) The Company has entered into a Separation and Distribution Agreement with SPX Corporation (“SPX”) (the “Separation Agreement”), which provides for a “Distribution” (as defined in the Separation Agreement), by which SPX will separate into two separate, publicly traded companies, SPX and the Company.  Until the Distribution, the Company is a wholly owned subsidiary of SPX.  The Plan was approved by SPX, as the sole shareholder of the Company, and by the Board, on September 23, 2015.  The Plan shall be effective as of such approval date.

(b) Subject to the limitations set forth in paragraph (c) below, the Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board may deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code.

(c) No amendment, suspension or termination of the Plan shall, without the consent of the person affected thereby, materially, adversely alter or impair any rights or obligations under any Incentive Bonus previously awarded under the Plan.

B-4 2016 Proxy Statement

SPX FLOW — EXECUTIVE ANNUAL BONUS PLAN

13.Governing Law.  The Plan shall be construed in accordance with and governed by the laws of the State of Delaware.  The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan will be exclusively in the courts in the State of North Carolina, County of Mecklenburg, including the Federal Courts located therein (should Federal jurisdiction exist).

14.Compensation Recovery Policy.    The Incentive Bonuses awarded under this Plan shall be subject to any compensation recovery or claw back policy adopted by the Company, including any policy required to comply with applicable law or listing standards, as such policy may be amended from time to time in the sole discretion of the Company.  As consideration for and by accepting any Incentive Bonus under the Plan, the Participant agrees that all prior Incentive Bonuses made by the Company to the Participant shall become subject to the terms and conditions of this Section 14.

2016 Proxy Statement B-5

NNNNNNNNNNNN . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 11, 2016. Vote by Internet • Go to www.envisionreports.com/FLOW • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 4, 5 and 6, and FOR 1 Year on Proposal 3. + 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Anne K. Altman 02 - Patrick D. Campbell 03 - Marcus G. Michael For Against Abstain 1 Yr2 Yrs3 Yrs Abstain 2. To approve, by non-binding vote, the compensation of SPX FLOW’s named executive officers as disclosed in its proxy statement. 3. To recommend, by non-binding vote, the frequency of non-binding stockholder votes to approve the compensation of SPX FLOW’s named executive officers. 4. To re-approve material terms allowing for the granting of certain performance-based awards under our SPX FLOW Stock Compensation Plan for purposes of qualifying our executive compensation for deductibility under Section 162(m) of the Internal Revenue Code. 6. To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2016. 5. To re-approve material terms allowing for the granting of certain performance-based awards under our SPX FLOW Executive Annual Bonus Plan for purposes of qualifying our executive compensation for deductibility under Section 162(m) of the Internal Revenue Code. 7. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. NNNNNNNC 1234567890 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 7 4 2 7 0 1 02B82C NNNNNNNNN B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. Dear Stockholder: The Annual Meeting of Stockholders of SPX FLOW, Inc. will be held at 8:00 a.m. (Eastern Time) on Friday, May 11, 2016 at the SPX FLOW headquarters, 13320 Ballantyne Corporate Place, Charlotte, North Carolina 28277, for the following purposes: 1. To elect three directors for a three year term. 2. To conduct an advisory vote on the compensation of SPX FLOW’s named executive officers as disclosed in its proxy statement. 3. To conduct an advisory vote on how often stockholders will vote on the compensation of SPX FLOW’s named executive officers as disclosed in its proxy statement. 4. To re-approve material terms allowing for the granting of certain performance-based awards under the SPX FLOW Stock Compensation Plan for purposes of qualifying SPX FLOW executive compensation for deductibility under Section 162(m) of the Internal Revenue Code. 5. To re-approve material terms allowing for the granting of certain performance-based awards under the SPX FLOW Executive Annual Bonus Plan for purposes of qualifying SPX FLOW executive compensation for deductibility under Section 162(m) of the Internal Revenue Code. 6. To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2016. 7. To transact any other business as may properly come before the meeting or any adjournment thereof. Only holders of Common Stock of SPX FLOW, Inc. of record at the close of business on March 18, 2016 will be entitled to vote at the meeting or any adjournment thereof. To be sure that your vote is counted, we urge you to vote by telephone or by Internet. By giving your proxy, you do not affect your right to vote in person if you attend the meeting. Your prompt vote will aid the company in reducing the expense of additional proxy solicitation. For stockholders with common shares held in the company’s KSOP Trust: It is important to remember that your specific voting directions to the Trustee are strictly confidential and may not be divulged by the Trustee to anyone, including the company or any director, officer, employee or agent of the company. The Trustee will vote the shares being held by the Trust and not yet allocated to participants’ accounts in the same manner and proportion as the shares for which the Trustee has received timely voting instructions. Shares in participants’ accounts for which no timely voting instructions are received by the Trustee will be voted in the same manner. BY ORDER OF THE BOARD OF DIRECTORS Stephan A. Tsoris Vice President, Secretary and General Counsel q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Proxy — SPX FLOW, Inc. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 11, 2016 Charlotte, North Carolina This Proxy is Solicited on Behalf of the Board of Directors The undersigned stockholder of SPX FLOW, Inc., a Delaware corporation, hereby appoints Marcus G. Michael and Jeremy W. Smeltser, or either one of them, with full power of substitution, to act as his or her agents and proxies at the Annual Meeting of Stockholders of SPX FLOW, Inc. to be held in Charlotte, North Carolina on May 11, 2016 at 8:00 a.m. (Eastern Time) with authority to vote at said meeting, and adjournments thereof, as indicated below, all shares of stock of the company standing in the name of the undersigned on the books of the company. This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Items 1, 2 and 4 through 6 and FOR 1 Year on Item 3. PLEASE VOTE, DATE, AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. C